================================================================================

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                    among

                          THE PENN TRAFFIC COMPANY,
                              DAIRY DELL, INC.,
                          BIG M SUPERMARKETS, INC.,
                                     and
                      PENNY CURTISS BAKING COMPANY INC.

                                     and

                           THE LENDERS PARTY HERETO

                                     and

                          FLEET CAPITAL CORPORATION,
                           as Administrative Agent

                                     and

                          GMAC BUSINESS CREDIT, LLC,
                            as Documentation Agent

                                     and

                                 AMSOUTH BANK
                                     and
           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                 as Co-Agents


                          dated as of June 29, 1999

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

            REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of June 29, 1999 among THE PENN TRAFFIC COMPANY, a Delaware corporation ("Penn Traffic"), with offices at 1200 State Fair Boulevard, Syracuse, New York 13221, DAIRY DELL, INC., a Pennsylvania corporation ("Dairy Dell"), with offices at 1200 State Fair Boulevard, Syracuse, New York 13221, BIG M SUPERMARKETS, INC., a New York corporation ("Big M"), with offices at 1200 State Fair Boulevard, Syracuse, New York 13221, and PENNY CURTISS BAKING COMPANY INC., a New York corporation ("Penny Curtiss"), with offices at 1810 Le Moyne Avenue, Syracuse, New York 13208 (each individually, a "Borrower" and collectively, the "Borrowers"), FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet Capital"), THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO AS LENDERS, THE OTHER FINANCIAL INSTITUTIONS THAT HEREAFTER BECOME PARTIES HERETO AS LENDERS (individually, a "Lender" and collectively, the "Lenders"), Fleet Capital, with offices at 60 East 42nd Street, New York, New York 10017, as administrative agent for the Lenders (in such capacity together with any successor thereto in such capacity, the "Agent"), GMAC BUSINESS CREDIT, LLC, with offices at 767 Fifth Avenue, New York, N.Y. 10153, as documentation agent (in such capacity, the "Documentation Agent"), AMSOUTH BANK, with offices at 350 Park Avenue, New York, N.Y. 10022, as co-agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, with offices at 40 East 52nd Street, New York, N.Y. 10022, as co- agent (in such capacities, the "Co-Agents").

                              W I T N E S S E T H:

            WHEREAS, each Borrower has filed in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined);

            WHEREAS, the Borrowers, as debtors and debtors in possession, certain lenders (the "DIP Lenders") and Fleet Capital, as agent for such lenders (the "DIP Agent"), entered into a Loan and Security Agreement, dated as of March 2, 1999 (the "DIP Loan Agreement"), and certain related documents (together with the DIP Loan Agreement, collectively, the "DIP Credit Agreements"), pursuant to which the DIP Lenders agreed, subject to the terms and conditions therein contained, to make available to the Borrowers a revolving line of credit for loans and letters of credit (collectively, the "DIP Letters of Credit"), in an aggregate amount not to exceed $300,000,000;

            WHEREAS, in connection with the implementation of the Borrowers' Plan of Reorganization (as hereinafter defined), the Borrowers have requested that the Lenders make available to the Borrowers a revolving line of credit for loans and letters of credit in an aggregate amount not to exceed $205,000,000, and term loans in an aggregate amount not to exceed $115,000,000, which extensions of credit the Borrowers will use (a) (i) to repay in full all outstanding amounts under the DIP Credit Agreements and (ii) to refinance all outstanding DIP Letters of Credit, (b) to pay administrative claims under the Plan of Reorganization, (c) for their working capital and capital expenditure needs, and (d) for other general corporate purposes; and

            WHEREAS, the Lenders have agreed to make available to the Borrowers such credit facility upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

            ARTICLE 1. DEFINITIONS

            1.1 Specific Definitions. In addition to certain terms defined elsewhere in this Agreement, the following terms shall have the meanings specified below:

            "Account" means a Borrower's right to payment for a sale or lease of goods or rendition of services in the ordinary course of such Borrower's business.

            "Account Debtor" means each Person obligated in any way on or in connection with an Account.

            "Additional Senior Notes" means "Securities" (as defined in the Senior Notes Indenture) issued by Penn traffic pursuant to Section 4.01 of the Senior Notes Indenture, representing "payment-in-kind" of interest on the Senior Notes, as the same may be amended, modified and supplemented from time to time in a manner not prohibited hereunder.

            "Adjustment Date" as defined on Annex B in connection with the Pricing Grid.

            "Affiliate" of a specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with, the specified Person, including, without limitation, any Person: (a) which beneficially owns or holds, directly or indirectly, five percent (5%) or more of
(i) any class of voting stock of the specified Person, or (ii) the equity interests (with voting capacity) of a Person whose equity interests are not represented by shares, or (b) who (i) is a director or officer of the specified Person or (ii) has regular management responsibility if the Person does not have directors or officers. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person.

            "Agency and Collateral Monitoring Fee" has the meaning given to such term in Section 3.6.

            "Agent" means Fleet Capital, as administrative agent for the Lenders in the manner and to the extent described in this Agreement, the Security Agreement and any other Loan Document, and any successor agent.

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

            "Aggregate Exposure" means, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Agreement" means this Revolving Credit and Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Margin" means, (a) during the period from and including the Closing Date to the first Adjustment Date, (i) 1.375% per annum with respect to Revolving Loans, Swing Line Loans and amounts of Term Loans A, in each case specified to bear interest at the Prime-Based Rate and 2.0% per annum with respect to amounts of Term Loans B specified to bear interest at the Prime-Based Rate, and (ii) 2.375% per annum with respect to Revolving Loans and amounts of Term Loans A, in each case specified to bear interest at the Eurodollar Rate and
(iii) 3% per annum with respect to amounts of Term Loans B, in each case specified to bear interest at the Eurodollar Rate and (b) on and after the first Adjustment Date, the Applicable Margin determined pursuant to the Pricing Grid.

            "Approved Officer" means, as to any Borrower, (i) the chief executive officer, the chief financial officer, the Vice Chairman - Finance, and the Chairman or Vice-Chairman of the Executive Committee of such Borrower, and
(ii) any other officer of such Borrower designated by an officer specified in clause (i) hereof.

            "Asset Transfer" means any Disposition of any Property (excluding the Capital Stock of Penn Traffic and Vehicles) of a Borrower or a Subsidiary (including, without limitation, any capital stock of any Subsidiary, but excluding sales of inventory in the ordinary course of business and Casualty Events), without regard to the consideration, if any, received therefor, including, without limitation, any Sale and Leaseback Transaction and any disposition effected through a merger or consolidation.

            "Available Revolving Credit Commitment" means as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

            "Availability" means, at the time of determination, the amount by which the Combined Revolving Borrowing Capacity exceeds the Total Revolving Extensions of Credit.

            "Bank" means Fleet Bank, N.A.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

            "Bankruptcy Court" has the meaning specified in the recitals to this Agreement.

            "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrowing Base Certificate" has the meaning given to such term in
Section 2.7 of the Security Agreement.

            "Borrowing Date" means any Business Day or Eurodollar Business Day, as appropriate, specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Revolving Loans, or the Swing Line Lender to make a Swing Line Loan.

            "Business Day" means any day that is not a Saturday, Sunday, or day on which banks in New York, New York or Boston, Massachusetts are required or permitted to close.

            "Business Plan" means the Business Plan Summary dated May 12, 1999, as heretofore delivered to the Agent, setting forth the business plan of Penn Traffic.

            "Capital Expenditures" means all expenditures by a Borrower or a Subsidiary to acquire any fixed asset or improvement, or a replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with Capital Leases; provided, however, that Capital Expenditures shall not include any expenditures in connection with a Capital Lease of real property from which is operated a Borrower's retail store or distribution facility.

            "Capital Lease" means any lease of Property by a Borrower or a Subsidiary that, in accordance with GAAP, should be reflected as a liability on the balance sheet of such Borrower or such Subsidiary.

            "Capital Lease Obligations" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Carryover Cash Capex" means, for any Fiscal Year, the amount of unused Cash Capital Expenditures carried over from the prior Fiscal Year in accordance with Section 8.13 hereof.

            "Cash Capital Expenditures" means any Capital Expenditures of the Borrowers or their Subsidiaries other than a Financed Capital Expenditure, including without limitation, in the case of a Capital Expenditure made in part as a Financed Capital Expenditure and in part with other funds, the part thereof made with other funds.

            "Casualty Event" means the damage, destruction or condemnation, as the case may be, of Property of a Borrower or any Subsidiary.

            "Change of Control" means, with respect to Penn Traffic, an event or series of events by which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d3 and 13d5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the outstanding shares of common stock of Penn Traffic or securities representing 50% or more of the combined voting power of Penn Traffic's Voting Stock, (ii) Penn Traffic consolidates with or merges into another Person or conveys, transfers, sells or leases all or substantially all of its assets to any Person, or any Person consolidates with or merges into Penn Traffic, in either event pursuant to a transaction in which the outstanding Voting Stock of Penn Traffic is changed into or exchanged for cash, securities or other Property, other than any such transaction between Penn Traffic and its Wholly Owned Subsidiaries (which Wholly Owned Subsidiaries are United States corporations), with the effect that any "person" becomes the "beneficial owner," directly or indirectly, of 50% or more of the outstanding shares of common stock of Penn Traffic or securities representing 50% or more of the combined voting power of Penn Traffic's Voting Stock or (iii) during any consecutive two-year period from and after the date hereof, individuals who at the beginning of such period constituted Penn Traffic's Board of Directors (together with any new directors whose election by Penn Traffic's Board of Directors, or whose nomination for election by Penn Traffic's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

            "Chapter 11 Cases" means the cases under Chapter 11 of the Bankruptcy Code commenced on the Filing Date by the Borrowers pending in the Bankruptcy Court.

            "Closing Date" means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Combined Revolving Borrowing Capacity" means, at any time, the sum of the Revolving Borrowing Capacities of all of the Borrowers at such time.

            "Commitment" means, for each Lender, the amount (i) set forth opposite such Lender's name on the signature pages of this Agreement (with respect to Revolving Loans, Swing Line Loans and Term Loans) or (ii) pursuant to a written assignment agreement pursuant to Section 11.13(b) or other agreement, under which a Person becomes a Lender, the amount of Commitment so agreed to by such new Lender, in each case as may be reduced from time to time in accordance with the terms hereof.

            "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414 of the Code.

            "Concentration Account" has the meaning given to such term in
Section 7.8.

            "Confirmation Date" means the date on which the Confirmation Order was entered on the docket of the Bankruptcy Court.

            "Confirmation Order" means an Order of the Bankruptcy Court in form and substance acceptable to the Agent and the Lenders confirming the Plan of Reorganization in the Chapter 11 Cases in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

            "Consolidated Adjusted Net Income" means, with respect to any fiscal period of the Borrowers, the net income after provision for income taxes for such fiscal period for the Borrowers and their consolidated Subsidiaries as determined in accordance with GAAP and reported on the Financial Statements for such period, minus any and all of the following included, or plus any and all of the following deducted, as the case may be, in or from such net income: (a) gain or loss arising from the sale, abandonment or other disposition of any property or asset outside of the ordinary course of business or realized on the disposal of a segment of a business; (b) gain or loss arising from any write-up or write-down in the book value of any asset; (c) earnings or losses of any business entity, substantially all the assets of which have been acquired by a Borrower or any consolidated Subsidiary in any manner, to the extent realized by such other business entity prior to the date of acquisition; (d) earnings of any business entity (other than a Subsidiary) in which a Borrower or any consolidated Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower or Subsidiary in the form of cash distributions; (e) gain or loss arising from the acquisition of debt or equity securities of a Borrower or any consolidated Subsidiary or from cancellation or forgiveness of Debt; (f) Restructuring Charges; and (g) gain or loss arising from items which are (i) extraordinary,
(ii) infrequent in occurrence or (iii) unusual in nature, each of the foregoing as determined in accordance with GAAP, without duplication. Notwithstanding any provision of the foregoing to the contrary, in calculating Consolidated Adjusted Net Income, all gain arising from Sale and Leaseback Transactions shall be subtracted from net income, but no loss arising from Sale and Leaseback Transactions shall be added to net income.

            "Consolidated Cash Interest Expense" means for any period Consolidated Interest Expense for such period less expense for interest not paid in cash during such period.

            "Consolidated EBITDA" means, with respect to any fiscal period of the Borrowers and their consolidated Subsidiaries: (a) Consolidated Adjusted Net Income for such fiscal period; plus (b) the sum of any of the following amounts deducted in determining such Consolidated Adjusted Net Income: (i) depreciation and amortization expense and any other non-cash expenses; (ii) income and franchise tax expenses; (iii) interest expense; and (iv) LIFO Provision; all as deter mined on a consolidated basis in accordance with GAAP; minus or plus (c) income or loss recognized upon the original implementation of any change in GAAP as in effect on the date hereof that is required to be implemented after the date hereof by any Borrower or any of its consolidated Subsidiaries and; plus
(d) any write-downs of assets required by Statement of Financial Accounting Standards No. 121.

            "Consolidated Fixed Charge Coverage Ratio" means for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges" means with respect to any fiscal period of the Borrowers and their consolidated Subsidiaries, the sum of: (a) Consolidated Cash Interest Expense, (b) all scheduled principal amortizations of Funded Debt (including the Term Loans) for such period, (c) Consolidated Cash Capital Expenditures and (d) all income, franchise and similar taxes, to the extent paid in cash, less (i) all Reinvestment Amounts, (ii) all Financing Proceeds, and (iii) at the Borrowers' election, any Excluded Cash Capital Expenditures.

            "Consolidated Funded Debt" means the Funded Debt of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP.

            "Consolidated Funded Debt Ratio" means, as at the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" means, for any period, total interest expense (including that attributable to Capital Lease Obligations but excluding amortization of deferred financing costs) of the Borrowers and their consolidated Subsidiaries for such period with respect to all outstanding Debt of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing).

            "Debt" means, with respect to a Borrower and its Subsidiaries: (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and accrued expenses incurred in the ordinary course of business), all obligations evidenced by bonds, debentures, notes, or similar instruments, and any other obligation which, in accordance with GAAP, would be shown as a liability on such Person's balance sheet; (b) all obligations and liabilities of any Person secured by any Lien on the Property of a Borrower or any Subsidiary, with respect to which obligations and liabilities neither such Borrowers nor any of its Subsidiaries shall have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property that would be shown on a consolidated balance sheet of the Borrowers and their consolidated Subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by a Borrower or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property that would be shown on a consolidated balance sheet of the Borrowers and their consolidated Subsidiaries prepared in accordance with GAAP; (d) all unfunded obligations and liabilities with respect to Plans and Prior Plans, whether or not reflected in the Financial Statements, but only to the extent the aggregate amount of such underfunding in all Plans and Prior Plans exceeds the aggregate amount of overfunding in all other Plans and Prior Plans; (e) all obligations and liabilities under Guaranties, indemnities, and for reimbursement in connection with letters of credit and surety bonds; and (f) all Hedge Obligations.

            "Default Rate" has the meaning specified in Section 3.3.

            "Development Project" means a project or transaction involving the development, construction, acquisition, refurbishment or improvement by a Borrower or a Subsidiary of a retail store, or a warehouse or distribution facility or Vehicles employed in the distribution operations of such Borrower or its Subsidiaries, other than a Redevelopment Project.

            "Development Sale and Leaseback Transaction" means a Sale and Leaseback Transaction with respect to a Development Project, which is consummated within one year from the date of the completion of the Development Project, as notified to the Agent pursuant to Section 7.3(P).

            "DIP Agent" has the meaning specified in the recitals hereto.

            "DIP Credit Agreements" has the meaning specified in the recitals hereto.

            "DIP Credit Obligations" means any and all loans, advances, liabilities, obligations, covenants, duties, and Debts owing by any or all of the Borrowers to the DIP Lenders or the DIP

Agent, arising under or pursuant to the DIP Credit Agreements, whether arising from an extension of credit, DIP Letters of Credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys fees, filing fees and any other sums chargeable to a Borrower under the DIP Credit Agreements, or under any other agreement or instrument with the DIP Lenders related thereto.

            "DIP Lenders" has the meaning specified in the recitals hereto.

            "DIP Letters of Credit" has the meaning specified in the recitals hereto.

            "Disposition" means with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer (including as a result of condemnation proceedings or any similar taking) or other disposition thereof, excluding (i) any renegotiation, cancellation or termination (which does not substantially consist of a sale, including to the lessor) of store leases in the ordinary course of business, including in such cases the retention by the landlord of Equipment related to the premises, (ii) the issuance by Penn Traffic of its Capital Stock and (iii) a Disposition of Vehicles; the terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Distribution" means, in respect of any corporation, partnership, limited liability company or similar business entity: (a) the payment or making of any dividend or other distribution of Property in respect of its Capital Stock or equity interests; or (b) the redemption, repurchase or other acquisition of (i) any of its Capital Stock or equity interests, (ii) any of its securities or debt instruments convertible into such Capital Stock or equity interests, or (iii) any option, warrant, or other right to acquire such Capital Stock, convertible security or debt instrument or equity interests; provided, however, that "Distribution" does not mean a transaction in which, in lieu of the exercise of an option, such entity issues a reduced number of shares of its Capital Stock or equity interests solely in consideration of the cancellation of such option.

            "Dollars" and "$" mean the lawful currency of the United States of America.

            "Effective Date" has the meaning specified in the Plan of Reorganization.

            "Eligible Accounts" of a Borrower means the trade Accounts of such Borrower upon which the Agent has a first priority perfected Security Interest, excluding any Account:

            (a) which is more than 30 days past due;

            (b) with respect to which any of the representations, warranties, covenants, and agreements contained in Article 6, 7 or 8 or in the Security Agreement are not or have ceased to be complete and correct or have been breached;

            (c) with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

            (d) which represents a progress billing or as to which a Borrower has extended the time for payment without the written consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement;

            (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

            (f) representing a refund, credit, allowance, or similar item due to a Borrower for Inventory returned to a vendor;

            (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation, or other instrumentality of any such government; except to the extent that such Account is secured or payable by a letter of credit or banker's acceptance, on terms and from a bank acceptable to the Agent;

            (h) owed by an Account Debtor which is a Borrower or an Affiliate of a Borrower;

            (i) except as provided in subsection (k) below, as to which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Agent's right or ability to obtain direct payment of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

            (j) which is owed by an Account Debtor to which a Borrower is indebted in any way (including, without limitation, in connection with loans to Penn Traffic from its franchisees) or which is subject to any right of setoff by the Account Debtor, unless the Account Debtor has entered into a written agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to such or any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, dispute, or claim;

            (k) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Agent's Security Interest therein, have been complied with to the Agent's satisfaction with respect to such Account;

            (l) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that (i) its Security Interest therein is not or cannot be perfected or (ii) any state or municipal law, regulation, or ordinance substantially comparable to the Federal Assignment of Claims Act of 1940, as amended, and applicable to such Account, has not been complied with to the Agent's satisfaction;

            (m) which arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

            (n) which is evidenced by a promissory note or other instrument or by chattel paper;

            (o) if the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Accounts have not been performed by the applicable Borrower and accepted by the Account Debtor;

            (p) if the Agent believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

            (q) which is owed by an Account Debtor which the Agent, in its reasonable credit judgment, otherwise deems to be uncreditworthy;

            (r) with respect to which the Account Debtor is located in (i) New Jersey, unless the applicable Borrower has qualified to do business in New Jersey or has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then-current year or (ii) any other state that has a business reporting act or similar statute unless the applicable Borrower is in compliance with the requirements of such statute;

            (s) any amount accounted for by a Borrower or a Subsidiary as an account receivable which is in fact entered on such Person's books for the purpose of allocating expenses among divisions or for any similar purpose;

            (t) which represents rent or similar charges payable for, or which otherwise arises from, the rental, lease, or use of real Property;

            (u) which is a claim for payment from Medicaid, Medicare, or another medical reimbursement or medical or health insurance program whether public or private; provided, however, that Accounts for the sale of pharmaceuticals payable by private medical or health insurers shall not be so excluded except to the extent that the outstanding amount of all such accounts to the extent otherwise constituting Eligible Accounts pursuant to the other provisions hereof exceeds $10,000,000;

            (v) which represent sales to educational, welfare, charitable, and non-profit institutions and organizations;

            (w) which is of the type currently reflected on the Borrowers' books and records as "Gift Certificate Receivable";

            (x) if 50% or more of the aggregate dollar amount of Accounts owed to such Borrower at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein;

            (y) if the aggregate dollar amount of all Accounts owed to such Borrower by the Account Debtor thereon exceeds 10% of the aggregate amount of all Accounts owed to such Borrower at such time, but only to the extent of such excess; or

            (z) which arises in connection with a manufacturer's coupon.

            "Eligible Inventory" of a Borrower means Inventory of such Borrower that constitutes readily saleable, first quality goods and wares, upon which the Agent has a first priority perfected security interest and which is stored at locations acceptable to the Agent, except any Inventory which is: (a) packaging and shipping material; (b) supplies; (c) bill-and- hold Inventory; (d) returned or defective Inventory; (e) Inventory delivered to a Borrower on consignment;
(f) raw materials and work-in-process; and (g) Excess Perishables Inventory.

            "Entry Date" means the date the Confirmation Order is entered.

            "Environmental Claim" means a claim, however asserted, by any Public Authority or other Person alleging potential liability on the part of a Borrower or any of its Subsidiaries for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability for damages, punitive damages, cleanup costs, removal costs, remedial costs, response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental placement, spill, leak, discharge, emission or release) of any Hazardous Material at, in or from property, whether or not owned by a Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the business and facilities of a Borrower or a Subsidiary (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. ss. 466 et seq., as amended; the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Federal Water Pollution Control Act, 22 U.S.C. ss. 1251 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.

            "Equipment" means, with respect to a Borrower, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, trailers, aircraft, tools, office equipment, store fixtures, and leasehold improvements, as well as all of such types of property leased by such Borrower and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, all manuals, drawings, instructions, warranties and rights with respect thereto, and all proceeds and general intangibles relating to all of the foregoing, including without limitation any claims against third parties for loss or damage.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Event" means: (a) a reportable event with respect to a Plan (other than a Multiemployer Plan described in Section 4043 of ERISA and the regulations issued thereunder (other than any such event not subject to the provision for 30-day notice to the PBGC under such regulations)); or (b) the occurrence with respect to a Borrower or any Related Company of a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062 of ERISA, or a determination of liability under
Section 4064 or 4069 of ERISA; or

(c) a request by a Borrower or a Related Company for a variance from the minimum funding standards under Section 412 of the Code; or (d) the filing by a Borrower or a Related Company of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; or (e) the institution of proceedings by the PBGC to terminate or have a trustee appointed to administer a Plan; or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (g) the partial or complete withdrawal of a Borrower or any Related Company from a Multiemployer Plan.

            "Eurocurrency Reserve Requirement" means, for the Interest Period for a Eurodollar Revolving Loan, the aggregate of rates (expressed as a decimal) of reserve requirements, if any, current on the date two Eurodollar Business Days prior to the first day of such Interest Period (including, without limitation, basic, supplemental, marginal, and emergency reserves under any regulations of the Federal Reserve Board or other Public Authority having jurisdiction with respect thereto), which are required to be maintained against a category of liabilities which includes Eurodollar deposits, or a category of assets which includes Eurodollar loans, and applicable to the Bank (such as of the type from time to time prescribed by Regulation D of the Federal Reserve Board).

            "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits in the interbank Eurodollar market may be carried on in London, England and New York, New York.

            "Eurodollar Lending Office" means the office or branch of a Lender or one of its Affiliates in New York where the Lender customarily conducts its dealings in United States Dollar deposits in the interbank Eurodollar market.

            "Eurodollar Loans" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate" means, for the Interest Period for a Eurodollar Loan, a rate per annum equal to the sum of: (a) the Applicable Margin; and (b) the rate determined pursuant to the following formula:

                                      LIBOR
                      ------------------------------------
                      1 - Eurocurrency Reserve Requirement

            "Eurodollar Revolving Loan" means a Revolving Loan bearing interest at the Eurodollar Rate.

            "Event" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

            "Event of Default" has the meaning given to such term in Section
9.1.

            "Excess Perishables Inventory" means, at any time, Inventory of a Borrower consisting of the categories of perishables listed on Exhibit W in an amount equal to the amount by which (a) the Value (as hereinafter defined) of all such categories of Inventory of such Borrower at such time exceeds (b) one-hundred fifty percent (150%) of the product of the total Value of all Inventory of such Borrower at such time multiplied by the Determination Date Perishables Percentage (as hereinafter defined). When used in this definition, "Value" means the lower of cost (on a first-in, first-out basis) or market value, and "Determination Date Perishables Percentage" means the quotient, expressed as a decimal percentage, obtained by dividing the Value of the specified categories of perishables of such Borrower listed on Exhibit W on July 2, 1999 by the Value of all Inventory of such Borrower on such date.

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended, including all rules and regulations issued thereunder.

            "Excluded Cash Capital Expenditures" means, for any Fiscal Year, the lesser of (x) $25,000,000 and (y) the sum of (i) Carryover Cash Capex for such period and (ii) the Unutilized Cash Capex Reserve at the end of such period.

            "Exit Commitment Letter" means the Commitment Letter dated May 13, 1999 from Fleet Capital and agreed to and accepted by Penn Traffic and certain Borrowers, and approved by the Bankruptcy Court.

            "Exit Expense Letter" means the letter agreement dated May 13, 1999 of Penn Traffic in favor of Fleet Capital and approved by the Bankruptcy Court.

            "Exit Fee Letter" means the Fee Letter dated May 13, 1999 from Fleet Capital and agreed to and accepted by Penn Traffic, and approved by the Bankruptcy Court.

            "Facility" means (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

            "Fair Market Value" means the price at which a willing buyer under no compulsion to buy would purchase Property from a willing seller under no compulsion to sell in a transaction under customary terms and conditions for the time and location, as determined in good faith by the Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor.

            "Filing Date" means March 1, 1999.

            "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move or reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

            "Financed Capital Expenditures" means any Capital Expenditure or portion thereof simultaneously financed with the proceeds of Debt (other than the Revolving Loans or Swing Line Loans, but including Capital Leases), or Debt incurred at the time of the acquisition of capital assets as part of a Permitted Asset Acquisition (but excluding Sale and Leaseback Transactions).

            "Financial Statements" means, according to the context in which it is used, the audited financial statements of the Borrowers and their consolidated Subsidiaries for the Fiscal Year ended on January 31, 1999, or any financial statements required to be given to the Agent under this Agreement.

            "Financing Proceeds" means, for any Fiscal Year, the Net Cash Proceeds from Sale and Leaseback Transactions or from the incurrence of Debt, in each case otherwise permitted under this Agreement and used to finance any Cash Capital Expenditures previously made, provided that such financing is consummated within 365 days after the later of (x) the date the subject Property or Qualified Real Property was acquired and (y) the date of the completion of the store, warehouse or distribution project for which such Property or Qualified Real Property was acquired; provided, further, that such Net Cash Proceeds shall not include amounts that are (i) applied to the repayment of Debt previously incurred in connection with the financing of the Qualified Real Property or Property which was the subject of the Sale and Leaseback Transaction or the incurrence of Debt, as the case may be or (ii) required to be paid to the Agent under Section 4.4(a)(ii).

            "Fiscal Quarter" means a 13-week or 14-week accounting period of a Fiscal Year.

            "Fiscal Year" means Penn Traffic's fiscal year for financial accounting purposes, which ends on the Saturday closest to January 31 of each year. The current Fiscal Year will end on January 29, 2000. Any reference in this Agreement to "Fiscal Year" immediately followed by a specific year (e.g., Fiscal Year 2000) means the Fiscal Year ending on the Saturday closest to January 31 of such year.

            "Foreign Taxes" has the meaning given to such term in Section 3.10.

            "Franchise Agreements" means, collectively, all now existing or hereafter arising agreements and instruments between any Borrower and any Person which participates in either of the Riverside Markets, Bi-Lo Markets, or Big M franchise programs (or any additional programs put in effect by any Borrower), or an Affiliate of any such Person, including, without limitation, franchise agreements, license agreements, agreements for loans and advances, financing fee agreements, promissory notes, security agreements, guaranties, and agreements for accounting and financial services or for maintenance and repair services, and any and all amendments, supplements, extensions, and renewals thereof, together with all Property at any time serving as security for any obligation owing to any Borrower under or in connection with any such agreement or instrument, and all of the rights and remedies of each Borrower under, and all moneys and claims for money due or to become due to each Borrower under or in connection with, any such agreement or instrument, including, without limitation, all now or hereafter existing rights and claims of a Borrower: (a) under any insurance, indemnities, warranties, or guaranties provided for or arising out of or in connection with any such agreement or instrument; (b) for any damages arising out of any default under or in connection with any such agreement instrument; and (c) to all other amounts from time to time paid or payable under or in connection with any such agreement or instrument.

            "Funded Debt" means, as to any Person, all Debt described in the definition of "Debt" (other than clauses (d), (e) and (f) of such definition) of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Debt whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, such Debt in respect of the Loans.

            "Funding Office" means the office specified from time to time by the Agent as its funding office by notice to the Borrowers and the Lenders.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of
Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 7.2(a) and
(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

            "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement: (a) to purchase the guaranteed obligations or any Property constituting security therefor; or (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition.

            "Guaranty Agreement" means the Guaranty Agreement in the form annexed hereto as Exhibit A to be executed and delivered to the Agent by each Subsidiary Guarantor.

            "Hazardous Material" means any of those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including, without limitation, all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

            "Hedge Obligations" means all indebtedness and obligations of the Borrowers or any of them in connection with interest rate swaps, caps or collar agreements or similar agreements entered into by any of the Borrowers with the Bank or any Lender (or an Affiliate of any Lender) in connection with this Agreement, providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Hedging Agreements" means any and all agreements or documents evidencing any Hedge Obligations.

            "Indemnitee" has the meaning specified in Section 11.8 hereto.

            "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent" means pertaining to a condition of Insolvency.

            "Interest Payment Date" means, as to any Eurodollar Loan (a) having an Interest Period of three months or less, the last day of such Interest Period, (b) having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) the date of any repayment or prepayment made in respect thereof.

            "Interest Period" means, with respect to each Eurodollar Loan:

            (i) initially, the period commencing on the date such Eurodollar Loan is made or another Loan of another type is converted into such Eurodollar Loan, as the case may be, and ending on the numerically corresponding date one, two, three or six months thereafter, as the applicable Borrower may elect; and

            (ii) thereafter for each renewal of such Loan, the period commencing on the last day of the next preceding Interest Period for such Loan and ending one, two, three or six months thereafter, as the applicable Borrower may elect;

provided that: (A) any such Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day (and interest shall accrue and be payable for the period of such extension) unless such next succeeding Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; and (B) any such Interest Period which begins on the last Eurodollar Business Day of any calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month.

            "Inventory" means, with respect to a Borrower, all of such Borrower's now owned and hereafter acquired goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise, and other personal property, and all documents of title or other documents representing the foregoing.

            "IRS" means the Internal Revenue Service or any successor.

            "Issuing Bank" means the Bank or any other bank that issues a Letter of Credit at the Agent's request and with the applicable Borrower's consent, not to be unreasonably withheld.

            "Latest Projections" means: (a) at the date hereof and thereafter until the Agent receives new Projections pursuant to Section 7.2(f), the projections of the financial condition, results of operations and cash flow of the Borrowers and their consolidated Subsidiaries for Fiscal Year 2000, as set forth in the Business Plan; and (b) thereafter, the Projections most recently received by the Agent pursuant to Section 7.2(f).

            "L/C Commitment" means  $70,000,000.

            "L/C Participants" means the collective reference to all the Revolving Credit Lenders other than the Issuing Bank.

            "L/C Payment Date" means the last day of each calendar month and the last day of the Revolving Credit Commitment Period.

            "Lender" means (a) a financial institution or other Person listed as a Lender (either or both a Revolving Credit Lender or a Term Loan Lender) on the signature pages of this Agreement, or which hereafter becomes a party to this Agreement as a Lender, and (b) the Swing Line Lender, and in each case its successors and assigns.

            "Lending Office" means, with respect to a Lender, the office of such Lender in the United States designated as its "Lending Office" opposite its name on the signature pages of this Agreement, or such other office in the United States as such Lender may from time to time specify to the Borrowers and the Agent.

            "Letter of Credit Obligations" means, with respect to a Letter of Credit, the sum of: (a) the Undrawn Amount of such Letter of Credit; and (b) all Reimbursement Obligations related to such Letter of Credit.

            "Letters of Credit" has the meaning specified in Section 2.16(a).

            "LIBOR" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Eurodollar Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), LIBOR for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which the Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, (a) a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, or conditional sale or a lease, consignment or bailment for security purposes, or (b) any reservation, exception, encroachment, easement, right-of-way, condition, restriction or other title exception or encumbrance affecting Property.

            "LIFO Provision" means, with respect to any fiscal period, the positive or negative change in the LIFO Reserve between the beginning and the end of such fiscal period.

            "LIFO Reserve" means, as at any date, the positive or negative difference, if any, between the cost of the inventory of the Borrowers and their consolidated Subsidiaries as at such date, determined in accordance with GAAP on a first-in, first-out basis, and the cost of such inventory as at such date, determined in accordance with GAAP on a last-in, first-out basis.

            "Loan" means any loan made by any Lender pursuant to this Agreement.

            "Loan Documents" means this Agreement, the Revolving Loan Notes, the Term Loan Notes, the Security Documents and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement, including, without limitation, the Exit Fee Letter and the Exit Expense Letter.

            "Loan Parties" means the Borrowers and each of their respective Subsidiaries which is a party to a Loan Document.

            "Majority Facility Lenders" means, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

            "Majority Revolving Credit Lenders" means the Majority Facility Lenders in respect of the Revolving Credit Facility.

            "Material Adverse Effect"means a material adverse effect on (a) the business, assets, liabilities, property, condition (financial or otherwise) or prospects of Penn Traffic and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, the Notes, the Security Agreement, the Mortgages, the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

            "Material Subsidiary" means (i) Sunrise Properties, Inc. and (ii) any other Subsidiary directly or indirectly (through one or more Subsidiaries) having assets with a Fair Market Value of not less than $5,000,000.

            "Mortgaged Properties" means the collective reference to each of the Real Estate Interests subject to the Mortgages.

            "Mortgages" means the collective reference to each of the mortgages, deeds of trust and deeds to secure debt encumbering each of the Mortgaged Properties to be executed and delivered by the respective Loan Parties in favor of, or for the benefit of, the Agent for the benefit of the Secured Parties, substantially in the forms referred to in the Security Agreement (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage, deed to secure debt or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which a Borrower or any Related Company contributes or is required to contribute.

            "Net Amount of Eligible Accounts" means, with respect to a Borrower, the gross amount of Eligible Accounts of such Borrower less the following (without duplication to the extent already deducted under the definition of Eligible Accounts): (a) sales, excise or similar taxes, (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, (c) any finance charges included as a component thereof, and (d) any adjustments or reserves reflected on such Borrower's books and records in recording the amount of Accounts.

            "Net Cash Proceeds" means the cash portion of Net Proceeds, when received.

            "Net Proceeds" means, with respect to an Asset Transfer or Casualty
Event: (a) the gross amount of all cash and the Fair Market Value of all other Property, received directly or indirectly by a Borrower or a Subsidiary, or for its account, in connection with the Asset Transfer or Casualty Event, whether at the time of such Asset Transfer or Casualty Event or thereafter, including, without limitation, upon receipt all payments of principal of or interest on any note or other debt instrument issued as part of the consideration for such Asset Transfer or Casualty Event; minus (b) the sum of: (i) all reasonable commissions, legal fees, and other costs and expenses incurred by such Borrower or Subsidiary in connection with such Asset Transfer or Casualty Event; (ii) payments on account of Debt (other than the Obligations) secured by the Property disposed of in such Asset Transfer or Casualty Event, the payment of which Debt was required in order to consummate such Asset Transfer or necessary as a result of such Casualty Event; (iii) all taxes payable by such Borrower or Subsidiary and attributable to such Asset Transfer or Casualty Event; (iv) the amount of cash and the Fair Market Value of all other Property attributable to the bulk sale of inventory; and (v) appropriate amounts to be set aside by such Borrower or Subsidiary as a reserve, in accordance with GAAP, against liabilities associated with the assets that are the subject of the Asset Transfer or Casualty Event and which liabilities are retained by such Borrower or Subsidiary after the Asset Transfer or Casualty Event (including, without limitation, liabilities arising from indemnifications provided in connection with such Asset Transfer or Casualty Event).

            "Notes" means the collective reference to any promissory note evidencing Loans.

            "Obligations" means any and all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by any or all of the Borrowers to the Agent, the Bank, the Issuing Bank, or any Lender, arising under or pursuant to this Agreement or any other Loan Document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys fees, filing fees and any other sums chargeable to a Borrower hereunder or under another Loan Document (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). "Obligations" includes, without limitation: all debts, liabilities, and obligations now or hereafter owing from any or all of the Borrowers (i) to the Agent, the Issuing Bank, or any Lender under or in connection with the Letters of Credit (including, without limitation, the DIP Letters of Credit), and (ii) in connection with Hedge Obligations.

            "Original Property Value" means in connection with a Redevelopment Project and a Redevelopment Sale and Leaseback Transaction, the value, as determined by the relevant Property Valuation, of the Original Redevelopment Property; provided, that the Property Valuation of Equipment constituting Original Redevelopment Property shall be included only if such value is greater than 20% of the Property Valuation of the entire Redevelopment Project as of the date of the relevant transaction.

            "Original Redevelopment Property" means the Property owned by a Borrower or a Subsidiary on the Closing Date which is employed in a Redevelopment Project.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Outstanding Revolving Obligations" means as to any Borrower the sum of (a) the Revolving Loans and Swing Line Loans to such Borrower and (b) the Letter of Credit Obligations of such Borrower.

            "PACA Reserve" means any reserve which the Agent establishes in its reasonable discretion for potential trust fund liability under the Perishable Agricultural Commodities Act, 1930, 7 U.S.C. ss. 499 et seq., as amended.

            "Participating Lender" means any Person who shall have been granted the right by any Lender to participate in the Revolving Loans made by such Lender and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "Payment Account" means each collection account, blocked bank account or bank account associated with a lock box, established or maintained pursuant to Section 7.8, to which the funds of a Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained on terms acceptable to the Agent, including, without limitation, the Concentration Account.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

            "Permitted Asset Acquisitions" means acquisitions of the assets (excluding Capital Stock) of ongoing retail and wholesale grocery businesses at locations in or adjacent to the geographic market in which the Borrowers and their Subsidiaries operate on the Closing Date.

            "Permitted Claim Settlement" means and includes discounts, credits and allowances made or given to a customer or franchisee in the good faith business judgment of a Borrower in connection with the settlement or adjustment of a claim by or against such franchisee or customer.

            "Permitted Inducement" means inducements extended (a) to new customers or (b) to existing customers in connection with (i) the opening of a new facility or (ii) a substantial addition to or remodeling of an existing facility, in each event in a manner consistent with (x) the past practice of the Borrowers or (y) the current general practice in the Borrowers' industry.

            "Permitted Investments" means (a) direct obligations issued by, or guaranteed by, the United States Government or issued by any agency thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, or carry an equivalent rating by a nationally recognized rating agency; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "Permitted Liens" means: (a) Liens for taxes (i) not yet payable or
(ii) being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements; (b) Liens in favor of the Agent; (c) purchase money Liens upon Equipment granted in connection with the acquisition of such Equipment by a Borrower or any Subsidiary after the date hereof, including, but not limited to, pursuant to Capital Leases and including any renewals or refinancings thereof, provided that (i) the cost of each such acquisition constitutes a Capital Expenditure permitted by Section 8.13, (ii) the Debt incurred to finance each such acquisition is permitted by Section 8.4, and (iii) each such Lien attaches only to the Equipment acquired with the Debt secured thereby; (d) Liens other than on Inventory, or Receivables to secure Debt permitted by, and on the terms and conditions set forth in, clauses (b), (h), (i), (j), (k) (m), and (n) of
Section 8.4; (e) deposits or pledges under workmen's compensation, unemployment insurance, social security and other similar laws (other than ERISA); (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business securing sums which are not overdue or which are being contested in good faith through appropriate proceedings; (g) deposits or pledges to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of business by a Borrower or any Subsidiary;
(h) deposits to secure public or statutory obligations of a Borrower or any Subsidiary; (i) deposits to secure surety, appeal or customs bonds in proceedings to which a Borrower or any Subsidiary is a party; (j) Liens arising out of judgments or awards in respect of which a Borrower or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which such Borrower or any Subsidiary shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that adequate reserves as shall be required by GAAP shall have been made therefor on the applicable Financial Statements; (k) Liens granted or arising in the ordinary course in favor of landlords or owners on fixtures in connection with store leases, and Liens granted in the ordinary course in respect of consignment arrangements to the extent consistent with prior practice of the Borrowers, (l) a Lien under a lease of personal Property entered into in the ordinary course of business, so long as the Lien attaches only to such personal Property; (m) Liens specified on Exhibit B hereto, including any renewals or refinancings thereof, so long as the Liens do not cover any additional Property, but only to the extent such Liens continue to secure Debt permitted by Section 8.4; (n) easements, rights of way, restrictions, covenants and other similar charges or encumbrances on any Real Estate Interest or any other interest in real property of any Borrower or any of its Subsidiaries; (o) Liens arising under licensing agreements entered into by any Borrower or any Subsidiary of a Borrower in the ordinary course of business for the use of Proprietary Rights or other intangible assets, including any settlements, permissions, consents to use and other similar agreements concerning Proprietary Rights; (p) Liens specified in the title reports delivered to the Agent on or before the Closing Date in respect of the Real Estate Interests; (q) a Lien arising from a judgment, attachment or execution so long as an Event of Default has not occurred under
Section 9.1(j); and (r) Liens which do not have priority over the Security Interest except as required by applicable law, and which secure indebtedness not exceeding $5,000,000 in the aggregate at any time.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

            "Plan" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Plan of Reorganization" means the Borrowers' Amended Joint Plan of Reorganization, dated April 2, 1999, under Chapter 11 of the Bankruptcy Code, as the same may be amended, modified or otherwise supplemented from time to time with the express written consent of the Agent, which consent shall not be unreasonably withheld.

            "Pricing Grid" means the pricing grid (and subjoined text) attached hereto as Annex A.

            "Prime-Based Loan" means a Revolving Loan, a Swing Line Loan or the amount of a Term Loan, bearing interest at the Prime-Based Rate or which is made as such by reason of the operation of any other provision of this Agreement.

            "Prime-Based Rate" means the Prime Lending Rate, plus the Applicable Margin.

            "Prime-Based Revolving Loan" means a Revolving Loan bearing interest at the Prime-Based Rate.

            "Prime Lending Rate" means the rate which the Bank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Bank or any Lender to any customer. The Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Prior Plan" means a pension or other employee benefit plan which is subject to ERISA (including, without limitation, a Multiemployer Plan) and (a) which is maintained currently or was maintained within the five (5) calendar years preceding the date of determination by a Person which was, at any time while it maintained such plan, but is no longer, a Related Company of a Borrower, and (b) to which none of the Borrowers or any Related Company currently makes any contributions and to which none of the Borrowers or any Related Company is currently required to contribute.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the UCC and all proceeds and products of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral and all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Projections" has the meaning as defined in Section 7.2(f).

            "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Property Valuation" means either (a) with respect to Real Estate Interests, the valuations set forth in the written report dated January 26, 1999 of Cushman & Wakefield (N.J.) Inc. addressed to Penn Traffic and heretofore delivered to the Agent (and any subsequent modification or supplement thereto, including separate property by property appraisals), setting forth appraisals of certain Real Estate Interests of the Borrowers owned or held as of the Closing Date; or (b) with respect to Equipment constituting Original Redevelopment Property, the Fair Market Value thereof as determined in good faith by the relevant Borrower after consultation with the Agent with respect to the basis of such valuations.

            "Proprietary Rights" means, with respect to a Borrower, all of such Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of registered copyrights, registered trademarks, trade names, patent and trademark applications, and licenses and rights thereunder, including, without limitation, those patents, trademarks and copyrights set forth on Exhibit L hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

            "Pro-Rata Share" means with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

            "Qualified Real Property" means any real property or improvements thereon (a) from which a Borrower operates a retail store or warehouse or distribution facility and (b) which is acquired, refurbished, or constructed by a Borrower after the Closing Date.

            "Real Estate Interests" has the meaning set forth in the Security Agreement.

            "Receivables" has the meaning set forth in the Security Agreement.

            "Redevelopment Project" means a redevelopment, expansion or rebuilding by a Borrower or a Subsidiary of a retail store, or a warehouse or distribution facility or Vehicles employed in the distribution operations of such Borrower or Subsidiary, in each case utilizing Original Redevelopment Property.

            "Redevelopment Sale and Leaseback Transaction" means a Sale and Leaseback Transaction with respect to a Redevelopment Project, including a Sale and Leaseback of Equipment, which is consummated within one year from the completion of the Redevelopment Project.

            "Refunded Swing Line Loans" has the meaning as defined in Section 2.13.

            "Refunding Date" has the meaning as defined in Section 2.13.

            "Regulation U" means Regulation U of the Board as in effect from time to time.

            "Regulatory Replacement" has the meaning given to such term in
Section 4.11.

            "Reimbursement Obligations" means, with respect to a Letter of Credit, the amount of all drawings presented thereunder that have been honored by the Issuing Bank, and all other payments made and expenses incurred by the Issuing Bank in connection with such drawings, which have not yet been reimbursed by the applicable Borrower to the Issuing Bank.

            "Reinvestment Amount" has the meaning specified in Section 4.4(b).

            "Reinvestment Assets" means any capital assets to be employed in the business of a Borrower or any of its Subsidiaries, which, in the case of a Casualty Event, shall include the replacement, refurbishing, or reconstruction of the assets subject to such Casualty Event.

            "Reinvestment Election" has the meaning provided in Section 4.4(b).

            "Reinvestment Notice" means a written notice signed by an Approved Officer of a Borrower stating that (i) no Event or Event of Default has occurred and is continuing and (ii) such Borrower or any of its Subsidiaries in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Transfer or Casualty Event to purchase, construct or otherwise acquire Reinvestment Assets within 12 months of the end of month to which the notice relates.

            "Reinvestment Prepayment Amount" means with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (i) the Notified Reinvestment Amount in respect of such Reinvestment Election exceeds (ii) the aggregate amount thereof expended to acquire Reinvestment Assets.

            "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Agent, on behalf of the Required Prepayment Lenders, shall have delivered a written termination notice to the Borrower with respect to the Reinvestment Election, provided that such notice may only be given while an Event of Default exists, and shall only be effective for so long as such Event of Default continues, (ii) the date occurring one year after such Reinvestment Election and
(iii) the date on which the Borrower (for itself or on behalf of its Subsidiary) shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Reinvestment Amount.

            "Related Company" means any member of: any controlled group of corporations (as defined in Section 414(b) of the Code) of which any Borrower is a part; any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower; or any affiliated service group (within the meaning of Section 414(m) of the Code) with any Borrower.

            "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

            "Required Lenders" means, at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding and
(ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Required Prepayment Lenders" means the Majority Facility Lenders in respect of each Facility which is affected by a prepayment under Section 4.4(a) or 4.4(b).

            "Restricted Investment" means any investment by a Borrower or a Subsidiary in any other Person for cash or other Property, including, without limitation, in the form of an acquisition of capital stock, indebtedness or other obligation, or by loan, advance or capital contribution, except the following: (a) Property acquired in the ordinary course of the business of a Borrower or a Subsidiary to be used in the ordinary course of such business; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of a Borrower or a

Subsidiary; (c) investments existing on the date hereof including in the capital stock of Subsidiaries and Affiliates; (d) Permitted Investments, so long as such are subject to a valid, first priority, exclusive Security Interest in favor of the Agent for the benefit of the Secured Parties; (e) loans by any Borrower to, and investments by any Borrower in, any other Borrower to provide working capital or other funding requirements to such Borrower, provided, however, that the aggregate amount of such loans to and investments in all such other Borrowers made after the date hereof shall not exceed at any time outstanding the sum of $3,000,000 plus the aggregate amount of net cash Distributions of such Subsidiaries to Penn Traffic after the date hereof; (f) loans by any Borrower to, and investments by any Borrower in, any Subsidiary of such Borrower for periods after the Closing Date to provide working capital or other funding requirements consistent with past practices, in an aggregate amount not to exceed at any time outstanding $3,000,000 in the aggregate, for all such Subsidiaries of all Borrowers, plus the aggregate amount of net cash Distributions of such Subsidiaries to such Borrower after the date hereof; (g) investments after the date hereof in any Person, other than a Borrower or a Subsidiary, not to exceed $5,000,000 in the aggregate existing at any time; (h) Permitted Asset Acquisitions; (i) promissory notes of franchisees of the Borrowers and of customers of the wholesale and manufacturing business of the Borrowers, to the extent acquired as a part of or in connection with a Permitted Inducement or Permitted Claim Settlement or otherwise in the ordinary course of business, in each case consistent with past practices of the Borrowers; provided that the maximum aggregate amount of such promissory notes outstanding at any one time shall not exceed $10,000,000; (j) with the prior written consent of the Required Lenders, which shall not be unreasonably withheld, acquisitions which would constitute Permitted Asset Acquisitions but for the fact that they include the acquisition of capital stock, or that at the time they would be made, the aggregate amount of Debt incurred or assumed in connection with Permitted Asset Acquisitions exceeds, or would exceed as a result of such additional acquisition, the amount provided for in clause (n) of Section 8.4 in the then-current Fiscal Year; and (k) loans by Penn Traffic to its employees in an aggregate outstanding amount not to exceed $3,000,000 at any time.

            "Restricted Subsidiary" means each of St. Mary's Foods, Inc., Seneca Falls Foods, Inc., Chili Paul Foods, Inc., 12th & Powell Foods, Inc., Corry Foods, Inc., Jamestown Foods, Inc., Fredonia Foods, Inc., Lakewood Foods, Inc., East 5th Street Foods, Inc., Grandview Foods, Inc., 26th & Legion Foods, Inc., Dunkirk Foods, Inc. and Eastway Foods, Inc., each of which is a Delaware corporation.

            "Restructuring" means (i) the recapitalization and financial restructuring of the Borrowers and their respective Subsidiaries as contemplated by the Chapter 11 Cases, and (ii) Penn Traffic's store rationalization process.

            "Restructuring Charges" means all of the following, to the extent deducted in determining net income, and arising or incurred prior to the end of Fiscal Year 2000: fees, charges, expenses, write-offs and write-downs relating to the Restructuring, including, without limitation, (i) fees and expenses, including attorneys' and accountants' fees, appraisals and other related fees and expenses, incurred in connection with the Restructuring by any Borrower or any other interested person which is payable by any Borrower, including any fees or expenses incurred prior to the Filing Date, (ii) fees paid to The Blackstone Group or any other consultants or investment advisors hired or engaged by or for the benefit of any Borrower or any interested person which is payable by any Borrower and (iii) costs and expenses relating to closed stores, including, without limitation, continuing occupancy costs and other related expenses, any payments made to landlords of closed stores or rejected leases in cancellation of lease obligations, severance payments to employees and other miscellaneous expenses related to closed stores, in each case, including any reserves therefor.

            "Reversions" means, with respect to a Borrower, any funds which may become due to such Borrower in connection with the termination of any Plan or other employee benefit plan.

            "Revolving Borrowing" means an extension of credit hereunder consisting of Revolving Loans made on the same day by the Revolving Credit Lenders (or by Fleet Capital for itself and for the account of the other Revolving Credit Lenders, as the case may be).

            "Revolving Borrowing Capacity" of a Borrower means, with respect to such Borrower:

            (a) the lesser at any point in time of:

                  (i) the Total Revolving Credit Commitment minus the aggregate outstanding principal balance of Revolving Loans and Swing Line Loans made to the other Borrowers and the aggregate outstanding amount of Letter of Credit Obligations of the other Borrowers; or

                  (ii) the sum of:

                        (A) eighty-five percent (85%) of the Net Amount of
                  Eligible Accounts of such Borrower; and

                        (B) sixty-five percent (65%) of the Value of Eligible
                  Inventory of such Borrower;

                  less

            (b) the sum of:

                  (i) all Letter of Credit Obligations of such Borrower; and

                  (ii) the following, as relevant to a Borrower or pro-rated among the Borrowers based upon the Outstanding Revolving Obligations of such Borrower and all Borrowers:

                        (A) reserves for Liens, other than Permitted Liens, that
                  the Agent determines should be discharged in order to protect the Security Interest and preserve the Agent's or the Lenders' rights in the Collateral;

                        (B) reserves for costs and expenses that the Borrowers
                  are required to pay in accordance with Section 11.10; and

                        (C) the PACA Reserve; and

                        (D) all other reserves which the Agent in its reasonable
                  discretion deems necessary or desirable to maintain, in an aggregate amount not to exceed $10,000,000 at any time for all Borrowers.

            "Revolving Commitment Expiration Date" means June 30, 2005.

            "Revolving Commitment Fee" has the meaning given to such term in
Section 3.7.

            "Revolving Commitment Termination Date" means the earliest to occur of (i) the Revolving Commitment Expiration Date, or (ii) acceleration of any Obligations following the occurrence of an Event of Default, or (iii) any other termination of the Revolving Credit Commitments of all Revolving Credit Lenders.

            "Revolving Credit Commitment" means, as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender, if any, to make Revolving Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Annex A hereto, or, as the case may be, in the Assignment and Acceptance pursuant to which such Revolving Credit Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

            "Revolving Credit Commitment Period" means the period from and including the Closing Date to the Revolving Commitment Termination Date.

            "Revolving Credit Lender" means each Lender which has a Revolving Credit Commitment or which is the holder of Revolving Loans.

            "Revolving Credit Percentage" means as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

            "Revolving Extensions of Credit" means as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the Letter of Credit Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

            "Revolving Loan Notes" has the meaning given to such term in Section 2.3.

            "Revolving Loans" has the meaning given to such term in Section 2.2.

            "Sale and Leaseback Transaction" means any transaction or series of transactions in which a Borrower or any Subsidiary leases Property from any Person, which Property has been or is to be sold or otherwise transferred by a Borrower or any Subsidiary to such Person, whether such Property is now owned by a Borrower or any Subsidiary or hereafter is acquired by it.

            "Secured Parties" means the Lenders, the Agent and all other obligees with respect to the Obligations.

            "Security Agreement" means the Security and Collateral Agreement to be executed and delivered by the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit V, as the same may be amended, supplemented or otherwise modified from time to time.

            "Security Documents" means the collective reference to the Security Agreement, the Mortgages and all other security documents hereafter delivered to the Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Security Interest" means collectively the Liens in the Collateral granted to the Agent or the Agent for the benefit of the Secured Parties pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument, or by applicable law, in each case in respect of the Obligations.

            "Senior Notes" means the $100,000,000, 11% Senior Notes of Penn Traffic due 2009, as the same may be amended, modified, and in effect from time to time in a manner not prohibited hereunder.

            "Senior Notes Indenture" means the Indenture dated as of the Effective Date, evidencing the Senior Notes and any Additional Senior Notes, as the same may be amended, modified, and in effect from time to time in a manner not prohibited hereunder.

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent" means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower.

            "Subsidiary Guarantor" means each Material Subsidiary of a Borrower.

            "Suspension Period" has the meaning given to such term in Section 4.11.

            "Swing Line Availability" means the excess, if any, of the Swing Line Commitment over the outstanding principal balance of the Swingline Loans.

            "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.12 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

            "Swing Line Lender" means Fleet Capital Corporation, in its capacity as the lender of Swing Line Loans.

            "Swing Line Loans" has the meaning given to such term in Section
2.12.

            "Swing Line Participation Amount" has the meaning given to such term in Section 2.13(c).

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

            "Term Loan A" has the meaning set forth in Section 2.5.

            "Term Loan A Commitment" means as to any Term Loan A Lender, the obligation of such Lender to make a Term Loan A to Penn Traffic hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof.

            "Term Loan A Lender" means each Lender designated as a Term Loan A Lender on the signature pages hereof, or is the holder of a Term Loan A.

            "Term Loan B" has the meaning set forth in Section 2.6.

            "Term Loan B Commitment" means as to any Term Loan B Lender, the obligation of such Lender to make a Term Loan B to Penn Traffic hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name on Annex A hereto.

            "Term Loan B Lender" means each Lender designated as a Term Loan B Lender on the signature pages hereof, or is the holder of a Term Loan B.

            "Term Loan Lender" means a Lender which is a Term Loan A Lender and/or a Term Loan B Lender.

            "Term Loan Notes" has the meaning given to such term in Section 2.7.

            "Term Loan A Percentage" means as to any Term Loan A Lender at any time, the percentage which such Lenders Term Loan A Commitment then constitutes of the aggregate Term Loan A Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lenders Term Loans A then outstanding constitutes of the aggregate principal amount of the Term Loans A then outstanding).

            "Term Loan Percentage" means, as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

            "Term Loan B Percentage" means as to any Term Loan B Lender at any time, the percentage which such Lenders Term Loan B Commitment then constitutes of the aggregate Term Loan B Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lenders Term Loans B then outstanding constitutes of the aggregate principal amount of the Term Loans B then outstanding).

            "Term Loans" means Term Loans A as defined in Section 2.5 and Term Loans B as defined in Section 2.6.

            "Termination Date" means the later of (a) the Revolving Commitment Expiration Date, or (b) the earlier of: (x) June 30, 2006, or (y) the date as of which all Term Loans and all Obligations in respect thereof have been paid in full.

            "Total Revolving Credit Commitments" means, at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

            "Total Revolving Extensions of Credit" means, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

            "Type" means, as to any Loan, its nature as a Prime-Based Loan or a Eurodollar Loan.

            "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required to be applied by Sections 1-105 and 9-103 thereof.

            "Undrawn Amount" means, with respect to a Letter of Credit at a particular time, the maximum amount available to be drawn under such Letter of Credit at such time under all circumstances and contingencies.

            "Unutilized Cash Capex Reserve" means for any Fiscal Year an amount designated by an Approved Officer of Penn Traffic for inclusion in determining Excluded Cash Capital Expenditures for such Fiscal Year; provided, however, that the total amount of Unutilized Cash Capex Reserve shall not exceed $15,000,000 for any Fiscal Year and $25,000,000 in the aggregate for all Fiscal Years commencing with Fiscal Year 2001.

            "Value of Eligible Inventory" means the aggregate value of the Eligible Inventory computed at the lower of cost (on a first-in, first-out basis) or current market value, less (a) reserves to reflect variances between current cost and book value, (b) reserves to reflect variances between Inventory carried on a Borrower's books and records and Inventory actually on hand, (c) reserves for rebates and discounts, (d) amounts included in cost on a Borrower's books and records to allocate shipping, handling, or other costs and expenses among the Borrowers, their Subsidiaries, and their divisions and retail stores, and (e) any other adjustments or reserves (other than the LIFO Reserve) reflected on a Borrower's books and records in recording the value of Inventory; and determined without giving effect to any write-up in inventory value attributable to any event occurring prior to, on, or after the date hereof, whether or not required or permitted by GAAP (including, without limitation, pursuant to Accounting Principles Board Opinion No. 16).

            "Vehicles" has the meaning set forth in the Security Agreement.

            "Voting Stock" means any class of capital stock of any Person then outstanding which is normally entitled to vote in elections of directors.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to a Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa and each masculine, feminine, or neuter pronoun shall also include the other genders.

            ARTICLE 2. LOANS AND LETTERS OF CREDIT

            2.1 Total Facility. Subject to the terms and conditions of this Agreement, the Lenders and the Swing Line Lender shall make available to the Borrowers a total credit facility of up to $320,000,000 to be comprised of Total Revolving Extensions of Credit not to exceed $205,000,000, and Term Loans not to exceed $115,000,000 in aggregate principal amount, in each case as provided in this Article 2.

            2.2 Revolving Loans. (a) Each Revolving Credit Lender severally (and not jointly) agrees, upon the terms and conditions of this Agreement, to make Revolving Extensions of Credit, including revolving loans ("Revolving Loans") to the Borrowers from time to time during the period from the date hereof through and including the Revolving Commitment Termination Date in the amount of its Revolving Credit Percentage of each requested Revolving Borrowing, in an aggregate amount not to exceed at any one time such Lender's Revolving Credit Commitment. The Revolving Credit Commitments are subject to early termination under Sections 9.2, 10.2 and 10.3. Each Borrower may borrow up to its Revolving Borrowing Capacity net of the outstanding Revolving Loans and Swing Line Loans to such Borrower. Each Borrower may repay, and reborrow Revolving Loans on any Business Day as hereinafter provided. Each Borrowing of Prime-Based Rate Revolving Loans shall be in the principal amount of not less than $500,000 (or the unused balance of such Borrower's Revolving Borrowing Capacity, if less) and each Revolving Borrowing of

Revolving Loans constituting Eurodollar Loans shall be in the principal amount of not less than $5,000,000. The Revolving Borrowing Capacity of each Borrower shall be determined solely and conclusively by the Agent based upon the Borrowing Base Certificate and all other certificates, appraisals and reports of Eligible Accounts and Eligible Inventory delivered by such Borrower to the Agent pursuant to Section 2.10 of the Security Agreement and upon such other information as is available to the Agent.

            (b) The Borrowers may permanently reduce the Total Revolving Credit Commitments on one or more occasions prior to the Revolving Commitment Termination Date by the amount of $5,000,000 or more (in $1,000,000 increments) on each occasion, by giving the Agent irrevocable written notice thereof at least five Business Days prior to the date elected for such reduction; provided, however, that, except in connection with a termination of this Agreement pursuant to Article 10, the Borrowers may not effect more than one such reduction in any three-month period and the Borrowers may not reduce the Total Revolving Credit Commitment below $150,000,000 during the three-year period commencing on the Closing Date. Any such reduction shall also reduce each Revolving Credit Lender's Revolving Credit Commitment by an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the reduction in the Total Revolving Credit Commitments. Any such reduction of the Revolving Credit Commit ments shall be accompanied by a prepayment first, of the Swing Line Loans, and second, of the Revolving Loans, to the extent, if any, that the Total Outstanding Revolving Obligations exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swing Line Loans then outstanding is less than the amount of such excess (because Letter of Credit Obligations constitute a portion of the Total Outstanding Revolving Obligations), the Borrowers shall, to the extent of the balance of such excess, cause to be canceled outstanding Letters of Credit and/or deposit in a cash collateral account established with the Agent for the benefit of the Lenders, an amount in cash equal to 110% of the related Letter of Credit Obligations and otherwise on terms and conditions reasonably satisfactory to the Agent. The application of any prepayment pursuant to this provision shall be made first to Prime-Based Loans and second to Eurodollar Loans. Each prepayment of the Revolving Eurodollar Loans under this provision shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid, and shall be subject to Section 3.14(c).

            2.3 Revolving Loan Notes. In addition to this Agreement, the Borrowers' obligations to repay the Revolving Loans made to it by a Lender pursuant hereto shall be evidenced by the Borrowers' promissory note payable to the order of such Lender, in the form attached as Exhibit D-1 hereto (as amended, modified, replaced or reissued from time to time, collectively, the "Revolving Loan Notes"). In the event that a Lender shall assign all or a part of its rights and obligations under, and in accordance with the terms of this Agreement, the Borrowers shall execute and deliver one or more replacement Revolving Loan Notes to carry out such assignment.

            2.4 Borrowing Revolving Loans. Subject to the terms and conditions of this Agreement, Revolving Loans may be Prime-Based Revolving Loans or Eurodollar Revolving Loans, or a combination thereof, as elected by the Borrower requesting the Loan. To the extent that the amount of any requested Revolving Loan exceeds the Swing Line Availability, a Borrower may borrow a Prime-Based Revolving Loan on any Business Day by giving the Agent notice in accordance with Section 2.10 prior to 1:00 p.m. on the day of such borrowing. Commencing 3 Business Days after the Closing Date, a Borrower may borrow a Eurodollar Revolving Loan on any Eurodollar Business Day by giving the Agent notice in accordance with Section 2.10 at least three Eurodollar Business Days prior to the day of such borrowing.

            2.5 Term Loans A. Subject to the terms and conditions hereof, each Term Loan A Lender severally agrees to make a term loan (a "Term Loan A") to Penn Traffic on the Closing Date in an amount not to exceed the amount of the Term Loan A Commitment of such Lender; provided, that the aggregate principal amount of the Term Loans A shall not be less than $25,000,000 and shall not exceed $40,000,000. The Term Loans A may from time to time be Eurodollar Loans (subject to the second sentence of Section 2.8) or Prime-Based Loans, as determined by Penn Traffic and notified to the Agent in accordance with Section 2.10.

            2.6 Term Loans B. Subject to the terms and conditions hereof, each Term Loan B Lender severally agrees to make a term loan (a "Term Loan B") to Penn Traffic on the Closing Date in an amount not to exceed the amount of the Term Loan B Commitment of such Lender; provided, that the aggregate principal amount of the Term Loans B shall be $75,000,000. The Term Loans B may from time to time be Eurodollar Loans (subject to the second sentence of Section 2.8) or Prime- Based Loans, as determined by Penn Traffic and notified to the Agent in accordance with Section 2.10.

            2.7 Notes Evidencing Term Loans. In addition to this Agreement, Penn Traffic's obligations to repay the Term Loans shall be evidenced by Penn Traffic's promissory notes payable to the order of the Term Loan A Lenders and the Term Loan B Lenders, respectively, in the forms attached as Exhibit D-2 and D-3 hereto as amended, modified, replaced or reissued from time to time (collectively, the "Term Loan Notes"). In the event that a Term Loan Lender shall assign all or a part of its rights and obligations under, and in accordance with the terms of this Agreement, Penn Traffic shall execute and deliver one or more replacement Term Loan Notes to carry out such assignment.

            2.8 Borrowing of Term Loans. Penn Traffic shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12 o'clock (or such later time as agreed by the Agent) New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Prime-Based Loans, and no Term Loan may be converted into a Eurodollar Loan prior to the date which is 30 days after the Closing Date, or, if earlier, the date on which the Agent completes the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement, and thereafter in accordance with Section 2.9.

            2.9 Conversions; Renewals, etc. of Loans. (a) Commencing 3 Business Days after the Closing Date, a Borrower may convert (subject to the second sentence of Section 2.8) any of its Prime-Based Loans into one or more Eurodollar Loans on any Eurodollar Business Day. A Borrower may convert any Eurodollar Loan into a Prime-Based Loan, in each case only at the end of the Interest Period for such Eurodollar Loan. Any reference in this Agreement to the date a Revolving Loan is made shall, in the case of a Revolving Loan arising from a conversion of another Revolving Loan, be deemed to refer to the date of such conversion.

            (b) All conversions of Revolving Loans of either Type shall be effected by giving the Agent the same notice as would be required by Section 2.4 and Section 2.10 for a new Loan of the Type into which such Borrower desires to convert. All conversions of Term Loans which are Prime-Based Loans into Eurodollar Loans and all renewals of Eurodollar Loans, shall be effected by giving the Agent notice in accordance with Section 2.10 at least three Eurodollar Business Days prior to the day of such conversion or renewal.

            (c) If a Borrower gives notice in accordance with Section 2.4 and
Section 2.10 to borrow or convert a Revolving Loan, or in accordance with
Section 2.9(b) to renew a Revolving Loan which is a Eurodollar Loan, without electing the Type thereof, such Revolving Loan shall be or become a Prime-Based Revolving Loan. In the case of any Eurodollar Loan, if the applicable Borrower does not (i) convert or renew such Loan in the manner and within the time limits prescribed by this Section 2.9 and Section 2.10, or (ii) repay such Loan if a Revolving Loan in full on the last day of the Interest Period for such Revolving Loan, then such Borrower shall be deemed to have converted all of such Loan (or the unpaid portion thereof) into a Prime-Based Loan effective on the last day of such Interest Period.

            (d) Notwithstanding any provision of this Agreement to the contrary, unless the Revolving Credit Lenders otherwise agree with respect to a Revolving Loan and the Term Loan A Lenders and the Term Loan B Lenders, respectively, otherwise agree with respect to a Term Loan A or a Term Loan B, as the case may be: (i) a Borrower may not elect an Interest Period for a Eurodollar Revolving Loan which ends after the Revolving Commitment Expiration Date; (ii) a Borrower may not convert a Prime-Based Loan into a Eurodollar Loan or renew a Eurodollar Loan at any time when an Event or Event of Default has occurred and is continuing or if such conversion or renewal is otherwise prohibited hereunder; and (iii) a Borrower may not borrow a Eurodollar Revolving Loan, convert to, or renew a Eurodollar Term Loan, if, after such Loan is made, converted or renewed, there would be more than six Interest Periods in effect, respectively, for all Eurodollar Revolving Loans and Eurodollar Term Loans.

            2.10 Notices of Borrowings, Conversions and Renewals. All notices to convert or renew a Loan (or borrow a Revolving Loan) shall be given by telephone or in writing by a person designated by the applicable Borrower to a person designated by the Agent. If a Borrower gives notice by telephone, such Borrower shall promptly confirm such notice in writing, but such confirmation shall not be a condition to the making of such Loan and the Agent may conclusively rely on the telephonic notice. Each such notice shall specify: (a) the date of such borrowing, conversion or renewal, subject to the provisions of this Agreement regarding the date when such borrowing, conversion or renewal, can be made; (b) the aggregate amount of such borrowing, conversion or renewal; (c) whether the Loans comprising such borrowing, conversion or renewal are to be Prime-Based Loans, Eurodollar Loans or a combination thereof; and (d) in the case of a Eurodollar Loan, the Interest Period elected by a Borrower for such Loan, subject to the provisions of this Agreement. Such notice shall be irrevocable by the Borrower and shall be substantially in the form of Exhibit Y. The Agent shall determine the interest rate for the Loan in accordance with the terms of a Borrower's notice and this Agreement, and each such determination shall be conclusive and binding on such Borrower absent manifest error.

            2.11 Funding of Revolving Loans. (a) On the date for a Revolving Loan specified in a Borrower's notice delivered pursuant to Section 2.4 and
Section 2.10, other than a Revolving Borrowing comprised of Eurodollar Revolving Loans, Fleet Capital, in its capacity as a Lender, will make the aggregate amount of such Revolving Borrowing available to such Borrower for its account and for the account of the other Lenders, except for the Revolving Credit Percentage thereof of any Lender that has notified Fleet Capital pursuant to
Section 2.11(d) that it does not intend to fund its Revolving Loan included in such Revolving Borrowing.

            (b) Upon receipt of a Borrower's notice pursuant to Section 2.10 of a Revolving Borrowing to be comprised of Eurodollar Loans, the Agent will promptly notify each Lender thereof and of the amount and terms thereof. Each Lender will make the amount of its Revolving Credit Percentage of such Revolving Borrowing available to the Agent for the account of the applicable Borrower at the office specified by the Agent in Section 11.11 by 11:00 a.m. (New York time) on the date of the Revolving Borrowing specified in the Borrower's notice, in funds immediately available to the Agent.

            (c) Except as provided in Section 2.16(d), if the applicable conditions set forth in Article 5 have been satisfied, the Agent shall make each Revolving Borrowing available by crediting or transferring the amount thereof in immediately available funds to a bank account designated by the Borrower that requested such Borrowing. If any of the Obligations are due and payable by a Borrower on the date of a Revolving Borrowing requested by such Borrower, then the Agent may apply the amount of such Borrowing to the payment of such Obligations and make available to the Borrower funds in the amount of the balance of the Borrowing, if any, remaining after such payment.

            (d) Unless the Agent shall have been notified by any Lender prior to 10:00 a.m. on the date of a Revolving Borrowing that such Lender does not intend to make available such Lender's Revolving Credit Percentage of any Borrowing on or after such date, the Agent may assume that such Lender will make such amount available to the Agent when due in accordance with Section 2.11(b) or Section 4.7, and the Agent may make available to the Borrower a corresponding amount for the account of such Lender. If any Revolving Loan is not in fact made available to the Agent in full by such Lender when due in accordance with Section 2.11(b) or Section 4.7, and if the Agent has made the full amount of the Revolving Loan available to the Borrower as provided above, then the Agent shall be entitled to recover such corresponding deficiency on demand from such Lender together with interest at the customary rate set by the Agent for the correction of errors among banks. If such Lender does not pay such deficiency forthwith upon such demand therefor, the Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately repay such amount to the Agent together with interest at the rate or rates then in effect with respect to the Revolving Loans. Nothing in this subsection shall be deemed to relieve any Lender of its obligation to make available the amount of its Revolving Credit Commitment or to prejudice any rights which a Borrower may have against any Lender as a result of any default by such Lender hereunder. No Lender shall be responsible for any default by another Lender in its obligation to make its Revolving Loans hereunder, and each Lender shall be obligated to make the Revolving Loan provided to be made by it hereunder, regardless of the failure of any other Lender to make its Revolving Loan.

            2.12 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to one or more Borrowers; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) a Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the Availability would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Prime-Based Loans only.

            (b) A Borrower shall request Swing Line Loans and not Revolving Loans to the extent of the Swing Line Availability. The Borrowers shall repay all outstanding Swing Line Loans on the Revolving Commitment Termination Date.

            (c) Each Borrower's obligation to repay the Swing Line Loans made to it by the Swing Line Lender pursuant hereto shall be evidenced by, in addition to this Agreement, such Borrower's promissory note payable to the order of the Swing Line Lender, in the form attached as Exhibit D-4 hereto (as amended, modified, replaced or re-issued from time to time, collectively, the "Swing Line Loan Note"). In the event that the Swing Line Lender shall assign all or a part of its rights and obligations under, and in accordance with the terms of this Agreement, the Borrowers shall execute and deliver one or more replacement Swing Line Loan Notes to carry out such assignment.

            2.13 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Whenever a Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York

City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of such Borrower with the Agent on such Borrowing Date in immediately available funds.

            (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of any Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Loan available to the Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrowers irrevocably authorize the Swing Line Lender to charge the Borrowers' accounts with the Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

            (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.13(b), one of the events described in Sections 9.1(f) shall have occurred and be continuing with respect to the Borrowers or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.13(b), each Revolving Credit Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.13(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Loans.

            (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans in which such Revolving Credit Lender participates, the Swing Line Lender will distribute to such Lender its Swing Line Participation

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Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

            (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.13(b) and to purchase participating interests pursuant to Section 2.13(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or a Borrower may have against the Swing Line Lender, a Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of, an Event of Default or the failure to satisfy any of the other conditions specified in Article 5 or this Article 2; (iii) any event or condition which has any Material Adverse Effect; (iv) any breach of this Agreement or any other Loan Document by the any of Borrowers, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.14 Revolving Loan Account; Charges. The Agent will establish a loan account for each Borrower with each Revolving Credit Lender. Unless the Agent otherwise elects, the principal amount of each Revolving Loan, the amount of each required principal repayment, all accrued interest, all fees, all payments due to the Agent or a Lender from a Borrower under Sections 3.11, 3.12 and 3.14 (to the extent referable to the Revolving Loans), and all costs and expenses described in Section 11.10 (to the extent referable to the Revolving Loans) will be charged to the applicable Borrower's loan account with the appropriate Revolving Credit Lender as of the date such Revolving Loan is made, or the date such other amount is due from such Borrower or is paid or incurred by the Agent or a Lender, or the date such amount becomes chargeable to such Borrower's loan account pursuant to Section 11.10, as the case may be. Except for the principal amount of Eurodollar Revolving Loans, all such amounts shall be charged as Prime-Based Revolving Loans.

            2.15 Funding of Term Loans; Term Loans Account; Charges. (a) Upon receipt of the notice from Penn Traffic under Section 2.8, the Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Term Loan Lender shall make available to the Agent an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Agent shall credit to the account of Penn Traffic on the Agent's books the aggregate of the amounts made available to the Agent by the Term Loan Lenders in immediately available funds.

            (b) The Agent will establish a loan account for Penn Traffic with each Term Loan Lender. Unless the Agent otherwise elects, the principal amount of each Term Loan A and each Term Loan B, the amount of each required principal repayment, all accrued interest, all fees, all payments due to the Agent or a Term Loan Lender from Penn Traffic under Sections 3.11, 3.12 and

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

3.14 (to the extent referable to the Term Loans), and all costs and expenses described in Section 11.10 (to the extent referable to the Term Loans) will be charged to Penn Traffic's Term Loan account with the appropriate Term Loan Lender as of the date made, or the date such other amount is due from Penn Traffic or is paid or incurred by the Agent or a Term Loan Lender, or the date such amount becomes chargeable to Penn Traffic's loan account pursuant to
Section 11.10, as the case may be. Except for the principal amount of Term Loans constituting Eurodollar Loans, all such amounts shall be charged as Prime-Based Revolving Loans.

            2.16 Letters of Credit. (a) Subject to the terms and conditions of this Agreement, the Agent will, upon a Borrower's request from time to time, cause standby or merchandise letters of credit to be issued by the Issuing Bank for such Borrower's account (together with the DIP Letters of Credit outstanding on the Closing Date, the "Letters of Credit"). Upon the Closing Date, all DIP Letters of Credit shall constitute Letters of Credit hereunder with the same effect and status as if such DIP Letters of Credit were originally issued pursuant to this Agreement. All fees payable with respect to such DIP Letters of Credit accrued and unpaid through the Closing Date shall be paid on the Closing Date. Until the Closing Date, the letter of credit fees with respect to all DIP Letters of Credit shall accrue and be payable at the rates set forth in the DIP Loan Agreement and on and after the Closing Date such fees shall accrue and be payable at the rates set forth herein. The Agent will not be obligated to cause any Letter of Credit to be opened if: (i) the Undrawn Amount of the requested Letter of Credit, plus the aggregate Undrawn Amount of all outstanding Letters of Credit of all Borrowers, would exceed $70,000,000; (ii) the Undrawn Amount of the requested Letter of Credit, if it is to be a merchandise Letter of Credit, plus the aggregate Undrawn Amount of all outstanding merchandise Letters of Credit of all Borrowers, would exceed $5,000,000; (iii) the Letter of Credit Obligations related to the requested Letter of Credit, plus the aggregate principal amount of any Revolving Loans and Swing Line Loans to such Borrower outstanding at such time, exceed the Revolving Borrowing Capacity of such Borrower at such time, or such Letter of Credit Obligations plus the aggregate principal amount of all Revolving Loans and all Swing Line Loans to all Borrowers outstanding at such time, exceed the Combined Revolving Borrowing Capacity at such time, or if a Lender's Revolving Credit Percentage of such Letter of Credit Obligations and all Letter of Credit Obligations related to other Letters of Credit then outstanding, plus the aggregate unpaid principal amount of such Lender's Revolving Loans and its Revolving Credit Percentage of Swing Line Loans, which case then outstanding, would exceed such Lender's Revolving Credit Commitment; or (iv) an Event or an Event of Default has occurred and is continuing or would occur after giving effect to the opening of such Letter of Credit. Each Letter of Credit shall have an expiry date on or before the Revolving Credit Commitment Expiration Date and otherwise shall be satisfactory in form, scope, and substance to the Agent and the Issuing Bank (provided, however, that no merchandise Letter of Credit shall have an expiry date later than 180 days after the date of issuance; provided, further, that the limitation in the preceding proviso does not comply that standby Letters of Credit may not provide for automatic renewal at the end of each one-year term subject to cancellation by the Issuing Bank). As a condition to the issuance of a Letter of Credit, the Borrower that requested the Letter of Credit shall execute and deliver an application prescribed by the Issuing Bank and such other documents, instruments, and agreements as may be required by the Agent and the Issuing Bank.

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

            (b) Each Revolving Credit Lender hereby severally agrees, irrevocably and unconditionally, to purchase from the Issuing Bank, effective upon the issuance of each Letter of Credit, an undivided interest and participation in each Letter of Credit and the Letter of Credit Obligations arising in connection therewith, in each case in an amount equal to the Lender's Revolving Credit Percentage of such Letter of Credit Obligations.

            (c) The Agent shall cause the Issuing Bank to notify the applicable Borrower and each Revolving Credit Lender of any drawing under a Letter of Credit and whether the Issuing Bank will pay such draft and the date on which such payment will be made.

            (d) Each Borrower hereby irrevocably and unconditionally agrees to pay to the Issuing Bank, and reimburse the Issuing Bank for, all Reimbursement Obligations arising from Letters of Credit issued for the account of such Borrower, when due in accordance with this Agreement. Each Borrower shall reimburse the Issuing Bank for the amount of any Reimbursement Obligation under a Letter of Credit issued (or deemed issued) for the account of such Borrower not later than the date the Issuing Bank pays the draft in connection with which such Reimbursement Obligation arises, as indicated in its notice pursuant to subsection (c) of this Section. For that purpose, each Borrower hereby agrees that it shall be deemed to have given a notice of a Revolving Borrowing in the amount of such Reimbursement Obligation each time the Issuing Bank gives notice of a drawing under a Letter Credit issued for such Borrower's account, and it hereby authorizes the Agent to make such Revolving Borrowing available by paying the proceeds thereof directly to the Issuing Bank for application to the Reimbursement Obligations. Unless a Lender has notified Fleet Capital that it does not intend to make available its Revolving Credit Percentage of such Revolving Borrowing, Fleet Capital shall make the proceeds of such Revolving Borrowing available to the Issuing Bank as provided above. A Borrower shall not be relieved of any Reimbursement Obligation hereunder in the event that such Revolving Borrowing is not made or is not made in full for any reason. In the event that such Borrower could not have made such Revolving Borrowing at such time under the other terms and conditions of this Agreement, the Revolving Loans comprising such Revolving Borrowing shall be immediately due and payable.

            (e) Each Borrower agrees to pay to the Agent and the Issuing Bank all fees, expenses or other amounts paid or incurred by or on behalf of the Agent or the Issuing Bank in connection with or as a result of the issuance, negotiation, processing or administration of the Letters of Credit issued for the account of such Borrower.

            (f) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Issuing Bank has previously received payments from the proceeds of a Revolving Borrowing, it shall promptly pay to the Agent the amount of such payment, and the Agent shall promptly pay to each Revolving Credit Lender which has funded its Revolving Credit Percentage of such Revolving Borrowing an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of such payment.

            (g) In the event any payment received by the Issuing Bank with respect to a Letter of Credit and distributed by the Agent to the Revolving Credit Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding or otherwise, each Revolving Credit Lender having received such distribution shall, upon demand by the Issuing Bank, contribute such Revolving Credit Lender's Revolving Credit Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount so required to be repaid.

            2.17 Indemnification by Revolving Credit Lenders. Each Revolving Credit Lender severally agrees to indemnify the Agent, the Issuing Bank and each officer, director, employee, agent and Affiliate of the Agent and the Issuing Bank, ratably according to their respective Revolving Credit Percentages, to the extent not reimbursed by the Borrowers, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses which may at any time (including, without limitation, at any time following the payment of any of the Letter of Credit Obligations) be imposed on, incurred by or asserted against such Person in any way relating to or arising out of the issuance of, transfer of, or payment or failure to pay under a Letter of Credit or the use of proceeds of any payment made under any Letter of Credit issued in accordance with the terms of this Agreement; provided, however, that no Revolving Credit Lender shall be liable for the payment of any portion of such actions, causes of action, suits, losses, liabilities, damages and expenses which a court of competent jurisdiction shall have determined in a final proceeding to have arisen solely by reason of the gross negligence, willful misconduct or bad faith of the Person otherwise entitled to indemnification hereunder.

            2.18 Responsibilities of Issuing Bank. Each Revolving Credit Lender agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than the draft, certificates, and documents required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Neither the Issuing Bank nor any of its representatives, officers, employees or agents shall be liable to any Revolving Credit Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or bad faith; or (iii) the execution, effectiveness, genuineness, validity or enforceability of a Letter of Credit or any draft, certificate, or other document contemplated hereby or thereby.

            2.19 No Limitation on Obligation to Reimburse or Participate. So long as the Issuing Bank acted in good faith, without gross negligence or willful misconduct, each Borrowers' obligation to reimburse the Issuing Bank for payments and disbursements made by the Issuing Bank under a Letter of Credit, and each Lender's obligation to participate in such payments and disbursements in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances, including the following circumstances:

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

            (a) any lack of validity or enforceability of this Agreement, any other Loan Document, the Letter of Credit, or any other agreement or instrument;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any amendment or waiver of or any consent to a departure from all or any of the terms of the Letter of Credit;

            (c) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against any beneficiary or any transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated by the Letter of Credit, or any unrelated transaction;

            (d) any draft, certificate, statement or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (e) payment by the Issuing Bank under the Letter of Credit against presentation of a draft, certificate or document that does not strictly comply with the terms of the Letter of Credit;

            (f) any exchange, release or non-perfection of any Collateral, or any release, amendment, or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

            (g) any other circumstance or happening whatsoever whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower; or

            (h) the occurrence of an Event or Event of Default.

            2.20 Issuing Bank's Agreements Control. The provisions of this Agreement applicable to the Letters of Credit are in addition to and not in lieu of any agreements, documents, and instruments that the Issuing Bank requires a Borrower to execute in connection with such Letters of Credit. In the event of any conflict, the terms of this Agreement shall control.

            2.21 Use of Proceeds of Initial Loans. On the Closing Date, (a) the Term Loans shall be made in an amount (the "Term Loan Amount") not less than $100,000,000, and (b) each Borrower shall be deemed to have requested Revolving Loans in an amount not less than the excess, if any, of the outstanding liquidated DIP Credit Obligations on the Closing Date, over the Term Loan Amount. The proceeds of the Term Loan Amount and of such Revolving Loans shall be disbursed directly to the DIP Agent for application to the DIP Credit Obligations in accordance with the terms thereof.

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

            ARTICLE 3. INTEREST AND OTHER CHARGES

            3.1 Prime-Based Rate Interest. (a) Each Prime-Based Loan shall bear interest on the outstanding principal amount thereof from the date made until converted or fully paid at a fluctuating rate per annum equal to the Prime-Based Rate or as otherwise provided in Section 3.3. Accrued interest at the Prime-Based Rate shall be payable in arrears (i) on the first day of each calendar month of each year, commencing on June 30, 1999; (ii) on the date a Loan is due and payable; or (iii) when such Loan (or portion thereof) shall be converted to a Eurodollar Loan, but only to the extent then accrued on the principal amount so converted. Any changes in the Prime Lending Rate shall be reflected in the interest rate for each Prime-Based Loan as of the opening of business on the day such change becomes effective.

            (b) Each Borrower shall pay interest on the Reimbursement Obligations owed by it, and which are not paid when due with the proceeds of Revolving Loans pursuant to Section 2.16(d), from the date such Reimbursement Obligations are incurred until paid in full, at a rate per annum equal to the Default Rate that would apply if such Reimbursement Obligations were Prime-Based Revolving Loans.

            3.2 Eurodollar Rate-Based Interest. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof from the date such Loan is made until converted or renewed or until fully paid at a rate per annum equal to the Eurodollar Rate determined for such Loan. Accrued interest shall be payable in arrears on the applicable Interest Payment Date.

            3.3 Default Rate. (a) If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured or until all Obligations are paid and performed in full, all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest (as well after as before judgment) at a rate (the "Default Rate") per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the provisions of Section 3.1 and Section 3.2 plus 2%, or (y) in the case of Reimbursement Obligations, the rate applicable to Prime-Based Loans under the Revolving Credit Facility plus 2%, and (b) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Prime-Based Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Prime-Based Loans under the Revolving Credit Facility plus 2%), in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). Interest accruing pursuant to this Section 3.3 shall be payable from time to time on demand.

            3.4 Maximum Interest Rate. In no event shall any interest or other charge hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court so determines that any Lender has received interest and other charges hereunder in excess of the highest rate applicable thereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations owed to such Lender other than interest in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, then such Lender shall refund such excess to the appropriate Borrower.

            3.5 Computation of Interest. All computations of interest hereunder shall be made on a daily basis on the actual number of days elapsed over a year of 360 days.

            3.6 Agency and Collateral Monitoring Fee. The Borrowers jointly and severally agree to pay the Agent for its own account an agency and collateral monitoring fee (the "Agency and Collateral Monitoring Fee") in the amount of $250,000 per annum, payable in advance on the Closing Date (as reduced by any unamortized administration fee paid and retained by Fleet Capital under the DIP Credit Agreements) and on each anniversary of the Closing Date until the Commitments have expired or been terminated and all Obligations have been paid in full.

            3.7 Commitment Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of the Revolving Lenders, in accordance with their respective Revolving Credit Percentages, a commitment fee (the "Revolving Commitment Fee") at a rate of one-half of one percent (1/2%) per annum (calculated on a daily basis for the actual number of days elapsed over a year of 360 days), as the same may be adjusted in accordance with the Pricing Grid, on the amount, if any, by which the Total Revolving Credit Commitments exceeds the sum of the average daily closing balance of all Revolving Loans and the average daily aggregate Undrawn Amount of all outstanding Letters of Credit. Such Commitment Fee shall be payable on the last Business Day of each March, June, September, and December with respect to the calendar quarter (or shorter period) then ending, commencing June 30, 1999, and on the expiration or termination of the Revolving Credit Commitments.

            3.8 Financing Fee. The Borrowers jointly and severally agree to pay to the Agent, for the benefit of each Lender, in such shares as shall be determined by the Agent, a financing fee (the "Financing Fee") as set forth in the Exit Fee Letter (less the amount previously paid to the Agent under the Exit Fee Letter) on the Closing Date.

            3.9 Letter of Credit Fees. (a) Each Borrower shall pay with respect to each standby Letter of Credit opened for its account a standby Letter of Credit Fee equal to one and three-quarters percent (1 3/4%) per annum, applied (on the basis of actual days elapsed over a year of 360 days) to the Undrawn Amount of such standby Letter of Credit from the date of issuance until the expiration date thereof and payable in arrears on the L/C Payment Date. This fee shall be paid to the Agent for the account of the Revolving Credit Lenders in proportion to their respective Revolving Credit Percentages and shall be distributed to the Revolving Credit Lenders in proportion to their respective Revolving Credit Percentages monthly in arrears.

            (b) Each Borrower shall pay with respect to each merchandise Letter of Credit opened for its account a merchandise Letter of Credit Fee equal to (i) one-half of one percent (1/2%) multiplied by the face amount of the draft presented, if such draft is presented on or before 90 days after the date of issuance of such Letter of Credit, or (ii) one percent (1%) multiplied by the face amount of the draft presented, if such draft is presented thereafter, and
(iii) one-half of one percent (1/2%) of the Undrawn Amount at cancellation, if such Letter of Credit is canceled within 90 days after the date of issuance, or
(iv) one percent (1%) of the Undrawn Amount at cancellation, if such Letter of Credit is canceled thereafter. Fees relating to (i) and (ii) above shall become due and payable at the time each draft is presented under a merchandise Letter of Credit. Fees relating to (iii) and (iv) above shall become due and payable at cancellation of such Letter of Credit. Notwithstanding anything herein to the contrary, all fees pertaining to this Section 3.9(b) received by the Agent shall be distributed to the Revolving Credit Lenders in proportion to their respective Revolving Credit Percentages quarterly in arrears, and on the Revolving Commitment Termination Date.

            (c) The Borrowers shall pay to the Issuing Bank, solely for its own account, the standard charges or fees assessed by the Issuing Bank in connection with the issuance, administra tion, amendment, drawing, transmission, transfer or cancellation of Letters of Credit.

            3.10 Taxes. All payments made by each Borrower in respect of the Obligations shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholding, now or hereafter imposed, levied, collected, withheld or assessed by any Public Authority; provided, however, that the Borrowers shall not be required by this Section to pay or reimburse the Agent, the Issuing Bank, or any Lender for income and franchise taxes imposed on or in respect of any such Person's overall net income or gross receipts from all operations (or taxes imposed in lieu of such income or franchise taxes on overall net income or gross receipts) by the jurisdiction in which is located the Lending Office or other office for payments of such Person, or any political subdivision or taxing authority thereof or therein (all of the foregoing, except for those taxes excluded by the proviso to this sentence, being referred to hereinafter as the "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts payable to the Agent, the Issuing Bank, or a Lender hereunder or under the applicable Note, the amounts so payable to such Person shall be increased to the extent necessary to yield to such Person (after withholding or payment of all Foreign Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified herein and in the applicable Note as if no such deduction had been made, and the applicable Borrower shall make such deduction and pay the full amount deducted to the appropriate Public Authority in accordance with applicable law. Whenever any Foreign Tax is payable by a Borrower, as promptly as possible thereafter, such Borrower shall send to the Agent a certified copy of an original official receipt showing payment thereof. If a Borrower fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent, the Issuing Bank, or the Lender, as the case may be, for any incremental Foreign Taxes, interest or penalties that may become payable by such Person as a result of any such failure. On the date hereof (or the later date

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

on which a Lender becomes a party hereto), each Lender and the Issuing Bank which is not incorporated under the laws of the United States or any State thereof shall deliver to the Borrowers a complete signed original of Internal Revenue Service Form 4224 or Form 1001, as applicable, indicating that such Lender or Issuing Bank is entitled to receive payments free from withholding of United States federal income tax. If such Form 4224 or Form 1001 ceases to be effective for any reason, other than that such Lender or Issuing Bank is no longer so entitled to receive payments free from such withholding, then it will promptly provide the Borrowers with a complete signed original of a replacement Form 4224 or Form 1001.

            3.11 Requirements of Law. In the event that any change in law, regulation, treaty, or directive or any change therein or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Public Authority: (a) does or shall subject any Lender or the Issuing Bank (or any corporation controlling a Lender or an Issuing Bank) to any tax of any kind whatsoever with respect to any Loan or Letter of Credit, or change the basis of taxation of payments to such Lender or the Issuing Bank of principal, interest, or any other amount payable in respect of any Loan or Letter of Credit (other than Foreign Taxes and except for changes in the rate of tax on or in respect of such Person's overall net income or gross receipts); (b) does or shall impose, modify, deem applicable, or result in the application of any reserve, special deposit, compulsory loan or similar requirement against loans or loan commitments made by a Lender or the Issuing Bank or against any other extensions of credit or commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by a Lender or the Issuing Bank and which was not otherwise included in determining the rate of interest on the Loans of such Lender or the fees applicable to the Letters of Credit; or (c) imposes on a Lender or the Issuing Bank (or any corporation controlling a Lender or an Issuing Bank) any other condition regarding this Agreement; and the result of any such event shall be to increase the cost to a Lender or the Issuing Bank (or any corporation controlling a Lender or an Issuing Bank) of making or maintaining the Loans, the Letters of Credit, or the other Obligations of the Borrowers hereunder or to reduce the amounts receivable by such Person hereunder then, upon demand by such Lender or the Issuing Bank, the Borrowers shall, subject to the provisions of Section 4.11, either (a) immediately pay to the appropriate Lender or the Issuing Bank, from time to time as specified by such Person, additional fees which shall be sufficient to compensate such Person (or any corporation controlling such Person) for such increased cost or reduction in amounts receivable, or (b) pay all outstanding Obligations and terminate this Agreement, paying the foregoing fees to the date of termination. Upon the occurrence of any event referred to above, the affected Person shall send the Agent and the Borrowers a certificate setting forth in reasonable detail the increased cost or reduction in amounts receivable, which certificate shall be conclusive, absent manifest error or bad faith, as to the amount thereof.

            3.12 Capital Adequacy Costs. If the introduction of or any change in
(a) the judicial, administrative, or other governmental interpretation of any law or regulation or (b) compliance by a Lender or the Issuing Bank (or any corporation controlling a Lender or the Issuing Bank) with any guideline or request from any central bank or other Public Authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be

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

maintained by such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank, and such Lender or the Issuing Bank determines that such increase is based upon its transactions with any Borrower hereunder, then, subject to the provisions of Section 4.11, the applicable Borrower shall either: (x) pay to such Lender or the Issuing Bank such additional amount as such Lender or the Issuing Bank shall certify to be the amount allocable to its transactions with such Borrower hereunder; or (y) pay to the Lenders all outstanding Obligations and terminate this Agreement. Such Lender or the Issuing Bank will notify the Borrowers and the Agent of any event occurring after the date of this Agreement that will entitle such Lender or the Issuing Bank to compensation pursuant to this Section as promptly as practicable after such Lender or the Issuing Bank obtains knowledge thereof and determines to request such compensation. Such Lender's or the Issuing Bank's determination for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by it and of the amount allocable to its transactions with a Borrower hereunder shall be conclusive, provided that such determination is made on a reasonable basis. For purposes of this Section, in calculating the amount necessary to compensate a Lender or the Issuing Bank for any increase in or imposition of capital requirements, such Lender or the Issuing Bank shall be deemed to be entitled to a rate of return on capital per annum (after federal, state and local taxes) equivalent to that which it would have received had such increase in or imposition of capital requirements not occurred.

            3.13 Inability to Determine Interest Rate. In the event that the Agent or a Lender, as the case may be, shall have determined (which determination shall be conclusive and binding upon the applicable Borrower) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period with respect to any proposed Eurodollar Loans, or that LIBOR as so ascertained will not accurately reflect such Lender's cost of creating or maintaining such Loan, then any Lender making such determination shall so notify the Agent, and the Agent in either case shall forthwith give prompt telephone notice of such determination, confirmed in writing, to the applicable Borrower. If such notice is given, any requested Eurodollar Loan shall be made as a Prime-Based Loan. Until such notice has been withdrawn by such Lender or the Agent, as the case may be, no further Eurodollar Loans shall be made, nor shall any Borrower have the right to convert a Prime-Based Loan to a Eurodollar Loan or renew a Eurodollar Loan.

            3.14 Indemnity. The Borrowers shall be jointly and severally liable for, and they agree to indemnify each Lender against, to hold each Lender harmless from and to pay to the Agent on such Lender's behalf on demand, any cost, loss or expenses which such Lender may sustain or incur as a consequence of (a) default by a Borrower in payment of the principal amount of or interest on any Eurodollar Loan, including, but not limited to, any such loss or expense arising from interest or fees payable by a Lender to lenders of funds obtained by it in order to maintain such Eurodollar Loan, (b) failure by a Borrower to make a borrowing, or a conversion or renewal of a Loan after such Borrower has given a notice in accordance with the terms hereof, unless such failure is as a result of the provisions of Section 3.15, or (c) repayment of a Eurodollar Loan on a day which is not the end of the Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to

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

maintain such Eurodollar Loan. Notice of a claim thereunder shall be given to the Borrowers by the Agent within 6 months of the payment of any Eurodollar Loan.

            3.15 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Public Authority, or compliance by a Lender (or a Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such Public Authority shall make it unlawful or impossible for such Lender to make, maintain or fund Eurodollar Loans, then such Lender shall forthwith so notify the Borrowers and the Agent. Upon giving of such notice by such Lender, such Lender's obligation to make Eurodollar Loans shall be suspended, and each Borrower shall convert the then-outstanding principal amount of each Eurodollar Loan (on either (a) the last day of the then-current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Eurodollar Loan to such day or (b) immediately, if such Lender may not lawfully continue to fund and maintain such Eurodollar Loan to such day) into a Prime-Based Loan in an equal principal amount.

            ARTICLE 4. PAYMENTS AND PREPAYMENTS

            4.1 Revolving Loans; Application of Payments to Loans. (a) Each Prime-Based Rate Revolving Loan, unless sooner converted or prepaid, shall be due and payable in full on the Revolving Commitment Termination Date. A Borrower may prepay any Prime-Based Rate Revolving Loan in whole or in part, at any time and from time to time, without premium or penalty in an amount of not less than $100,000, or the outstanding principal balance thereof if less than $100,000.

            (b) Each Eurodollar Revolving Loan, unless converted, renewed or prepaid, shall be due and payable in full at the end of the Interest Period for such Eurodollar Revolving Loan. A Borrower may prepay any Eurodollar Revolving Loan in whole or in part, at any time and from time to time, without premium or penalty in an amount not less than $100,000, or the outstanding principal balance thereof if less than $100,000. Any such prepayment shall be accompanied by the payment of accrued interest on such Revolving Loan to the date of prepayment, and, in addition, such Borrower shall be liable to the Lender pursuant to Section 3.14 for any cost, loss, or expense sustained or incurred by any Lender as a consequence of such prepayment.

            (c) Each Borrower, jointly and severally, shall pay to the Agent for the account of the Swing Line Lender and the Revolving Credit Lenders, on demand, any amount by which the Outstanding Revolving Obligations of that Borrower exceeds its Revolving Borrowing Capacity to be applied first, to the principal balance of the Swingline Loans; second, to the principal balance of the Prime-Based Revolving Loans; and third, to the principal balance of the Eurodollar Revolving Loans, in each case to each Revolving Credit Lender in accordance with its Revolving Credit Percentage; provided, however, that in the case of Revolving Loans made by Fleet Capital pursuant to Section 2.11(a), the other Lenders' Revolving Credit Percentage of such Revolving Loans shall not be considered Fleet Capital's Revolving Loans for purposes of this Section 4.1(c). Each

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

payment under this subsection (c) shall be accompanied by the payment of accrued interest on the amount of such payment to the date of payment. If any payment by a Borrower under this subsection (c) is applied to Eurodollar Revolving Loans as set forth in Section 4.1(d), such Borrower shall also be liable to the applicable Lender pursuant to Section 3.14 for any cost, loss or expense sustained or incurred by such Lender as a consequence of such application.

            (d) Except as specifically provided in Sections 4.3 and 4.4(c), or pursuant to instruction of a Borrower not inconsistent with the terms and conditions of this Agreement (which instructions may not be given during the continuance of an Event of Default), all payments made by such Borrower or received by the Agent in respect of Loans of such Borrower shall be applied on such Borrowers' loan accounts: (i) first, to all accrued but unpaid interest on Swing Line Loans that is then due and payable; (ii) second, to all accrued but unpaid interest on Revolving Loans and Term Loans that is then due and payable;
(iii) third, to the payment of any fees described in Section 3.6, 3.7, 3.8 or 3.9; (iv) fourth, to the outstanding principal balances of the Prime-Based Revolving Loans of such Borrower; (v) fifth, to the outstanding principal balances of the Eurodollar Revolving Loans of such Borrower as to which the last day of the current Interest Period coincides with the day such payment is to be applied; (vi) sixth, to the outstanding principal balances of the Eurodollar Revolving Loans of such Borrower as to which the last day of the current Interest Period does not coincide; (vii) seventh, to the outstanding balance of Prime-Based Term Loans; (viii) eighth to the outstanding balance of Eurodollar Term Loans as to which the last day of the current Interest Period coincides with the day such payment is to be applied; (ix) ninth, to the outstanding balance of Eurodollar Term Loans as to which the last day of the current Interest Period does not so coincide; and tenth, to all other Obligations due and payable; provided, however, that nothing in this subsection (d) shall be construed to restrict the manner in which any Lender accounts for any payment for internal purposes on its own books and records.

            4.2 Scheduled Installments of Term Loans. Unless sooner payable as provided in Sections 9.2, 10.2 and 10.3, the Term Loans shall be prepaid by Penn Traffic in the following installments:

            (a) Term Loan A

            (i) $1,000,000 on each of September 30, 2000, December 31, 2000,
March 31, 2001, June 30, 2001, September 30, 2001, December 31, 2001, March 31,
2002 and June 30, 2002;

            (ii) $2,000,000 on each of September 30, 2002, December 31, 2002,
March 31, 2003 and June 30, 2003;

            (iii) $2,500,000 on each of September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004;

            (iv) $3,500,000 on each of September 30, 2004, December 31, 2004,
March 31, 2005 and June 30, 2005.

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

            (b) Term Loan B:

            (i) $750,000 on June 30 in the years 2001, 2002, 2003, 2004 and
2005; and

            (ii) $71,250,000 on June 30, 2006.

            4.3 Optional Prepayments of Term Loans. Optional prepayments of each of the Term Loans A and Term Loans B may be made by Penn Traffic on one or more occasions in a minimum amount of $5,000,000 or more (in $1,000,000 increments), upon five (5) Business Days' prior written notice to the Agent to be applied in the manner as specified in such notice to the Agent; provided that no more than three such prepayments may be made in any Fiscal Year.

            4.4 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree in writing, if any Borrower shall receive (i) Net Cash Proceeds from an Asset Transfer permitted under
Section 8.1(e) but only to the extent that such Net Cash Proceeds are from one or more Asset Transfers of Mortgaged Properties existing as of the Closing Date and exceed $10,000,000 in any Fiscal Year (the "Excess"), (ii) Net Cash Proceeds from a Redevelopment Sale and Leaseback Transaction permitted under Section 8.1(f)(ii), (iii) Net Cash Proceeds from a Sale and Leaseback Transaction permitted under Section 8.1(f)(iii), or (iv) proceeds of Debt permitted under
Section 8.4(m), such Net Cash Proceeds (equal to the Original Property Value, in the case of clause (a)(ii) above and the Excess in the case of clause (a)(i) above) or proceeds of Debt in the case of clause (iv) above, shall immediately following receipt by a Borrower, be paid to the Agent to be applied to the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 4.4(c).

            (b) Unless the Required Prepayment Lenders shall otherwise agree in writing, if any Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Transfers or Casualty Events (other than Net Cash Proceeds required to be paid to the Agent to the extent provided in Section 4.4(a)(i) above, or from Sale and Leaseback Transactions described in clauses
(a)(ii) and (iii) above or a transaction described in clause (b), (c) or (d) of
Section 8.1), then, within ten (10) days of providing the notice required under
Section 7.3(f), such Borrower (for itself and on behalf of any Subsidiary effecting the Asset Transfer) shall apply such Net Cash Proceeds toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 4.4(c); provided, that, notwithstanding the foregoing, (i) the Borrowers may elect (a "Reinvestment Election") to exclude from the foregoing requirement amounts with respect to the relevant Asset Transfers or Casualty Events to the extent that such are to be reinvested in Reinvestment Assets (the "Reinvestment Amount") by delivering to the Agent a written Reinvestment Notice delivered with the information required under
Section 7.3(d) setting forth the anticipated Reinvestment Amount, whereupon the Borrowers and their Subsidiaries shall have 365 days from the date of such notice in which to reinvest such Reinvestment Amount in Reinvestment Assets; provided, that the Reinvestment Amounts so specified in any Fiscal Year (excluding insurance proceeds or condemnation awards for Casualty Events) shall not exceed $20,000,000 in

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

the aggregate, provided, further, that after four (4) months following the end of the month to which the Reinvestment Notice relates, the Agent may in its sole but reasonable discretion establish reserves in respect of the Reinvestment Amount not yet reinvested and provided further, that on the Reinvestment Prepayment Date with respect to a Reinvestment Election, the Borrower shall pay to the Agent an amount equal to the Reinvestment Prepayment Amount, if any, for application as provided in Section 4.4(c).

            (c) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 4.4 shall be applied, first, to the prepayment of the Term Loans pro rata to the then unpaid amounts of the Term Loans, and second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment first, of the Swing Line Loans, and second, of the Revolving Loans, to the extent, if any, that the Total Outstanding Revolving Obligations exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swing Line Loans then outstanding is less than the amount of such excess (because Letter of Credit Obligations constitute a portion of the Total Outstanding Revolving Obligations), the Borrowers shall, to the extent of the balance of such excess, cause to be canceled outstanding Letters of Credit and/or deposit in a cash collateral account established with the Agent for the benefit of the Lenders, an amount in cash equal to 110% of the related Letter of Credit Obligations and otherwise on terms and conditions reasonably satisfactory to the Agent. The application of any prepayment pursuant to this Section 4.4 shall be made first to Prime-Based Loans of the relevant Facility and second to Eurodollar Loans of the relevant Facility. Each prepayment of the Loans under this Section 4.4 (except in the case of Revolving Loans that are Prime-Based Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

            4.5 Pro Rata Treatment and Payments. (a) Each (i) borrowing by a Borrower from the Lenders hereunder (other than the Swing Line Lender), and (ii) payment by a Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

            (b) Each payment (including each prepayment) by Penn Traffic on account of (i) principal of and interest on the Term Loans A and any other amounts payable to the Term Loan A Lenders, shall be made pro rata according to the respective Term Loan A Percentages of the Term Loan A Lenders, and (ii) principal and interest on the Term Loans B and any other amounts payable to the Term Loan B Lenders shall be made pro rata according to the respective Term Loan B Percentages of the Term Loan B Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Loans, and in respect of Reimbursement Obligations, shall

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

be made pro rata according to the respective Revolving Credit Percentages of the Revolving Credit Lenders.

            4.6 Place and Form of Payments; Extension of Time. All payments of principal, interest, and other sums due to the Agent, the Issuing Bank, or any Lender shall be made without offset, defense, or counterclaim at the Agent's address set forth in Section 11.11 or, to the extent provided in Section 2.14, charged by the Agent to the appropriate Borrower's loan account with each Lender (in accordance with each Lender's Revolving Credit Percentage) as a Revolving Loan. Except for Proceeds received directly by the Agent, all such payments shall be made in United States Dollars and in immediately available funds. If any payment of principal, interest, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, then, except as otherwise provided herein, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

            4.7 Settlements between the Agent and the Lenders. On the 10th and 25th days of each month or on any other day as the Agent shall determine (or if any such day shall not be a Business Day, on the immediately succeeding Business Day, provided that in no event shall there be less than two such days per month), the Agent shall notify each Revolving Credit Lender of changes in the aggregate outstanding principal amount of the Revolving Loans during the period commencing on the Business Day after the last day covered by the immediately preceding notification, if any, by the Agent under this Section (or if no such notification shall have been given, during the period commencing on the Closing
Date) and ending on the Business Day immediately preceding the date of such current notification by the Agent. Upon the giving of such notice, the Agent and the Revolving Credit Lenders agree promptly to adjust among themselves the respective amounts of their Revolving Credit Percentages of the Revolving Loans by transferring among themselves appropriate amounts in immediately available and freely transferable funds such that each Lender shall have funded its Revolving Credit Percentage of the outstanding Revolving Loans. Each Revolving Credit Lender shall make available to the Agent such Lender's portion of such adjustments by 12:00 noon on the Business Day immediately succeeding the date on which such Lender receives any such notification from the Agent. Each Revolving Credit Lender's Revolving Credit Percentage of Revolving Loans will be debited, and each payment or prepayment on account thereof will be credited, and shall be recorded, in the appropriate loan account for such Lender. Notwithstanding anything contained herein to the contrary, each Revolving Credit Lender shall be entitled to receive interest on its Revolving Loans and its share of the Commitment Fee only to the extent and based upon such Revolving Credit Lender's actual funds employed, which shall not include any part of a Revolving Borrowing funded by Fleet Capital with respect to which such Revolving Credit Lender has not provided its Revolving Credit Percentage. The Agent shall render to each of the Revolving Credit Lenders, on or before the seventh Business Day of each month, a statement of such Revolving Credit Lender's loan account as of the last day of the prior month; provided, however, that the failure of the Agent to render any such statement in a timely fashion shall not impair the validity or binding nature of any loan account or any Revolving Credit Lender's right to contest the correctness of its loan account. Each Revolving Credit Lender shall use its best

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

efforts to notify the Agent promptly of any error discovered in any such statement of its loan account.

            4.8 Sharing of Payments. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the United States Bankruptcy Code) of any Obligations of a Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) which exceeds its ratable share of payments or reductions on account of such Obligations obtained by all the Lenders under the relevant Facility (other than payments under Section 3.10, 3.11, 3.12 or 3.14) such Lender shall promptly (i) notify the Agent of such receipt, and (ii) purchase from the other Lenders under the relevant Facility such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them; provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. For the purposes of this Section, a Lender shall be deemed to have received a payment of the Obligations when it exercises a right of set-off against Property of a Borrower or a Subsidiary unless such Property was being held expressly and solely for or in connection with a transaction unrelated to the transactions contemplated by the Loan Documents.

            4.9 [Intentionally left blank.]

            4.10 Indemnity for Returned Payments. If after receipt of any payment of, or Proceeds applied to the payment of, all or any part of the Obligations, the Issuing Bank or any Lender is for any reason required to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then: the Obligations or the part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or Proceeds had not been received by such Lender or the Issuing Bank, and each Borrower shall be liable to pay to such Lender or the Issuing Bank, as appropriate, and hereby jointly and severally does indemnify such Person and hold such Person harmless, from and against the amount of such payment or Proceeds surrendered. The Agent shall reflect the surrender of such payment or Proceeds, and any subsequent payment by the Borrowers to such Lender or the Issuing Bank pursuant to this Section, in the applicable loan account. The provisions of this Section 4.10 shall be and remain effective notwithstanding any contrary action which may have been taken by such Lender or the Issuing Bank in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to such Lender's or the Issuing Bank's rights under the Loan Documents and shall be deemed to have been conditioned upon such payment or

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

Proceeds having become final and irrevocable. The provisions of this Section
4.10 shall survive the termination of this Agreement and the final and full payment and performance of the Obligations.

            4.11 Regulatory Replacement of Lender. If the Borrowers receive a certificate from a Lender or the Issuing Bank pursuant to Section 3.11 or 3.12 setting forth increased fees and other costs to be charged to the Borrowers as a result of any event set forth in either such section, then, solely as a result of receiving such certificate, the Borrowers may replace such Lender or the Issuing Bank with another lender or issuing bank approved by the Agent, which approval shall not be unreasonably withheld (any such replacement being referred to herein as a "Regulatory Replacement"). During the 90-day period commencing on the date the Borrowers receive such certificate under Section 3.11 or 3.12 (the "Suspension Period"), the Borrowers shall not be required to pay the increased fees and other costs specified in such certificate for such 90-day period (but such fees and costs shall accrue during such period). In order to make a Regulatory Replacement, the Borrowers must (a) give the Agent a written notice of their intention to do so, which notice must be received by the Agent during the Suspension Period and no later than ten Business Days prior to the proposed date for the Regulatory Replacement and (b) consummate the Regulatory Replacement within 90 days after the Agent receives such notice. If the Borrowers make a timely Regulatory Replacement, they shall be required to pay the increased fees and other costs which have accrued under Section 3.11 or 3.12 during the Suspension Period in respect of the event described in the Lender's or Issuing Bank's certificate, after the end of the Suspension Period and on or prior to the date of the Regulatory Replacement. If the Borrowers do not make a timely Regulatory Replacement (whether or not they gave notice to do so), then, at the end of the Suspension Period, the Borrowers shall immediately pay all fees and other charges under Section 3.11 or 3.12 that were set forth in the Lender's or Issuing Bank's certificate and that accrued during the Suspension Period, and shall pay all such fees and other charges accruing thereafter when due in accordance with Section 3.11 or 3.12. Upon the Regulatory Replacement of a Lender, such Lender shall assign its Revolving Loans and Commitment and its Term Loans to the new lender without recourse pursuant to a written agreement meeting the requirements of Section 11.13(b) and otherwise mutually acceptable to such Lender and the new lender, and the new lender shall thereafter constitute a Lender hereunder for all purposes to the same extent as if the assignment had been made pursuant to Section 11.13. Upon the Regulatory Replacement of the Issuing Bank: the new issuing bank shall, to the extent practicable, issue replacement letters of credit for all outstanding Letters of Credit and, to the extent not practicable, shall provide such indemnity to the Issuing Bank for the outstanding Letters of Credit that cannot be replaced as the Issuing Bank shall reasonably request; and the new issuing bank shall thereafter constitute the Issuing Bank for all purposes.

            4.12 Agent's and Lenders' Books and Records; Monthly Statements. Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to each Borrower a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and

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

binding on each Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.9 and corrections of errors discovered by the Agent or a Lender), unless the appropriate Borrower notifies the Agent in writing to the contrary within forty-five (45) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by such Borrower.

            ARTICLE 5. CONDITIONS PRECEDENT

            5.1 Conditions Precedent to Initial Loans. The Lenders will not be obligated to make the initial Revolving Loans or the Term Loans, or the Swing Line Lender to make the initial Swing Line Loan, and the Issuing Bank will not be obligated to issue (or be deemed to have issued) any Letters of Credit on the Closing Date, unless the following conditions precedent have been satisfied on or before the Closing Date as determined by the Agent, and, if applicable, the Issuing Bank:

            (a) Delivery of Documents. The Borrowers shall have delivered, or cause to be delivered, to the Agent on behalf of the Lenders the documents listed on Exhibit U hereto, (including, without limitation, an opinion of counsel to the Borrowers in the form of Exhibit Z hereto), and such other documents, instruments and agreements as the Agent shall reasonably request in connection herewith, duly executed by all parties thereto other than the Lenders or the Agent, and in form and substance satisfactory to the Agent and the Lenders and their respective counsel.

            (b) Confirmation of Plan of Reorganization; Effective Date. (a) The Confirmation Order shall have been entered by the Bankruptcy Court and the Agent shall have received a certified copy of same, and such order shall have become a Final Order, shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the prior written consent of the Agent, the Lenders and the Borrowers. The Agent shall have received evidence satisfactory to it that the Effective Date shall occur contemporaneously with the Closing Date hereunder.

            (c) DIP Credit Obligations. The DIP Credit Obligations shall have been paid in full with the proceeds of the initial Term Loans and Revolving Loans, and the commitments of the Lenders under the DIP Credit Agreements shall have been terminated.

            (d) Fees. The Borrowers shall have paid in full the Agency and Collateral Monitoring Fee due on the Closing Date, the Financing Fee and any other fees then owing by the Borrowers under this Agreement.

            (e) Financial Statements. The Agent shall have received the Financial Statements described in Section 7.2(a) for Fiscal Year 1999.

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

            (f) Cash Management Arrangements. The Agent shall be satisfied as to the continued implementation by the Borrowers of a cash management system satisfactory to the Agent, including, without limitation, as provided in Section 7.8.

            (g) Required Approvals. The Agent shall have received evidence reasonable satisfactory to the Agent of all consent or approvals of any Public Authority or other Person which the Agent reasonable determines is required in connection with the transactions contemplated by this Agreement.

            (h) Representations and Warranties, etc. As of the Closing Date: (i) the representations and warranties of the Borrowers and the other Loan Parties contained herein and in the other Loan Documents shall be true and correct; (ii) the Borrowers shall be in compliance with all conditions to Loans as set forth in Article 2 in all material respects; and (iii) no Event or Event of Default shall have occurred and be continuing; and the Agent shall have received a certificate to such effect from an Approved Officer of Penn Traffic.

            (i) No Material Adverse Change. No event has occurred or condition exists which has had a Material Adverse Effect (other than the filing of the Chapter 11 Cases) since January 30, 1999, and the Agent shall have received a certificate from an Approved Officer of each Borrower to such effect.

            (j) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be reasonably satisfactory in form and substance to the Agent and its counsel.

            (k) Lien Searches. The Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of any of the Loan Parties are located, and such search shall reveal no liens on any of the assets of any Borrower or its Subsidiaries except for (i) Permitted Liens, (ii) liens to be discharged or assigned to the Agent on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Agent or (iii) liens which in the aggregate are reasonably determined by the Agent to be immaterial.

            (l) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statements) required by the Security Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than the holders of Permitted Liens), shall be in proper form for filing, registration or recordation.

            5.2 Conditions Precedent to All Subsequent Loans and Other Extensions of Credit. The Swing Line Lender shall not be obligated to make any Swing Line Loan, the Revolving Credit Lenders will not be obligated to make any Revolving Loan and the Issuing Bank will not be obligated to issue any Letter of Credit, unless the following conditions precedent have been satisfied as determined by the Agent and, if applicable, the Issuing Bank:

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

            (a) Representations and Warranties. The Loan Parties' representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete in all material respects as of the date such Swing Line Loan or Revolving Loan is made, such Letter of Credit is issued, and after giving effect thereto (except for changes therein resulting from events and transactions that are not prohibited by the Loan Documents or for which the Agent, the Required Lenders, or the Lenders, as the case may be, have given its or their written consent) in each case unless specified to relate to an earlier date, then as of such earlier date.

            (b) Compliance. Each Loan Party shall be in compliance with the conditions to Loans set forth in Article 2 as of the date any Swing Line Loan or any Revolving Loan is made, such Letter of Credit is issued, and after giving effect thereto.

            (c) Events. There shall exist no Event of Default on the date such Loan is made or such Letter of Credit is issued, and after giving effect thereto.

            (d) Confirmation Order. The Confirmation Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended, except for some modifications and amendments mutually agreed to by the Borrowers and the Agent.

            ARTICLE 6. GENERAL WARRANTIES AND REPRESENTATIONS

            Each Borrower warrants and represents to the Agent and each Lender that, except as hereafter disclosed to and accepted by the Agent in writing or as otherwise provided herein:

            6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the corporate power and authority to execute, deliver, and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining any required approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or filing with, any Public Authority, and no consent of any other Person, is required in connection with each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for the Confirmation Order and those already duly obtained and except where the failure to obtain such consent, approval, authorization or filing will not have a Material Adverse Effect. Subject to the entry and effectiveness of the Confirmation Order, this Agreement and the other Loan Documents have been duly executed and delivered by each Borrower, and constitute the legal, valid, and binding obligation of each Borrower to the extent party thereto, enforceable against such Borrower in accordance with its terms without defense, setoff, or counterclaim. Each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of any Borrower or Subsidiary (except as contemplated by this Agreement and the other Loan

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

Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which any Borrower or any Subsidiary is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to any Borrower or any Subsidiary, or (c) the Certificate or Articles of Incorporation or By-Laws of any Borrower or any Subsidiary.

            6.2 Organization and Qualification. Each Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware, in the case of Penn Traffic; or the State of New York, in the case of Big M and Penny Curtiss; or the State of Pennsylvania, in the case of Dairy Dell; and (b) has all requisite corporate power and authority to conduct its business and to own its Property. Penn Traffic is qualified to do business as a foreign corporation and is in good standing in New York, Pennsylvania, Ohio and West Virginia; and Big M is qualified to do business as a foreign corporation and is in good standing in Pennsylvania; such jurisdictions are the only jurisdictions in which qualification is necessary in order for each Borrower to own or lease its Property and conduct its business, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

            6.3 Subsidiaries and Affiliates. As of the Closing Date, Exhibit G and Exhibit H are correct and complete lists of the name and relationship to the Borrowers of each and all of each Borrower's Subsidiaries and other material Affiliates, respectively. Each Material Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation and (b) qualified to do business as a foreign corporation and in good standing in the states where the failure to so qualify would have a Material Adverse Effect. Each Restricted Subsidiary was originally organized to acquire interests in certain limited partnerships, which have subsequently been dissolved and the assets of which were, to the extent of such Restricted Subsidiary's interest therein, distributed to such Restricted Subsidiary and in turn distributed by it to its sole stockholder. None of the Restricted Subsidiaries, as of the Closing Date, owns any material Property, has any Debt, or engages in any active business.

            6.4 Financial Statements and Projections. (a) Penn Traffic has delivered to the Agent (i) the audited balance sheet and related statements of income, retained earnings and cash flow for Penn Traffic and its Subsidiaries as at January 30, 1999 and for the 52-week period then ended, accompanied by the report thereon of Pricewaterhouse Coopers, LLP, Penn Traffic's independent certified public accountants and (ii) the unaudited balance sheets of Penn Traffic and its consolidated Subsidiaries as at the end of the first Fiscal Quarter of Fiscal Year 2000, and statements of income and expense and cash flow for Penn Traffic and its consolidated Subsidiaries for such Fiscal Quarter. All such financial statements and the Financial Statements to be delivered pursuant to Section 7.2 have been or will be prepared in accordance with GAAP, and present or will present fairly the financial position of Penn Traffic and its consolidated Subsidiaries, as at the dates thereof and the results of operations of such Persons for the periods then ended.

            (b) As of the Closing Date, the Business Plan represents Penn Traffic's best estimate of the future financial performance of the Borrowers and their consolidated Subsidiaries for the periods set forth therein, and has been prepared on the basis of the assumptions set forth therein,

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

which Penn Traffic believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

            6.5 Capitalization. After giving effect to the Plan of Reorganization and the Confirm ation Order, on the Effective Date:

            (a) Penn Traffic's authorized (i) common stock shall consist of 30,000,000 shares of common stock, par value $.01 share, of which 20,106,955 shares will be validly issued and outstanding, fully paid and non-assessable and
(ii) preferred stock shall consist of 1,000 shares of preferred stock, par value $.01 per share, of which none will be issued;

            (b) Penny Curtiss's authorized capital stock consists of 1,000 shares of common stock, par value $.01 per share;

            (c) Big M's authorized capital stock consists of 1,000 shares of common stock, par value $.01 per share; and

            (d) Dairy Dell's authorized capital stock consists of 1,000 shares of common stock, par value $.01 per share.

            6.6 Solvency. After giving effect to the Plan of Reorganization and the Confirmation Order, on the Effective Date Penn Traffic is Solvent and possesses adequate assets for the conduct of its business.

            6.7 Title to Property. Except for Property which a Borrower or a Material Subsidiary leases, each Borrower and each Material Subsidiary has good and marketable title in fee simple to its real property and has good, indefeasible, and merchantable title to all of its other Property, in each case free of all Liens except Permitted Liens.

            6.8 Real Property; Leases. As of the Closing Date, Exhibit K hereto is a correct and complete list of all real property owned by the Borrowers and their Subsidiaries, all leases and subleases of real or personal property by the Borrowers and their Subsidiaries as lessee or sublessee, and all leases and subleases of real or personal Property by the Borrowers and their Subsidiaries as lessor or sublessor, other than any lease (as lessor, sublessor, lessee, or sublessee) of personal Property having a Fair Market Value of less than $250,000. As of the Closing Date (and after giving effect to the transactions contemplated to occur on the Closing Date), each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default (likely to have a Material Adverse Effect) has occurred and is continuing. The Borrowers have made available true and complete copies of each such lease and sublease for the Agent's inspection.

            6.9 Proprietary Rights. As of the Closing Date, Exhibit L and Exhibit J hereto, collectively contain a correct and complete list of all of the Borrowers' patents, patent rights,

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

registered copyrights, registered trademarks and trade names, and all other Proprietary Rights, the loss of or termination of which would have a Material Adverse Effect. As of the Closing Date, none of such Property is subject to any licensing agreement or similar arrangement except as provided in the Franchise Agreements or as listed in Exhibit L and Exhibit J. To the best of each Borrower's knowledge, none of such Property infringes on or conflicts with any other Person's Property other than infringements or conflicts not likely to have a Material Adverse Effect. As of the Closing Date, the Property described on Exhibit L and Exhibit J constitutes all of the Property of such type necessary to the current and anticipated future conduct of the business of the Borrowers and their Subsidiaries taken as a whole.

            6.10 Trade Names. As of the Closing Date, all trade names under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Exhibit J hereto.

            6.11 Litigation. Except as set forth on Exhibit M or otherwise disclosed to the Agent in writing, there is no pending or, to the best of the Borrowers' knowledge, threatened suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, which is reasonably likely to have a Material Adverse Effect.

            6.12 Restrictive Agreements. None of the Borrowers or their Subsidiaries is a party to any agreement, or subject to any corporate restriction, which affects the ability of any of the Borrowers or any other Loan Party to execute, deliver, and perform the Loan Documents and repay the Obligations or which is likely to have a Material Adverse Effect.

            6.13 Debt. After giving effect to the making of each Revolving Loan and the Term Loans, the Borrowers and their Subsidiaries have no Debt, except
(a) the Obligations, and (b) other Debt permitted hereby.

            6.14 Distributions. No Distribution has been declared, paid, or made upon or in respect of any capital stock or other equity securities of any Borrower or Subsidiary since January 30, 1999, except as expressly permitted hereby or in connection with the Plan of Reorganization.

            6.15 Labor Disputes. Except as set forth on Exhibit P, as of the Closing Date: (a) there is no collective bargaining agreement or other labor contract covering employees of a Borrower or any Subsidiary; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) to the best of each Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Borrower or any Subsidiary; and (d) there is no pending or, to the best of each Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting a Borrower or any Subsidiary or their respective employees, which is reasonably likely to have a Material Adverse Effect.

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

            6.16 Environmental Laws. As of the Closing Date, except as set forth in Exhibit N or except with respect to instances of non-compliance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) to the best of the Borrowers' knowledge, except as set forth on Exhibit N, none of the Borrowers or their Subsidiaries has released or disposed of any Hazardous Material on its premises (whether or not owned by it) in a manner or condition which will result in an obligation pursuant to Environmental Laws to investigate or remediate such Hazardous Materials and has not arranged for the disposal or release of Hazardous Materials at locations other than those permitted to engage in such activities; (ii) each Borrower and each Material Subsidiary has complied in all respects with all Environmental Laws applicable to transfer, construction on, and operation of their Property and business, except where the failure to so comply has not had and is not reasonably likely to have a Material Adverse Effect; (iii) to the best of the Borrowers' knowledge none of the Borrowers and their Subsidiaries has any material contingent liability with respect to non-compliance with Environmental Laws or the generation, handling, use, storage, or disposal of Hazardous Materials; (iv) none of the Borrowers and their Subsidiaries has received any summons, complaint, order, or similar notice that it is not in compliance with, or that any Public Authority is investigating its compliance with, Environmental Laws which has not been fully resolved; (v) the Borrowers and their Subsidiaries have obtained all permits required for their operations under Environmental Laws except where the failure to obtain such permit has not had and is not reasonably likely to have a Material Adverse Effect, and such permits are in effect and the Borrowers and their Subsidiaries are in compliance with the terms thereof in all material respects; (vi) none of the Borrowers and their Subsidiaries, or any of their businesses or Property, are subject to any order of or agreement with a Public Authority or other Person regarding Environmental Laws, Environmental Claims, or the removal or treatment of Hazardous Materials which is reasonably likely to have a Material Adverse Effect; and (vii) there are no conditions or circumstances associated with the businesses and Property of any Borrowers and their Subsidiaries that could reasonably be expected to give rise to an Environmental Claim which is reasonably likely to have a Material Adverse Effect.

            6.17 No Violation of Law. Except as otherwise disclosed to the Agent in writing, none of the Borrowers and their Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would have a Material Adverse Effect.

            6.18 No Default. Except as otherwise disclosed in writing to the Agent, none of the Borrowers and their Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, or other agreement to which any Borrower or Subsidiary is a party or bound, which default would have a Material Adverse Effect.

            6.19 ERISA. The Borrowers and their Related Companies do not as of the Closing Date maintain or contribute to any Plan except those listed on Exhibit Q hereto. Each Borrower has given the Agent an opportunity to review (i) a summary plan description of each Plan and (ii) a copy of the collective bargaining agreement pursuant to which a Borrower or a Related Company is required to contribute to a Multiemployer Plan. Each Borrower has made available to the Agent an opportunity to review complete copies of each Plan, including any amendments thereto. Each Plan

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

(other than Multiemployer Plans) is in substantial compliance with ERISA and the Code and has been operated substantially in accordance with its terms. Except as previously disclosed to the Agent in writing, no Plan (other than Multiemployer Plans) has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived. Except as previously disclosed to the Agent in writing, no waiver of minimum funding standards under Section 412 of the Code has been issued with respect to a Plan (other than Multiemployer Plans). There is no liability for the tax imposed by
Section 4971 of the Code with respect to any Plan (other than Multiemployer Plans). Each Plan (other than Multiemployer Plans) which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the IRS to be qualified under Section 401(a) of the Code (except for amendments made after the date of the most recent determination letter that do not affect a Plan's qualification) and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code. None of the Borrowers or any Related Company has incurred any material liability to the PBGC other than the payment of premiums, and there are no premium payments which have become due as of the Closing Date which are unpaid. None of the Borrowers or any Related Company or, to the knowledge of the Borrowers, any fiduciary of or any trustee to any (other than Multiemployer Plans) Plan has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code or taken any action which would constitute or result in an ERISA Event with respect to any Plan, which could reasonably be expected to have a Material Adverse Effect. No actions, suits or claims (other than routine claims for benefits) are pending, or, to the knowledge of any Borrower or any Related Company, could reasonably be expected to be asserted, against any Plan, in each case, which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Plan has been terminated by the plan administrator thereof or by PBGC in the past 5 years, except for the termination of the U-Save Foods Inc. Salaried Employees Retirement Plan and Riverside Division of Penn Traffic Company Bi-Lo Part-time Bargaining Employees Retirement Plan which have been transferred into the Riverside Division of Penn Traffic Company Bargaining Employees Pension Plan and Riverside Division of Penn Traffic Company Pension Plan for Non-Bargaining Employees and the termination of the Big Bear Stores Employees' Pension Plan and the Pension Plan for Nonbargaining Employees of Riverside/Insalaco Division of The Penn Traffic Company which have been transferred into The Penn Traffic Company Cash Balance Plan (formerly the Penn Traffic Corporation/P&C Foods Pension Plan). Except as set forth on Exhibit Q, as of the Closing Date, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan. Except as set forth on Exhibit Q, as of the Closing Date, none of the Borrowers know of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities. Except as set forth on Exhibit Q, as of the Closing Date, none of the Borrowers or any Related Company has made a complete or partial withdrawal from a Multiemployer Plan in the past 5 years, or has incurred or expects to incur any withdrawal liability to a Multiemployer Plan, which would have a Material Adverse Effect. As of the Closing Date, the Borrowers and to the knowledge of the Borrower each Related Company have timely made all required contributions to each Plan and Multiemployer Plan. As of the Closing Date, each report, return, and notice required to be filed with the IRS, the PBGC, the United States Department of Labor, or any other Public Authority with respect to a Plan has been filed prior to the date any penalty would be due for a failure to make such filing. Any group health plan (as defined

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in Section 5000(b)(1) of the Code) maintained by a Borrower is and has been in substantial compliance with the continuation coverage requirements of Section 4980B(f) of the Code and Part 6 of Subtitle B of Title I of ERISA. Except as set forth on Exhibit Q, as of the Closing Date, none of the Borrowers or any Related Company provides medical or life benefits or any other welfare benefits to retirees. To the best of the Borrowers' knowledge, none of the Borrowers or any Related Company has incurred or expects to incur any liability with respect to a Prior Plan could reasonably be expected to have a Material Adverse Effect.

            6.20 Taxes. The Borrowers and their Subsidiaries have filed all tax returns and other reports which they were required by law to file on or prior to the date hereof and have paid all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against them or their Property, income, or franchise, that are due and payable, except those being contested in good faith by appropriate proceedings diligently pursued or as described on Exhibit O hereto or where the failure to do so is not reasonably likely to have a Material Adverse Effect.

            6.21 Regulations U and X. None of the Borrowers and their Subsidiaries owns any "margin stock" as such term is defined in Regulation U, as amended, of the Federal Reserve Board. The proceeds of the borrowings made pursuant to Article II will be used by each Borrower only to satisfy such Borrower's DIP Credit Obligations and for working capital or other general business purposes. None of such proceeds will be used, directly or indirectly,
(i) for the purpose of purchasing or carrying any margin stock or (ii) for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry margin stock or (iii) for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of Regulation U or X of the Federal Reserve Board. None of the Borrowers or their Subsidiaries has taken or will take any action which might cause this Agreement or any of the Loan Documents to violate any regulation of the Federal Reserve Board or to violate the Securities Exchange Act of 1934 or any state securities laws.

            6.22 Broker's Fees. None of the Borrowers and their Subsidiaries has made any commitment or taken any action which will result in a valid claim for any brokers, finders or similar fees or commitments in respect to the transactions described in this Agreement (excepting any fees payable to the Agent or the Lenders as contemplated hereby). Each Borrower agrees jointly and severally to defend the Agent and each Lender and save them harmless from all claims of any Person for any such fees, and this indemnity shall include reasonable attorneys' fees and legal expenses.

            6.23 Disclosure. Neither this Agreement nor any document or written statement furnished to the Agent or any Lender by or on behalf of any Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

            6.24 Security Documents. (a) The Security Agreement is effective to create in favor of the Agent, for the benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in the Collateral described therein (other than in respect of Collateral Real Estate Interests) and the Proceeds thereof. In the case of the Pledged Securities described in the Security Agreement, when stock certificates representing such Pledged Securities are delivered to the Agent, and in the case of the other Collateral (other than in respect of Collateral Real Estate Interests) described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on Exhibit C of the Security Agreement (to the extent that perfection is accomplished by such filings), the Security Agreement will create a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the Proceeds thereof, as security for the Obligations, in each case free and clear of all Liens other than Permitted Liens.

            (b) Each of the Mortgages is effective to create in favor of the Agent, for the benefit of the Agent and the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and the Proceeds thereof, and when the Mortgages and related fixture filings are filed in the offices specified on Exhibit E (to the extent that perfection is accomplished by such filings), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the Proceeds thereof, as security for the Obligations, in each case free and clear of Liens other than Permitted Liens.

            6.25 Reorganization Matters. Attached hereto as Exhibit F is a certified copy of the Confirmation Order confirming the Plan of Reorganization and such Confirmation Order is in full force and effect and has not been reversed, stayed, modified or amended without the prior written consent of the Agent and the Lenders and such order has become a Final Order as of the Closing Date. Simultaneously with the making of the initial Loans and the issuance of Letters of Credit on the Closing Date, the Effective Date shall have occurred and the Plan of Reorganization will have been substantially consummated.

            6.26 Year 2000. The cost to the Borrowers of reprogramming and testing of the Borrowers' and its Subsidiaries' computer systems and related equipment to permit proper functioning on and following January 1, 2000 (including, without limitation, reprogramming errors) will not reasonably be expected to result in a Material Adverse Effect.

            ARTICLE 7. AFFIRMATIVE COVENANTS

            Each Borrower covenants and agrees that so long as this Agreement is in effect and until the Commitments have terminated and all Obligations (other than any indemnities which are not then due and payable) are discharged in full:

            7.1 Books and Records. Each Borrower will, and will cause its Subsidiaries to: (a) maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP; (b) reflect by means of appropriate entries in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP; and (c) maintain at all times books and records pertaining to

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the Collateral in such detail, form, and scope as the Agent shall reasonably require, including without limitation, records of: (i) all payments received and all credits and extensions granted with respect to the Accounts; (ii) the return, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (iii) all other dealings affecting the Collateral; (d) permit, upon notice to the Authorized Officer of Penn Traffic, officers and designated representatives of the Agent to visit and inspect any of the properties or assets of any Borrower and any of its Subsidiaries and to examine the books of account of any Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of any Borrower and any of its Subsidiaries with, and be advised as to the same by, the officers and independent accountants of any Borrower or such Subsidiary, all at such reasonable times and intervals and to such reasonable extent as the Agent may request.

            7.2 Financial and Other Information. Each Borrower shall promptly furnish to the Agent all such financial information as the Agent shall reasonably request, and shall notify its auditors and accountants that the Agent is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrowers will furnish to the Agent (with sufficient copies for each Lender) the following:

            (a) As soon as available, but in any event not later than ninety
(90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, retained earnings, and cash flow for Penn Traffic and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Penn Traffic and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by, and accompanied by a report thereon, unqualified as to scope, of, PricewaterhouseCoopers LLC or another independent certified public accountants selected by Penn Traffic and reasonably satisfactory to the Agent.

            (b) As soon as available, but in any event not later than forty-five
(45) days after the close of each Fiscal Quarter other than the fourth Fiscal Quarter of a Fiscal Year, consolidated unaudited balance sheets of Penn Traffic and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expense and cash flow for Penn Traffic and its consolidated Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto and, commencing with the first Fiscal Quarter of Fiscal Year 2001, all in reasonable detail, fairly presenting the financial position and results of operation of Penn Traffic and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a). Such statements shall be certified to be correct and prepared in accordance with GAAP, by the chief financial officer or other senior financial officer of Penn Traffic, subject to normal year-end audit adjustments.

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            (c) With each of the audited Financial Statements delivered pursuant to Section 7.2(a): (i) a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or an Event of Default, except for those, if any, described in reasonable detail in such certificate; and (ii) a copy of such accountants report or letter to the Borrowers' management delivered in connection with their year-end examination.

            (d) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 7.2(a) and 7.2(b), a certificate of the chief financial officer or other senior financial officer of Penn Traffic: (i) setting forth in reasonable detail the calculations required to establish that each Borrower was in compliance with its covenants set forth in Sections 8.13 through 8.17 during the period covered in (or the last day of such period, as appropriate) such Financial Statements; (ii) stating that, except as explained in reasonable detail in such certificate (A) all of the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate (unless specified to relate to an earlier date, then as of such earlier date) and (B) no Event or Event of Default has occurred during the period covered by such Financial Statements; and (iii) commencing with the first Fiscal Quarter of Fiscal Year 2001 describing and analyzing all material variances between the results reported in such Financial Statements and those projected or targeted for such period in the Latest Projections for such Fiscal Year, in such detail as the Agent reasonably requests. If such certificate discloses that a representation or warranty is not correct or complete, or that an Event or Event of Default has occurred, such certificate shall set forth what action the applicable Borrower has taken or proposes to take with respect thereto.

            (e) Promptly upon receipt thereof, a copy of each other report or "management letter" submitted to the Borrowers by their independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrowers.

            (f) Within thirty (30) days after the beginning of each Fiscal Year, the following ("Projections"): a copy of the business plan of Penn Traffic and its Subsidiaries for such Fiscal Year, including projected balance sheets, statements of income and expense, and statements of cash flow for Penn Traffic and its Subsidiaries, and projections of Revolving Borrowing Capacity and borrowing requirements for the Borrowers, in each case as at the end of and for each month of such Fiscal Year, together with the assumptions on which all such projections are based, all in form and substance satisfactory to the Agent.

            (g) Promptly upon their becoming available: copies of each information statement, consent solicitation, financial statement, or other document or report which a Borrower or Subsidiary sends to any holder of any of the Senior Notes; copies of each annual report and proxy statement that Penn Traffic sends to its stockholders and each report on Form 10-K, 10-Q, or 8-K that Penn Traffic files with the Securities and Exchange Commission; and copies of each registration

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statement that a Borrower or any Subsidiary files under the Securities Act of
1933, as amended (other than with respect to employee benefit plans).

            (h) At the Agent's request, a copy of each annual report or other filing filed with respect to each Plan of each Borrower or any Related Company.

            (i) Copies of all motions, applications and similar documents filed by any other Person in the Chapter 11 Cases seeking relief which would have a material adverse effect on the Confirmation Order.

            (j) Such additional information as the Agent may from time to time reasonably request, or which the Agent shall request upon the reasonable request of any Lender, regarding the financial and business affairs, operations or prospects of the Borrowers and their Subsidiaries, including, without limitation, the statements described in Section 7.2(a) on a consolidating basis.

            7.3 Notices to the Agent. In addition to any other notices required hereunder, each Borrower shall notify the Agent in writing of the following matters at the following times:

            (a) Immediately after becoming aware of the existence of any Event or Event of Default.

            (b) Within two Business Days after becoming aware of:

            (i) any material adverse change in the Property, business, operations, or condition (financial or otherwise) of Penn Traffic and its Subsidiaries taken as a whole;

            (ii) any pending or threatened action, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which is reasonably likely to have a Material Adverse Effect;

            (iii) any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute which is reasonably likely to have a Material Adverse Effect;

            (iv) any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to a Borrower or any Subsidiary, which is reasonably likely to have a Material Adverse Effect;

            (v) the fact that a Borrower or any Material Subsidiary has materially violated any Environmental Laws or that its compliance is being investigated in respect of an alleged material failure to comply with any Environmental Law; and

            (vi) any ERISA Event with respect to a Plan which could reasonably be expected to have a Material Adverse Effect; within five Business Days after a Borrower's receipt of any notice

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concerning the imposition of any withdrawal liability under ERISA with respect to a Multiemployer Plan or of any notice of liability under Section 4062, 4063 or 4064 of ERISA; within five Business Days after a Borrower's receipt of notice from the IRS regarding the commencement of proceedings to disqualify a Plan under Section 401(a) of the Code; within five Business Days of any action to terminate a Plan; within five Business Days after the establishment of any material Plan not existing at the date hereof or the commencement of contributions by a Borrower or, provided that the Borrower has knowledge, any Related Company to any Plan to which such Borrower or any Related Company was not contributing at the date hereof; and within five Business Days after becoming aware of any other event or condition regarding a Plan or a Borrower's or a Related Company's compliance with ERISA and the applicable provisions of the Code which could reasonably be expected to a Material Adverse Effect; provided further, that in each case, the affected Borrower shall furnish to the Agent copies of any notices, demands or other communications it receives from the IRS, the Department of Labor, the PBGC or any other Public Authority in connection with any matter referred to in this subsection (vi).

            (c) Not less than thirty (30) days prior to a Borrower changing its name or the location of its chief executive office.

            (d) Not more than thirty (30) days after the end of each month: (i) the execution of a definitive lease or sublease of real property by a Borrower;
(ii) the termination of a lease or sublease of real property to which a Borrower is a party; (iii) the opening or closing of a retail store or other place of business owned or operated by a Borrower; unless prior notice of any such event is required by another provision of this Section 7.3, in each case effected during the prior month; or (iv) all Development Projects or Redevelopment Projects completed in such month involving Property with a Fair Market Value of $250,000 or more; (v) any Casualty Event involving a loss of Property having a Fair Market Value of $250,000 or more and the extent to which such occurrence is covered by insurance; and (vi) the amount of any Reinvestment Amount reinvested in such month.

            (e) Not more than thirty (30) days after the end of each month:
Permitted Liens described in clause (a)(ii) of the definition thereof which are created during such month.

            (f) Within 30 days after the end of each month, any sales and other dispositions of Property permitted by Section 8.1 other than Dispositions described in clauses (a) and (g) of Section 8.1 (where no consideration is received), in each case consummated during such monthly period.

            (g) Within 30 days after the end of a Fiscal Quarter of:

            (i) any repurchases of employees' stock permitted by Section 8.2 that were made during such Fiscal Quarter.

            (ii) any guaranties permitted by Section 8.3 that were issued during such Fiscal Quarter.

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            (iii) any Debt incurred under Section 8.4(b), 8.4(h), 8.4(i), 8.4(j)
or 8.4(l) during such Fiscal Quarter.

            (iv) any Sale and Leaseback Transactions permitted under Section 8.1(f) that were consummated during such Fiscal Quarter.

            (h) Within 30 days after its filing, the Borrower shall provide to the Agent a copy of each Form 5500 together with Schedule B thereto, which it files with respect to any Plan.

            (i) Three Business Days prior to entering into any merger permitted under Section 8.1(c) or (d) or any Asset Transfer permitted under Section 8.1(e) or (f), and having a Fair Market Value in excess of $2,000,000.

            (j) Prior to incurring any Debt to issuers of standby letters of credit (other than the Letters of Credit) permitted under Section 8.4(g).

            (k) Within 10 Business Days after making any prepayments permitted under Section 8.5.

            (l) At the time (if any) that notice of the incurrence of any Debt is required to be given, the making of any guaranties of such Debt permitted by
Section 8.3.

            (m) The incurrence of any refinancing Debt permitted under Section 8.4(i), at the same time, if any, when notice would have been required for the incurrence of new Debt of the type being refinanced.

            (n) Within 30 days of the date on which all material aspects of a Development Project are completed, notice of such fact and of the Reinvestment Prepayment Amount, if any, with respect to such project.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail and shall set forth the action that the applicable Borrower has taken or proposes to take with respect thereto.

            7.4 Taxes and Other Obligations. Each Borrower will, and will cause its Subsidiaries to: (a) file when due all tax returns and other reports which it is required to file, pay when due all taxes, fees, assessments, and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Agent, upon request, satisfactory evidence of its timely compliance with the foregoing; (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; and (c) comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and

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each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound, except in each case where noncompliance would not have a Material Adverse Effect; provided, however that a Borrower or Subsidiary need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued, and it has established and maintains adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

            7.5 Corporate Existence and Good Standing. Each Borrower will, and will cause its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property except as permitted by Section 8.1, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property, in each case except to the extent, other than with respect to corporate existence, that the failure to maintain the foregoing is not reasonably likely to have a Material Adverse Effect.

            7.6 Maintenance of Property and Insurance. Each Borrower will, and will cause each of its Subsidiaries to: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 2.6 of the Security Agreement, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, extra expense, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts, and with such deductibles and self-insured retentions (in the case of liability or casualty damage not exceeding $500,000 per occurrence) as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Agent, at its request, as additional insured under each such policy.

            7.7 Environmental Laws. Each Borrower will, and will cause its Subsidiaries to, except where non-compliance is not reasonably likely to have a Material Adverse Effect: (a) conduct its business in full compliance with all Environmental Laws applicable to it (including, without limitation, those relating to such Person's generation, handling, use, storage, and disposal of Hazardous Materials), (b) notify the Agent of any Environmental Claim, or event or circumstance on the basis of which an Environmental Claim involving material liability could reasonably be expected to be made, in each case which is reasonably likely to have a Material Adverse Effect upon becoming aware thereof;
(iii) take prompt and appropriate action to respond to any Environmental Claim, and regularly report to the Agent on such response with respect to any Environmental Claim which could reasonably be expected to have a Material Adverse Effect; and (iv) pay when due all fines and penalties assessed against them for violations of Environmental Laws, except any such fine or penalty that it is contesting in good faith by appropriate proceedings diligently pursued or which is not likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, whenever there may be non-compliance by a Borrower or a Subsidiary with any Environmental Law, which is reasonably likely to have a Material Adverse Effect, the Borrower shall, at the Agent's

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reasonable request and at the Borrower's expense: (a) cause an independent environmental engineer acceptable to the Agent to conduct such tests of the site where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, with a copy for each Lender, a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Agent, with a copy for each Lender, a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change. If a Borrower or any of its Subsidiaries fails to conduct any such environmental test or provide any such report to the Agent, the Agent is authorized to enter upon such Borrower's or Subsidiary's premises at reasonable times and on reasonable notice to conduct or have conducted such test and obtain such report at such Borrower's expense. Each Borrower hereby grants to the Agent a license for such purpose, which shall be irrevocable until all of the Obligations have been fully and finally paid and the Commitments have terminated.

            7.8 Deposits to Accounts; Payments. (a) Until the Agent notifies the Borrowers to the contrary: (i) all cash and other payments received by each retail store operated by any of the Borrowers shall be received by such Borrower as the Agent's trustee and shall be deposited in a Payment Account or other bank deposit account reasonably acceptable to the Agent, and all amounts so deposited shall be transferred daily to one or more Payment Accounts in the Agent's name established at banks designated by the applicable Borrower and acceptable to the Agent; and (ii) each Borrower shall instruct all Account Debtors, except as otherwise agreed to in writing by the Agent, to make all payments of Accounts directly to the address of a lock box maintained under service arrangements acceptable to the Agent, or to another address acceptable to the Agent, and each Borrower shall cause all collections received in such lock boxes or at such addresses to be deposited to a Payment Account and transferred periodically to Concentration Accounts in a manner acceptable to the Agent. Each agreement with a bank which maintains any such lock box or any Payment Account shall provide that the foregoing arrangements with respect to the transfer of funds cannot be changed without the Agent's written consent. Until the Agent gives written instructions to the contrary, funds on deposit in the Payment Accounts shall be transferred on the Agent's standing order to one or more bank accounts of the Borrowers at the Bank (the "Concentration Accounts"). If, notwithstanding the foregoing arrangements with respect to the lock boxes, a Borrower receives directly any Proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deposit them into a Payment Account. All collections of Accounts and other Proceeds received in any lock box or Payment Account or directly by a Borrower, the Agent, or any Lender, and all funds in any Payment Account or other account to which such collections or other Proceeds are deposited, shall be the sole property of the Agent for the benefit of the Agent and the Lenders and subject to the Agent's sole control in accordance with the Loan Documents. Notwithstanding the foregoing, so long as no Event of Default has occurred or is continuing or in the discretion of the Agent if an Event of Default has occurred and is continuing (unless acceleration has occurred under Section 9.2(a)(x) or action has been taken under Section 9.2(a)(y) (other than clause (i) thereof), the Agent shall permit the amounts held in the Concentration Accounts or sub-accounts to fund the Borrowers' and their Subsidiaries' operations by transferring funds from time to time to any disbursement accounts maintained by the Borrowers and their Subsidiaries from time to time. The

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Agent may, at any time after an Event of Default has occurred and so long as it is continuing and after notice to the Borrowers, notify Account Debtors that the Accounts of a Borrower have been assigned to the Agent and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to such Borrower's loan accounts. Each Borrower, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received. At such time as this Agreement has been terminated and all Obligations paid in full, the Agent will execute and deliver such notices as the Borrowers reasonably request to discontinue the collection arrangements required by this subsection.

            (b) If, in addition to retail store sales, a Borrower sells Inventory for cash or other form of immediate payment, such Borrower shall promptly (but not later than the next Business Day) deposit the identical checks, cash, or other forms of payment which such Borrower receives into a Payment Account.

            (c) Whenever the Agent terminates its standing order to transfer funds from the Concentration Accounts to other accounts designated by the Borrowers, and whenever an Event of Default has occurred and is continuing, the Agent may apply all or any part of the funds on deposit in any Payment Account or any Concentration Account to the Obligations. All payments received by the Agent on account of Accounts or as Proceeds of other Collateral will be the Agent's sole property and will be credited to such Borrower's loan accounts at the time the funds from such payment become available to the Agent in accordance with the Federal Reserve Bank of New York funds availability schedule.

            7.9 End of Fiscal Years; Fiscal Quarters. Each Borrower will, for financial reporting purposes, cause (i) each of its, and of each of its Subsidiaries' fiscal years to end on the Saturday closest to the last day of January 31 of each year, and (ii) each of its, and each of its Subsidiaries' fiscal quarters to end on dates determined in the same manner as that employed in Fiscal Year 2000.

            7.10 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. In addition, the Borrowers agree to take the actions set forth in Exhibit R, in the manner stated therein.

            7.11 Subsidiary Guaranty; Subsidiary Pledge Agreement and Subsidiary Security Agreement. Each Borrower shall with reasonable promptness, but only to the extent not prohibited by applicable law (i) cause each of its Material Subsidiaries and any Person (including a Subsidiary which was not a Material Subsidiary) that becomes a Material Subsidiary after the Closing Date to execute a Guaranty Agreement and the Security Agreement and (ii) pledge its right, title and interest in the Capital Stock of such Material Subsidiary to the Agent as provided in the Security Agreement.

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            7.12 Plan of Reorganization. Without the prior written consent of the Agent, the Borrowers will not (a) cause or permit the Plan of Reorganization to be amended or modified or (b) waive any of the conditions contained therein.

            7.13 Year 2000. Each Borrower will take, and will cause its Subsidiaries to take, all actions necessary to assure that its computer based systems and Equipment are able to effectively process data including dates on and after January 1, 2000, unless the failure to take such actions would not reasonably be expected to have a Material Adverse Effect.

            ARTICLE 8. NEGATIVE COVENANTS

            Each Borrower covenants and agrees that so long as this Agreement is in effect and until the Commitments have terminated and all Obligations (other than any indemnities which are not then due and payable) are discharged in full, such Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

            8.1 Mergers, Consolidations or Sales. Enter into any transaction of merger, reorganization, or consolidation, or effect any Asset Transfer, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except: (a) sales of Inventory in the ordinary course of its business; (b) a lease or sublease, as lessor or sublessor, of a retail store (i) to a participant in the Riverside Markets, Bi-Lo Markets or Big M franchise program or to a wholesale customer of a Borrower; (ii) which has been replaced by another retail store operated by a Borrower; or (iii) if in such Borrower's or Subsidiary's reasonable business judgment such store is no longer necessary to its continued business operations and such lease or sublease is in its best interests; (c) a merger of any Subsidiary into a Borrower or any Subsidiary, or a merger of a Borrower that is a Subsidiary of another Borrower into such other Borrower, or the dissolution, windup or liquidation of any Restricted Subsidiary or Dairy Dell, Inc.; (d) with the consent of the Required Lenders, which may be given or withheld in their sole discretion, a merger of Penn Traffic into any Subsidiary, or a consolidation of Penn Traffic with any Subsidiary where Penn Traffic is not the surviving corporation, or a merger or consolidation of any Borrower other than Penn Traffic into or with any Guarantor Subsidiary; (e) if no Event or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, a Disposition of Property by a Borrower, other than a Sale and Leaseback Transaction, provided that (i) the Property is sold or Disposed of for consideration not less than the Fair Market Value thereof, (ii) the Net Cash Proceeds are paid to the Agent to the extent required under Section 4.4(a)(i) and (iii) the Fair Market Value of all Property so sold or Disposed of
(x) from the Closing Date to the end of Fiscal Year 2000 does not exceed $20,000,000 or (y) in any subsequent Fiscal Year does not exceed $25,000,000;
(f) (i) a sale as part of a Development Sale and Leaseback Transaction, provided that the Net Cash Proceeds are paid to the Agent to the extent required under
Section 4.4(b), (ii) a sale as part of a Redevelopment Sale and Leaseback Transaction, provided that the Net Cash Proceeds are paid to the Agent to the extent of the Original Property Value, to be applied as provided in Section 4.4(a)(ii), and (iii) any Sale and Leaseback Transaction other than a Development Sale and Leaseback Transaction or a Redevelopment Sale and Leaseback Transaction, provided that the Net Cash Proceeds are paid to

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the Agent as provided in Section 4.4(a)(iii); (g) a sale or Disposition with or without consideration, of Property determined to be obsolete or surplus in the discretion of management exercised pursuant to normal commercial standards, so long as the Fair Market Value of all such Property so disposed of in any Fiscal Year with consideration does not exceed $250,000 in the aggregate or (h) other Dispositions specifically permitted by any Loan Document other than this Agreement.

            8.2 Distributions. Directly or indirectly declare or make, or incur any liability to make, any Distribution, other than (i) Distributions to Penn Traffic, (ii) dividends payable solely in the form of additional shares of Capital Stock (including splits and reclassifications) of Penn Traffic and (iii) so long as no Event or Event of Default shall have occurred and be continuing, repurchases by Penn Traffic of any of its Capital Stock issued under management plans or board of directors options plans.

            8.3 Guaranties. Make, issue, or become liable on any Guaranty, except (a) endorsements of instruments for deposit; (b) Guaranties existing on the Closing Date as set forth on Exhibit I; (c) Guaranties of the obligations of franchisees of the Borrowers and of customers of the wholesale business of the Borrowers, to the extent issued in the ordinary course of business consistent with past practices and under which the maximum aggregate liability of the Borrowers at any one time does not exceed $5,000,000 during any Fiscal Year; (d) Guaranties by a Borrower of any Debt of any other Borrower permitted under
Section 8.4; and (e) Guaranties in the ordinary course of business, not to exceed $5,000,000 in the aggregate outstanding at any time.

            8.4 Debt. Incur or maintain any Debt, other than: (a) the Obligations; (b) Debt (including Capital Leases) incurred to acquire or finance the purchase price of Equipment (including any renewals or refinancings thereof), provided the original Debt is incurred within 365 days after the acquisition of such Equipment, or the completion of the project to which it relates, so long as the cost thereof constitutes a Capital Expenditure permitted by Section 8.13; (c) the Senior Notes; (d) the Additional Senior Notes; (e) other Debt listed on Exhibit S hereto and any renewals, extensions or refinancing thereof that do not increase the aggregate outstanding principal amount thereof, plus accrued and unpaid interest on the Debt refinanced, and costs; (f) the Guaranties permitted by Section 8.3; (g) Debt incurred to issuers of standby letters of credit (including, without limitation, the Letters of Credit) and performance bonds and performance guarantees issued in the ordinary course of business of the Borrowers opened for the account of a Borrower, so long as no such issuer (except the Lenders) has any Lien on any Property of any Borrower, and excluding performance bonds and performance guarantees issued in the ordinary course of business of the Borrowers not backed by a Letter of Credit, which Debt in the aggregate shall not at any time exceed $70,000,000;
(h) Capital Leases existing on the Closing Date, including renewals, extensions or refinancings thereof; (i) Debt (including Capital Leases) secured only by Qualified Real Property, including renewals, extensions or refinancings thereof, and Capital Leases for retail stores entered into in connection with the renegotiation or extension after the date hereof of a lease existing on the date hereof, including renewals, extensions or refinancings thereof; (j) Debt arising in connection with a Sale and Leaseback Transaction permitted under this Agreement, including renewals, extensions or refinancings thereof, provided that the Borrowers are in compliance with Section 8.1(f) with

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respect thereto; (k) Debt the proceeds of which are used to refinance any other
Debt permitted hereby, other than under clause (a) hereof, so long as the new Debt is in a principal amount not to exceed the principal amount of the Debt being refinanced plus any premiums paid to refinance such Debt plus any accrued interest thereon plus any related costs, has a maturity date no earlier than the maturity of the Debt being refinanced, is not secured by any additional Property, and the original Lien, if any, was permitted by Section 8.9, and, in the event the refinanced Debt was subordinated to the Obligations, is subordinated in writing to the Obligations on terms substantially the same as the refinanced Debt; (l) any partial withdrawal liability described in Exhibit S hereto; (m) Debt secured by a Lien on Equipment (other than as provided in clause (b) above) or Real Estate Interests subject to the Security Interest prior to the incurrence of such Debt, so long as the proceeds (without deduction for any costs of such transaction) are paid to the Agent in compliance with
Section 4.4(a); (n) Debt incurred or assumed in connection with Permitted Asset Acquisitions (including a transaction described in clause (j) of the definition of Restricted Investment) so long as the aggregate principal amount so incurred and assumed in any Fiscal Year does not exceed $10,000,000 plus an amount equal to the amount of such Debt so permitted but not used in the Fiscal Year when originally permitted or in any subsequent Fiscal Year prior to the then current Fiscal Year (the "Carryover Amount"), provided, however, that in no event shall the aggregate principal amount of such Debt incurred or assumed in any Fiscal Year, including any Carryover Amount, exceed $15,000,000; (o) other Debt so long as the aggregate outstanding principal amount thereof either (i) does not exceed $20,000,000 at any time, or (ii) if it is to exceed such amount, as to which the Agent shall have been given not less than fifteen (15) days prior written notice, which shall be accompanied by the certification of an approved Officer that on a pro forma basis after giving effect to the incurrence of all such Debt and the application of the proceeds thereof, the Borrowers would have been in compliance with the provisions of Sections 8.10, 8.15, 8.16 and 8.17 as of the end of the Fiscal Quarter (or in the case of Section 8.17, the Fiscal Year last tested under such section) immediately preceding the effective date of the transaction causing such Debt to exceed $20,000,000; and (p) Hedge Obligations.

            8.5 Prepayment. Voluntarily prepay any Debt, except (a) the DIP Credit Obligations, (b) the Obligations in accordance with their terms; (c) Debt refinanced with the proceeds of Debt permitted under Section 8.4(k); (d) a purchase or redemption of Senior Notes, other than a refinancing under Section 8.4(k), if the following conditions are met: (i) no Event or Event of Default exists at the time of such purchase or redemption or would exist after giving effect thereto; (ii) all Senior Notes so purchased or redeemed are promptly surrendered for cancellation; (iii) the Consolidated Funded Debt Ratio as of the end of the Fiscal Quarter ended most recently prior to such purchase or redemption is not greater than 3 to 1; and (iv) following such purchase or redemption and the payment for the Senior Notes so purchased or redeemed, Availability shall be at least $75,000,000; (e) a purchase or redemption of Senior Notes up to the aggregate principal amount of all Additional Senior Notes previously issued, subject to compliance with clauses (i) and (ii) of (d) above;
(f) the Debt listed on Exhibit S; (g) other Debt so long as the aggregate cumulative principal amount prepaid after the date hereof in reliance on this clause does not exceed $5,000,000 in any Fiscal year; and (h) Debt incurred in accordance with clause (h), (m), (n) or (o) of Section 8.4.

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

            8.6 Terms of Senior Notes. Except in respect of a transaction permitted by Section 8.5, modify or amend any terms of the Senior Note Indenture, which has the effect of shortening the maturity of the Senior Notes.

            8.7 Transactions with Affiliates. Except as set forth below or as otherwise permitted hereunder, sell, transfer, distribute, or pay any money or Property to any Affiliate (other than a Subsidiary), or lend or advance money or Property to any Affiliate (other than a Subsidiary), or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate (other than a Subsidiary), or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate (other than a Subsidiary). Notwithstanding the preceding sentence to the contrary: (a) the Borrowers and their Subsidiaries may pay reasonable compensation to employees or consultants who are Affiliates; (b) the Borrowers and their Subsidiaries may make loans to and investments in Affiliates to the extent not prohibited by Section 8.12; (c) (A) if no Event or Event of Default has occurred and is continuing, the Borrowers and their Subsidiaries may repurchase Capital Stock issued under management plans or directors option plans, or (B) the Borrowers and their Subsidiaries may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms fully disclosed to the Agent, and which are no less favorable to the Borrowers and their Subsidiaries than would be obtainable in a comparable arm's length transaction with a third party who is not an Affiliate; (d) Penn Traffic may pay reasonable fees and grant stock options to members of the Board of Directors of Penn Traffic; and (e) the Borrowers and Subsidiaries may pay management fees not to exceed $1,500,000 per year in the aggregate (with yearly increases based on the Consumer Price Index) (and provide customary benefits of the types normally given to senior management) to entities affiliated with Gary Hirsch and/or Martin Fox in respect of management services.

            8.8 Business Conducted. Engage, directly or indirectly, in any line of business other than the businesses in which they are engaged on the date hereof, provided, however, that the introduction of additional products or services within or related to any such line of business shall not be construed to be a new line of business.

            8.9 Liens. Create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

            8.10 Financed Capital Expenditures. Make any Financed Capital Expenditure if, as a result thereof, the aggregate amount of all Financed Capital Expenditures consummated in the Fiscal Year ending January 2000 shall exceed $15,000,000 and $20,000,000 in any Fiscal Year thereafter.

            8.11 Subsidiaries. Without the prior written consent of the Required Lenders, (i) to cause or permit any Restricted Subsidiary to acquire any material Property or engage in any active business after the Closing Date, or
(ii) directly or indirectly, organize or acquire any Subsidiary after the Closing Date, unless in each case (A) such Subsidiary executes and delivers to the Agent a Guaranty Agreement and the Security Agreement, and (B) the Borrower or Subsidiary causes the Capital Stock

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

of such newly organized or acquired Subsidiary to be pledged to the Agent as provided in the Security Agreement.

            8.12 Restricted Investments. Make any Restricted Investment.

            8.13 Cash Capital Expenditures. Make any Cash Capital Expenditure if
(i) an Event of Default has occurred and is continuing or (ii) an Event or Event of Default would occur after giving effect to such Capital Expenditure or (iii) if, as a result of such Cash Capital Expenditure, Cash Capital Expenditures by the Borrowers and their consolidated Subsidiaries would exceed for each specified Fiscal Year the amount determined by the applicable provisions of clauses (a) through (e) below:

            (a) The amounts set forth in the following table for the specified Fiscal Years:

                            Fiscal Year      Amounts
                            -----------      -------
                            2000             $48,000,000
                            2001             $50,000,000
                            2002             $50,000,000
                            2003             $50,000,000
                            2004             $52,000,000
                            2005             $55,000,000
                            2006             $60,000,000
                            2007             $55,000,000

            (b) In addition to the amounts set forth in the above schedule, in any Fiscal Year after Fiscal Year 2000, the Borrowers and their Subsidiaries may make Cash Capital Expenditures in an amount equal to the lesser of (i) 50% of the excess, if any, of the Consolidated EDITDA for such Fiscal Year over the minimum amount of Consolidated EDITDA required for such Fiscal Year pursuant to
Section 8.14, and (ii) $15,000,000

            (c) In addition to the amounts permitted above, the Borrowers and their Subsidiaries may make Cash Capital Expenditures of up to $10,000,000 (plus the Net Cash Proceeds of any Casualty Event) with Net Cash Proceeds of an Asset Transfer or a Casualty Event in any Fiscal Year identified in a Reinvestment Notice as a Reinvestment Amount in accordance with Section 4.4(b).

            (d) In addition to the amounts permitted above, the Borrowers and their Subsidiaries may make Cash Capital Expenditures in any Fiscal Year in an aggregate amount not

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

to exceed the lesser of (i) the Financing Proceeds received by the Borrowers and Subsidiaries during such Fiscal Year and (ii) $20,000,000.

            (e) In addition to the amounts permitted above, in any Fiscal Year after Fiscal Year 2000, an amount equal to the lesser of (i) the excess, if any, in the prior Fiscal Year of the sum of the amounts set forth in clauses (a) through (d) above, over the aggregate amount of all Cash Capital Expenditures made by the Borrowers and their Subsidiaries on a consolidated basis for such prior Fiscal Year, and (ii) $20,000,000.

            8.14 Consolidated EBITDA. Permit Consolidated EBITDA (a) for the third and fourth Fiscal Quarters of Fiscal Year 2000; to be less than $40,000,000 (on a combined basis) or $60,000,000 (on a combined basis) for such Fiscal Quarters and the first Fiscal Quarter of Fiscal Year 2001, or (b) for any period of four consecutive Fiscal Quarters ending on the last day of the relevant Fiscal Quarter set forth below to be less than the following amounts:

                     Fiscal Year            Amounts
                     -----------            -------
                     Fiscal Year 2001 Q2     $82,000,000
                     Fiscal Year 2001 Q3     $89,000,000
                     Fiscal Year 2001 Q4     $95,000,000
                     Fiscal Year 2002 Q1     $97,000,000
                     Fiscal Year 2002 Q2    $100,000,000
                     Fiscal Year 2002 Q3    $102,000,000
                     Fiscal Year 2002 Q4    $105,000,000
                     Fiscal Year 2003 Q1    $110,000,000
                     Fiscal Year 2003 Q2    $115,000,000
                     Fiscal Year 2003 Q3    $120,000,000
                     Fiscal Year 2003 Q4    $125,000,000
                     Fiscal Year 2004 Q1    $130,000,000
                     Fiscal Year 2004 Q2    $135,000,000
                     Fiscal Year 2004 Q3    $140,000,000
                     Fiscal Year 2004 Q4    $145,000,000
                     Fiscal Year 2005 Q1    $147,000,000

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

                     Fiscal Quarter         Amounts
                     --------------         -------
                     Fiscal Year 2005 Q2    $150,000,000
                     Fiscal Year 2005 Q3    $152,000,000
                     Fiscal Year 2005 Q4    $155,000,000
                     Fiscal Year 2006 Q1    $157,000,000
                     Fiscal Year 2006 Q2    $160,000,000
                     Fiscal Year 2006 Q3    $163,000,000
                     Fiscal Year 2006 Q4    $165,000,000
                     Fiscal Year 2007 Q1    $170,000,000
                     Fiscal Year 2007 Q2    $175,000,000

            8.15 Consolidated Funded Debt Ratio. Permit the Consolidated Funded Debt Ratio as at the end of any Fiscal Quarter set forth below to exceed the ratio set forth below opposite such Fiscal Quarter:


                                     Fiscal
                       Fiscal Year   Quarter  Requirement
                       -----------   -------  -----------
                       2000             4     N/A

                       2001             1     N/A
                                        2     4.8
                                        3     4.7
                                        4     4.5

                       2002             1     4.4
                                        2     4.3
                                        3     4.2
                                        4     4.1

                       2003             1     4.1
                                        2     4.0
                                        3     3.8
                                        4     3.7

                       2004             1     3.7
                                        2     3.7
                                        3     3.7

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

                                     Fiscal
                       Fiscal Year   Quarter  Requirement
                       -----------   -------  -----------
                                        4     3.7

                       2005             1     3.7
                                        2     3.7
                                        3     3.7
                                        4     3.7

                       2006             1     3.7
                                        2     3.7
                                        3     3.7
                                        4     3.7

            8.16 Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive Fiscal Quarters of the Borrowers and their Subsidiaries (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                       Fiscal Year   Quarter      Requirement
                       -----------   -------      -----------
                       2000             4     1.80 (two quarters)

                       2001             1     1.80 (three quarters)
                                        2     1.80
                                        3     1.90
                                        4     2.00

                       2002             1     2.05
                                        2     2.05
                                        3     2.10
                                        4     2.10

                       2003             1     2.15
                                        2     2.20
                                        3     2.25
                                        4     2.30

                       2004             1     2.35
                                        2     2.40
                                        3     2.45
                                        4     2.50

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

                       Fiscal Year   Quarter      Requirement
                       -----------   -------      -----------
                       2005             1     2.55
                                        2     2.60
                                        3     2.65
                                        4     2.70

                       2006             1     2.75
                                        2     2.80
                                        3     2.85
                                        4     2.90

                       2007             1     2.95
                                        2     3.00

            8.17 Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of the Fiscal Years of the Borrowers specified below to be less than the ratio set forth below opposite such Fiscal Year:

                       Fiscal Year                Requirement
                       -----------                -----------
                       2001                            .85
                       2002                           1.00
                       2003                           1.00
                       2004                           1.00
                       2005                           1.10
                       2006                           1.10

            8.18 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist the Liens upon the Collateral contemplated by the Loan Documents, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guaranty Agreement and Security Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing Permitted Liens, but only to the extent of the Property subject to such Permitted Liens and (c) any restrictions contained in leases and subleases of real property, licensing agreements and franchise agreements.

            8.19 Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Debt owed to, the Borrower or any other Subsidiary, or (b) make investments in the Borrower or any other

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

Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into on or before the Closing Date or in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

            8.20 Confirmation Order. At any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Confirmation Order, except for technical modifications and amendments or those mutually agreed to by the Borrowers and the Agent.

            ARTICLE 9. DEFAULT; REMEDIES

            9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            (a) any failure to make any payment of principal, interest, fees or premium on any of the Loans or any other Obligations when due;

            (b) any material representation or warranty made by a Borrower or other Loan Party in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by or on behalf of such Borrower or other Loan Party at any time to the Agent, the Issuing Bank, or any Lender shall prove to be untrue in any material respect as of the date when made or furnished or deemed to have been made or furnished;

            (c) (i) default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement (other than those which are the subject of clauses (a) and (b) above, or are specified in subsection (ii) and (iii) of this clause (c)), or in any of the Notes or the other Loan Documents and the Borrowers shall fail to remedy such default within a period of thirty (30) days after it occurs, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent) or become void or unenforceable without the written consent of the Agent, or (ii) default shall occur in the observance or performance of any of the covenants and agreements contained in any of Section 7.1, 7.3, 7.4, 7.5, 7.6, 7.7, 7.11 or 8.11, and the Borrowers
shall fail to remedy such default within a period of thirty (30) days after it occurs or if such default cannot be remedied within such 30-day period and in the Agent's judgment its continuation thereafter will not then or thereafter have a Material Adverse Effect, the Borrowers shall fail to commence to remedy such default during such 30-day period and to pursue the completion thereof as expeditiously as possible thereafter or (iii) any default shall occur in the observance of any covenant in Article 8 other than Section 8.11;

            (d) any default by a Borrower or any Subsidiary in any payment of principal of or interest on any Debt for borrowed money in an aggregate amount in excess of $5,000,000 (other than the Obligations) beyond any period of grace provided with respect thereto, or (unless the subject of a good faith dispute) in the performance of any other agreement, term or condition contained in

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

any agreement under which any such Debt is created, if the effect of such default is to cause, or permit the holder or holders of such obligation to declare, such Debt to become due prior to its stated maturity, unless such default has been waived by the holder or the holders of such Debt or cured prior to acceleration under Section 9.2;

            (e) (i) a Borrower or any Material Subsidiary shall (x) be unable to pay its debts generally as they become due, (y) make an assignment for the benefit of its creditors or, (z) file a petition or application, or an answer, or otherwise commence a proceeding, under any applicable law or statute of the United States of America, any state thereof or any foreign country (other than under the Bankruptcy Code), seeking reorganization or arrangement or similar relief or otherwise to take advantage of any insolvency act, or for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its Property; (ii) there is commenced against a Borrower or any Material Subsidiary any proceeding for any of the relief described in clause (i)(z) above and such proceeding shall remain undismissed and unstayed for a 60 day period; (iii) a Borrower or any Material Subsidiary by any act in any such proceeding indicates its consent to or approval of or acquiescence in such relief; or (iv) a Borrower or any Material Subsidiary takes any action for the purpose of effecting any of the foregoing;

            (f) (i) a Borrower or any Material Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; (ii) there is commenced against a Borrower or any Material Subsidiary an involuntary case under the Bankruptcy Code and such proceeding shall remain undismissed and unstayed for a 60 day period; or (iii) a Borrower or any Material Subsidiary by any act in any such proceeding indicates its consent to, approval of or acquiescence in such relief;

            (g) (i) a court of competent jurisdiction shall enter (other than under the Bankruptcy Code) an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of a Borrower or any Material Subsidiary or of the whole or any substantial part of its Property, or (ii) under the provisions of any law for the relief or aid of debtors other than the Bankruptcy Code, a court of competent jurisdiction shall assume custody or control of a Borrower or any Material Subsidiary or of the whole or any substantial part of its Properties;

            (h) a Borrower or any Material Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, in each case, except as permitted by Section 8.1; or a Borrower or any Material Subsidiary shall have commenced against it any action or proceeding for dissolution, winding-up or liquidation, not otherwise permitted hereunder;

            (i) all or any substantial part of the Property of a Borrower or any Material Subsidiary shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of such Borrower or such Material Subsidiary shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public

Authority, except where contested in good faith by proper proceedings diligently pursued and where a stay of enforcement is in effect;

            (j) any judgment in excess of $5,000,000 (in excess of insurance coverage) is rendered against any Borrower or any Material Subsidiary, or there is any attachment, injunction or execution against any Property of Penn Traffic for an amount in excess of $5,000,000, and such judgment, attachment, injunction or execution remains unpaid, unstayed or undismissed for a period of thirty (30) days after the first date on which the judgment creditor is entitled to exercise its rights and remedies with respect to such judgment, attachment, injunction or execution;

            (k) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) causes a Material Adverse Effect; or (ii) is in excess of $5,000,000 and is not adequately covered by insurance;

            (l) a Change in Control occurs with respect to Penn Traffic;

            (m) an Environmental Claim shall have been asserted against either Borrower or one of its Subsidiaries, or any event shall occur that could reasonably be expected to form the basis for such an Environmental Claim; or a Borrower or one of its Subsidiaries shall have failed to obtain any license, permit, or approval required for its business under Environmental Laws, or any such license, permit, or approval shall be revoked, terminated, or cease to be in full force and effect; or a Borrower defaults in the performance of its covenants contained in Section 7.7; provided, however, that the foregoing shall not constitute an Event of Default if the Borrowers can establish to the Agent's reasonable satisfaction that such event is not reasonably likely to have a Material Adverse Effect or that the applicable Borrower or Subsidiary has commenced and is diligently pursuing either: (i) a cure or correction of the condition or other default described above, which it continues diligently to pursue to completion, but only so long as there will be no Material Adverse Effect while such cure or correction continues or after it is completed or as a result of the cost to such Borrower or its Subsidiary of such cure or correction; or (ii) proceedings for appropriate relief to prevent the Public Authority or other Person from asserting the Environmental Claim, or enforcing any remedy with respect thereto, so long as the Public Authority or other Person is stayed from any such enforcement while such proceedings are pending;

            (n) any event or condition shall occur or exist with respect to a Plan that, in the Agent's good faith judgment, is reasonably likely to subject a Borrower or any Subsidiary to any tax, penalty or other liabilities under ERISA or the Code, causing a Material Adverse Effect; or

            (o) The Confirmation Order shall have been modified in any material respect without the prior written consent of the Agent or a determination shall have been made regarding the Confirmation Order that is adverse in any material respect to the Agent and the Lenders.

            9.2 Remedies. (a) (x) If an Event of Default shall occur under
Section 9.1(f), all Revolving Credit Commitments shall terminate and all Obligations shall become immediately due

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and payable without any action by the Agent, and (y) if any other Event of
Default shall have occurred and be continuing, the Agent may, and it shall, at the request of the Required Lenders, without notice to or demand on the Borrowers, do one or more of the following at any time or times thereafter and in any order: (i) decrease one or more of the amounts or percentages used to determine Revolving Borrowing Capacity; (ii) terminate this Agreement in accordance with Article 10; (iii) terminate the Revolving Credit Commitments, and all obligations of the Issuing Bank to issue Letters of Credit; (iv) declare any or all Obligations to be immediately due and payable; and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default shall have occurred and be continuing, each Borrower hereby waives (to the extent permitted under applicable law) all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing (to the extent permitted under applicable law).

            9.3 Application of Proceeds of Collateral and Guarantee Agreements. After the occur rence of an Event of Default and acceleration of the Obligations as provided in this Article 9, the proceeds of the Collateral and collections from each Guaranty Agreement shall be applied by the Agent to payment of the Obligations in the following order, unless a court of competent jurisdiction shall otherwise direct:

            first, to payment of all costs and expenses of the Agent incurred in connection with the preservation, collection and enforcement of the Obligations, the Loan Documents, the Collateral or any Guaranty Agreements, or otherwise, including, without limitation, any amounts advanced by the Agent to protect or preserve the Collateral;

            second, to payment of all costs and expenses of the Lenders, including as a party to any Hedging Agreements (in such capacity, "Interest Rate Parties"), incurred in connection with the preservation, collection and enforcement of the Obligations, the Loan Documents, the Collateral, any Guaranty Agreement or any Hedging Agreements;

            third, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees payable under the Loan Documents ratably amongst the Agent and the Lenders in accordance with the proportion which the accrued interest and fees payable under the Loan Documents constituting the Obligations owing to the Agent and each such Lender at such time bears to the aggregate amount of accrued interest and fees payable under the Loan Documents constituting the Obligations owing to the Agent and all of the Lenders at such time until such interest and fees shall be paid in full;

            fourth, to the Agent in an amount equal to the then aggregate outstanding Letter of Credit Obligations consisting of Undrawn Amounts ("Undrawn L/C Obligations") (to the extent that such Obligations exceed any other cash collateral held by the Agent securing the payment of same) to be held by the Agent for the payment of Undrawn L/C Obligations when and if due and payable;

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

            fifth, to payment of the principal of the Obligations (which shall exclude all Undrawn L/C Obligations and include all the other unpaid Letter of Credit Obligations), and all then due and payable Obligations under the Hedging Agreements, ratably amongst the Lenders and Interest Rate Parties in accordance with the proportion which the principal amount of the Obligations (which shall exclude all Undrawn L/C Obligations and include all the other unpaid Letter of Credit Obligations) and then due and payable Obligations under the Hedging Agreements owing respectively to each such Lender and each such Interest Rate Party bears to the aggregate principal amount of the Obligations as aforesaid owing to all of the Lenders and then due and payable Obligations under the Hedging Agreements owing to the Hedging Parties until such principal of the Obligations and such then due and payable Obligations under the Hedging Agreements shall be paid in full;

            sixth, to payment of all then due and payable Obligations under the Hedging Agreements, ratably amongst the Interest Rate Parties in accordance with the proportion which the amount of the then due and payable Obligations under the Hedging Agreements owing to each Interest Rate Party bears to the aggregate amount of the then due and payable Obligations under the Hedging Agreements, until such then due and payable Obligations under the Hedging Agreements shall be paid in full;

            seventh, to the payment of all other Obligations, ratably amongst the Lenders and Interest Rate Parties in accordance with the proportion which the amount of such other Obligations owing to each such Lender and Interest Rate Party bears to the aggregate amount of such other Obligations owing to all of the Lenders and Interest Rate Parties until such other Obligations shall be paid in full; and

            eighth, the balance, if any, after all of the Obligations has been satisfied, shall be paid by the Agent to the Borrowers or paid over to such other Person or Persons as may be required by law.

            In the event that the amount of monies received by the Agent under clause fourth above with respect to Undrawn L/C Obligations at the time of the Agent's receipt of such monies shall, together with any other cash collateral securing Undrawn L/C Obligations which is not securing other Obligations, exceeds the amount of actual payments the Letter of Credit Issuer shall have made with respect to such previously Undrawn L/C Obligations after the Agent's receipt of such monies, which determination shall be made after all such Letters of Credit have been terminated or have expired, then the Agent shall apply such excess monies and cash collateral in accordance with this Section 9.3.

            ARTICLE 10. TERMINATION OF AGREEMENT

            10.1 Unless sooner terminated as provided in Section 9.2 or 10.2 hereof, the Commitments shall expire on the Revolving Commitment Expiration Date and this Agreement shall terminate (subject to Section 10.4) on the Termination Date.

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            10.2 At any time, the Borrowers may terminate this Agreement upon
(i) the delivery to the Agent of an irrevocable notice of their intention to terminate this Agreement and (ii) payment in full of all the Obligations (or in the case of Letter of Credit Obligations, terminate any outstanding Letters of Credit or cash collateralize the same in a manner reasonably acceptable to the Agent.

            10.3 The Agent may, and it shall at the request of the Required Lenders, terminate this Agreement immediately at any time during the continuance of an Event of Default under Section 9.1.

            10.4 The termination of this Agreement shall not affect any rights of the Borrowers, the Agent, the Issuing Bank, or any Lender arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to and after such termination have been fully disposed of, concluded or liquidated. At the termination of this Agreement, all Obligations shall be due and payable without notice or demand. The Security Interest granted to the Agent under the Security Agreement and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrowers' loan accounts may from time to time be temporarily in a credit position, until all of the Obligations have been paid in full after the termination hereof. All representations, warranties, covenants, waivers and agreements contained herein shall survive the termination hereof until all its Obligations have been paid in full and the Letters of Credit have been either returned or fully cash-collateralized.

            ARTICLE 11. MISCELLANEOUS

            11.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's, the Issuing Bank's, and the Lenders' rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent, the Issuing Bank, or any of the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, and in the manner set forth in this Agreement, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent, the Issuing Bank, and the Lenders may, without limitation, proceed directly against the Borrowers to collect the Obligations without any prior recourse to the Collateral.

            11.2 No Implied Waivers. No act, failure or delay by the Agent, the Issuing Bank or any Lender, or any course of dealing, shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Agent, the Issuing Bank, or any Lender of any provision of this Agreement or any other Loan Document, or a breach or default hereunder or thereunder, or of any right or remedy which the Agent, the Issuing Bank, or any Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Agent, the Issuing Bank or the Lenders shall affect their rights to require strict performance of this Agreement or any other Loan Document.

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            11.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            11.4 Governing Law. THIS AGREEMENT HAS BEEN MADE IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, PROVIDED THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION.

            11.5 Consent to Jurisdiction and Venue; Service of Process. Each Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Supreme Court of the State of New York for New York County, or in the United States District Court for the Southern District of New York, and each Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. Each Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to such Borrower. The consent to forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction. Each Borrower waives any objection it may now or hereafter have to the laying of venue in the foregoing courts or that any such action has been brought in an inconvenient forum.

            11.6 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWERS AND THE AGENT OR ANY LENDER. EACH BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

            11.7 Survival of Representations and Warranties and Indemnification. All of the Borrowers' representations and warranties and indemnifications contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent, the Issuing Bank, or any Lender or their respective agents.

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            11.8 Indemnification. The Borrowers shall be jointly and severally liable for, and each hereby indemnifies, defends and holds the Agent, the Issuing Bank, the Bank, each Lender, and their respective directors, officers, agents, employees and counsel (each an "Indemnitee" and collectively, the "Indemnities"), harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them (except as a result of their bad faith, gross negligence or wilful misconduct or material breach of a material provision of this Agreement), whether direct, indirect or consequential, arising out of or by reason of any litigation, investigation, claim, or proceeding (whether based on any federal, state or local laws or other statutes or regulations, including, without limitation, securities or commercial laws and regulations, Environmental Laws, under common law or at equity, or on contract or otherwise) commenced or threatened, which arise out of or are in any way related to or based upon the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto or any use by any Borrower of the proceeds of any Revolving Loan (except for losses arising on account of the indemnitee's bad faith, gross negligence, wilful misconduct or material breach) (collectively, "Indemnified Loss"). Indemnified Loss includes, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel (based on such counsel's hours expended at such counsel's standard hourly billing rates) reasonably incurred in connection with any such litigation, investigation, claim or proceeding. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against any Borrower or any Subsidiary, or by any Borrower or any Subsidiary or any other party against any Indemnitee, which in the sole discretion of such Person makes it advisable for such Person to seek counsel for protection and preservation of its Security Interest, or to defend its own interest, such expenses and reasonable counsel fees (based on such counsel's hours expended at such counsel's standard hourly billing rates) shall be allowed to such Person. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of the Indemnified Loss. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. Each Borrower's obligations under this Section shall be part of the Obligations and shall be secured by the Collateral. The Borrowers shall have the right to defend, with counsel reasonably acceptable to the applicable Indemnitee, against any litigation, investigation, claim or proceeding which could give rise to an Indemnified Loss, unless such litigation, investigation, claim or proceeding shall have been commenced by or on behalf of any of the Borrowers. The Agent and each Lender agrees to give the Borrowers written notice of any such litigation, investigation, claim, or proceeding promptly after the Agent or such Lender becomes aware thereof, but the Agent's or such Lender's failure to give such notice shall not relieve the Borrowers of their obligations under this Section unless it can be proved that they were actually prejudiced by such failure. The Borrowers, if they exercise such right, shall diligently pursue such defense and shall give the applicable Indemnitee notice of the status of such defense and any material developments. The Borrowers will not enter into any settlement of any litigation, investigation, claim or proceeding in which they are conducting the

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defense without the prior written consent of the applicable Indemnitee, which consent shall not be unreasonably withheld.

            11.9 Other Security and Guaranties. The Agent may, on behalf of the Lenders, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person other than the Borrowers and/or Subsidiary Guarantor and hold collateral for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release any such endorser or Subsidiary Guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

            11.10 Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, each Borrower shall pay to the Agent or the Issuing Bank, as the case may be, on demand all out-of-pocket costs and expenses that the Agent or the Issuing Bank pays or incurs in connection with the negotiation, preparation, consummation, and administration of this Agreement and the other Loan Documents, or that the Agent, the Issuing Bank, or any Lender incurs in connection with enforcement hereof and thereof or the collection of the Obligations, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to the Agent, the Issuing Bank, or a Lender based on hours expended at such persons' standard hourly billing rates;
(b) costs and expenses (including reasonable attorneys' and paralegals' fees, based on hours expended at such persons' standard hourly billing rates, and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches, surveys, and municipal and departmental searches; (d) taxes, fees and other charges for filing financing statements and continuation statements, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of a Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals to the extent provided in
Section 2.7 of the Security Agreement, (g) costs of inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Agent's employees or representatives up to four times per year and whenever an Event of Default has occurred and is continuing; (h) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (i) costs and expenses of preserving and protecting the Collateral; (j) costs and expenses payable by or chargeable to a Borrower under any Loan Document; and (k) costs and expenses (including reasonable attorneys' and paralegals' fees), based on hours expended at such persons' standard hourly billing rates, and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent, the Issuing Bank, the Bank, or any Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). Any of the foregoing costs and expenses shall be charged to the appropriate Borrower's loan account pursuant to

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Section 2.14 or 2.15, as appropriate, either: when paid or incurred, if any
Event of Default has occurred and is continuing; or, otherwise, thirty (30) days after the Agent's demand on the applicable Borrower for payment thereof, to the extent not paid by such Borrower within such 30-day period.

            11.11 Notices. All notices, demands, requests and other communication that a party is required or elects to give to any other party shall be in writing, shall be delivered (a) personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, or (b) by facsimile, telecopier or other telecommunications method, in each case with receipt confirmed and with a copy delivered also under (a) above, and shall be addressed to the party to be notified as follows:

            If to the Agent:    Fleet Capital Corporation
                                200 Glastonbury Boulevard
                                Glastonbury, CT 06033
                                Attention: Mr. Thomas Joyce
                                Fax No.: (860) 657-7759

            If to any Borrower: c/o The Penn Traffic Company
                                411 Theodore Fremd Avenue
                                Rye, New York  10580
                                Attention:  Martin A. Fox
                                Fax No.: (914) 921-3031

                                and

                                c/o The Penn Traffic Company
                                1200 State Fair Boulevard
                                Syracuse, New York  13221-4737
                                Attention:  Francis O. Price, Jr.
                                Fax No.: 315-461-2532

            If to a Lender:     to its Lending Office

or to such other address as each party may designate for itself by like notice. Any such notice, demand, request or other communication shall be deemed given
(i) when received, if personally delivered or sent by overnight courier, (ii) four days after being sent when deposited in the United States mails, postage paid, if sent by registered or certified mail, or (iii) when receipt is acknowledged or is confirmed when delivered by facsimile, telecopier or other communications method.

            11.12 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on

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any Borrower which the Agent, the Issuing Bank, or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar or other circumstances.

            11.13 Binding Effect; Assignment; Confidentiality. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no right or obligation of any Borrower may be assigned or otherwise transferred without the prior written consent of the Required Lenders, and any purported assignment or transfer without such consent shall be void.

            (b) A Lender may not assign any of its rights or obligations under the Loan Documents without the Agent's and the Borrowers' prior written consent, provided, that (i) any Lender may assign all or a portion of its outstanding Term Loans A and/or Term Loans B and/or Revolving Loans and Revolving Credit Commitment and its rights and obligations under the Loan Documents to another Lender, (ii) with the consent of the Agent and the Borrowers (which consent by the Agent and the Borrowers shall not be unreasonably withheld or delayed and which consent by the Borrowers shall not be required if there is continuing an Event or Event of Default), any Lender may assign all or a portion of its outstanding Term Loans A and/or Term Loans B and/or Revolving Loans and Revolving Credit Commitment and its rights and obligations under the Loan Documents to one or more commercial banks, finance companies, insurance companies, funds or other financial institutions (including one or more Lenders); provided further, that no consent of the Agent or the Borrowers shall be required with respect to the assignment by a Lender to one of its Affiliates of all or a portion of such Lender's Term Loans A and/or Term Loans B only and
(iii) Fleet Capital may not assign any portion of its rights and obligations if, as a result, its Revolving Credit Percentage with respect to the Revolving Loans and the Revolving Credit Commitment that it has maintained for its own account would be less than fourteen percent (14%). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $5,000,000 unless the entire Revolving Loans and Revolving Credit Commitment and Term Loans of the assigning Lender is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement, the Notes or the other Loan Documents to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests, and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this
Section 11.13 shall be effected by the execution and delivery of an assignment agreement substantially in the form of Exhibit X hereto (an "Assignment Agreement"). In the event of any such assignment (A) to a commercial bank, finance company, insurance company, fund or other financial institution not previously a Lender hereunder, either the assigning or the assignee Lender shall pay to the Agent a nonrefundable assignment fee of $3,000 and (B) to a Lender, either the assigning or assignee Lender shall pay to Agent a nonrefundable assignment fee of $2,000, and at the time of any assignment pursuant to this
Section 11.13, (1) the signature pages hereof shall be deemed to be amended to reflect the Commitment or Commitments of the respective assignee (which shall result in a direct reduction to the respective Commitment or Commitments of the assigning Lender) and of the other

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Lenders, and (2) such assignee shall become a party to the Loan Documents as a
Lender and such assignee shall have, to the extent of such assignment, the rights, benefits and obligations of a Lender under the Loan Documents. Each Lender and the Borrowers agree to execute such documents (including without limitation amendments to this Agreement and the other Loan Documents) as shall be necessary to effect the foregoing. Nothing in this Section 11.13(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section 11.13 will, upon its becoming party to this Agreement, represent
(a) that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and (b) that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in any Loans held by such Lender shall at all times be within its exclusive control.

            (c) Any Lender may at any time sell to one or more financial institutions or other entities (a "Participating Lender") participating interests in the Loans, the Notes held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder, provided, however, that
(i) such Lender's obligations under the Loan Documents shall remain unchanged,
(ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) the Participating Lender shall not have any rights under the Loan Documents (the Participating Lender's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participating Lender relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 3.10 and 3.14 of this Agreement to the extent that the granting Lender would have been entitled to such benefits if the participation had not been entered into or sold (and accordingly, no Participating Lender shall be entitled to receive any greater amount pursuant to such Sections than the granting Lender would have been entitled to receive in respect of the amount of the participation granted by such granting Lender to such Participating Lender had no such participation been granted), (iv) the Borrowers and the Agent shall continue to deal solely and directly with such granting Lender in connection with such Lender's rights and obligations under the Loan Documents,
(v) no Lender shall transfer or grant any participating interest under which the Participating Lender shall have rights to approve any amendment to, or any consent or waiver with respect to, the Loan Documents except to the extent such amendment, consent or waiver would require unanimous consent as described in the fourth sentence of Section 11.14, and (vi) Fleet Capital may not sell any such participating interest if, as a result, its Revolving Credit Percentage with respect to the Revolving Loans and the Revolving Credit Commitment that it has maintained for its own account would be less than fourteen percent (14%). In the case of any participation under this Section 11.13(c), the Participating Lender shall not have any rights under the Loan Documents, and all amounts payable by a Borrower hereunder shall be determined as if such Lender had not sold such participation, except that each Borrower agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of any Event of Default, each

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Participating Lender shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (d) Each Lender and the Agent agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrowers or any Subsidiary or by the Agent on a Borrower's or Subsidiary's behalf in connection with this Agreement or any Loan Document and agrees and undertakes that neither they nor any of their Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Lender or the Agent may disclose such information: (i) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable law; (iv) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business; and (v) to such Lender's independent auditors and other professional advisors. Notwithstanding the foregoing, the Borrowers authorize each Lender to disclose to any permitted assignee or Participating Lender and any prospective permitted assignee or Participating Lender such financial and other information in such Lender's possession concerning the Borrowers and their Subsidiaries which has been delivered to the Lender pursuant to this Agreement or which has been delivered to a Lender by a Borrower or the Agent in connection with the Lender's credit evaluation of the Borrowers prior to entering into this Agreement, provided that such assignee or Participating Lender agrees in writing to such Lender and the Borrowers to keep such information confidential to the same extent required of the Lenders hereunder.

            11.14 Modification. This Agreement and the Loan Documents are intended by each Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. Except as expressly set forth elsewhere in this Agreement, no amendment or waiver of any provision of this Agreement or any Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding any provision of this Section to the contrary, no waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, do any of the following:

            (a) increase the Commitment of any Lender or subject any Lender to any additional obligations (except pursuant to an assignment by one Lender to another Lender in accordance with the terms and provisions of this Agreement);

            (b) postpone or delay any date fixed for any payment of principal, interest, fees, commissions or other amounts due hereunder or under any Loan Document, or extend the termination date of this Agreement set forth in Article 10;

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            (c) reduce the principal of, or the rate of interest on, any Loan or of any fees or other amounts payable hereunder or under any Loan Document (other than the Financing Fee under Section 3.8);

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

            (e) amend this Section 11.14, or the definitions of Required Lenders and Majority Facility Lenders;

            (f) release the Collateral except as otherwise provided herein or in any other Loan Documents;

            (g) amend or waive the provisions of Article 5;

            (h) amend the provisions of Section 7.8;

            (i) amend the provisions of Section 3.12;

            (j) amend the provisions of Section 11.13;

            (k) amend the definition of "Revolving Borrowing Capacity" or of any term used in defining "Revolving Borrowing Capacity"; or

            (l) amend any provision of Article 7 or 8 on or prior to the Closing Date;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders, affect the rights or duties of the Agent under this Agreement or any Loan Document.

            11.15 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Execution of the signature page or pages of any Loan Document by the Lenders, the Agent or any Loan Party and the delivery of such page or pages to the Agent or its counsel by facsimile shall be fully effective as if any such party had executed and delivered an original counterpart of such Loan Document.

            11.16 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

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            11.17 Right of Set-Off. Without limitation of any other or additional rights granted by applicable law, whenever an Event of Default has occurred and is continuing, each Lender is hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any Affiliate of such Lender to or for the credit or the account of a Borrower or any Subsidiary Guarantor (whether or not such deposits or other indebtedness are then due and payable) against any and all of the Obligations (including interests in obligations purchased by a Lender under Section 4.8), whether or not then due and payable or contingent or unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            11.18 Joint and Several Liability. The Borrowers shall be jointly and severally liable for all Obligations, regardless of which Borrower actually receives Loans or other extensions of credit hereunder (including the issuance of Letters of Credit for the account of such Borrower) or the amount of such Loans received or Letters of Credit issued or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it and Letters of Credit issued for its account, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers and Letters of Credit issued for the account of such other Borrowers hereunder, shall be separate and distinct Obligations.

            The Borrowers' Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder (including the issuance of Letters of Credit for the account of such Borrowers) shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of any or all other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of any or all other Borrowers, (ii) the absence of any attempt to collect the Obligations from any or all other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any or all other Borrowers, or any part thereof, or any other agreement now or hereafter executed by any or all other Borrowers and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any or all other Borrowers, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, or (vi) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any or all other Borrowers. With respect to a Borrower's' Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any or all other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations.

            Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

            ARTICLE 12. THE AGENT

            12.1 Appointment of Agent. Each Lender hereby designates Fleet Capital as Agent for such Lender under the Loan Documents, including without limitation, this Agreement, the Security Agreement, the Notes and the Mortgages, to act as specified in, under, or in respect of, any Loan Document. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents, and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Agent by the terms thereof, and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning such duties. The Agent shall not be responsible for any acts of its agents or attorneys-in-fact selected by it, unless such selection constituted wilful misconduct or bad faith.

            12.2 Nature of Duties of Agent. (a) The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it hereunder or in connection herewith, unless caused by its or their gross negligence, willful misconduct or bad faith. The Agent shall not have by reason of any Loan Document a fiduciary relationship in respect of any Lender; and nothing in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligation in respect of any Loan Document except as expressly set forth therein.

            (b) The Agent shall be under no obligation or duty to take any action under any Loan Document if taking such action (i) would subject the Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or (iii) would subject the Agent to In Personam jurisdiction in any locations where it is not then so subject.

            (c) Notwithstanding any other provision of any Loan Document, neither the Agent nor any of its officers, directors, employees, affiliates or Agent shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with any Loan Document except for its own gross negligence or willful misconduct.

            12.3 Lack of Reliance on the Agent. (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and any Subsidiary Guarantors in connection with making and maintaining Loans hereunder and taking or not taking any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrowers and Subsidiary Guarantors (including in each case the collectibility or adequacy of the Collateral or any part thereof) and, except as expressly provided in any Loan Document, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

            (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of any Loan Document, or the financial condition of any Borrower or any Subsidiary Guarantor, or the existence, value, collectibility or adequacy of the Collateral or any part thereof, or the validity, effectiveness, perfection or relative priority of the Security Interest or the Liens of any other Person therein, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Loan Document, or the existence or possible existence of any Event or Event of Default.

            12.4 Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders or all the Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with or any Loan Document, the Agent shall be entitled to refrain from such act or action unless and until the Agent shall have received instructions from the Required Lenders or all the Lenders, as the case may be; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or all the Lenders, as the case may be. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of the Agent, be contrary to law or the terms of any Loan Document, (ii) if it shall not receive such advice or concurrence of the Required Lenders as it deems appropriate, or (iii) if it shall not first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with a request or consent of the Required Lenders or the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Notwithstanding the foregoing, where the Agent has requested authority from the Required Lenders or all the Lenders, as the case may be, to take or refrain from taking a specified action, the Agent may deem that it has been given such authority from any Lender from which it has not received a response ten days after such request has been made; provided, however, that nothing contained herein shall limit the Agent's right to refrain from acting in the absence of an actual response from the Lender or Lenders in question.

            12.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or a Subsidiary Guarantor), independent accountants and other experts selected by the Agent.

            12.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event or Event of Default, except with respect to a failure of payment, unless: (a) the Agent shall have received notice from a Lender referring to this Agreement or other relevant Loan Document, describing such Event or Event of Default and stating that such notice is a "notice of default"; (b) the Agent shall have received a notice of such Event or Event of Default from a Borrower pursuant to Section 7.3, or such Event or Event of Default is disclosed in a certificate or Financial Statement delivered to the Agent pursuant to Section 7.2; or (c) the Agent has actual knowledge of such Event or Event of Default. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Event or Event of Default as shall be requested by the Required Lenders in accordance with Article 9 or Article 10; provided, however, that unless and until the Agent shall have received such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event or Event of Default as it shall deem advisable in the best interests of the Lenders. Each Lender agrees to use its best efforts, upon becoming aware of any development or other information which may materially and adversely affect the Property, the Collateral, business, prospects, profits or condition (financial or otherwise) of a Borrower or any of its Subsidiaries, or a Subsidiary Guarantor, or the ability of a Borrower or Subsidiary Guarantor to perform or comply with any Loan Document or to pay any Obligations, promptly to notify the Agent and the other Lenders of same. The Agent agrees that it shall promptly deliver to each Lender copies of all notices, demands, statements and communications which the Agent gives to a Borrower, except for routine notices of payments due under the Loan Documents and other miscellaneous notices, demands, statements and communications. The Agent shall not have any liability to any Lender, nor shall a cause of action arise against the Agent, as a result of the failure of the Agent to deliver to any Lender any such notice, demand, statement or communication, except for any such failure with respect to any material notice, demand, statement or communication arising solely from the Agent's gross negligence, bad faith or willful misconduct.

            12.7 Collateral Matters. (a) Without limiting the generality of any other provision of this Article 12, the Agent is hereby authorized on behalf of all the Lenders and the Secured Parties, without the necessity of any notice to or further consent from the Lenders or the Secured Parties, from time to time, to take any action with respect to any Collateral or the Loan Documents which may be necessary to protect, perfect and maintain perfected the Security Interest.

            (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral: (i) upon termination of the Commitments and payment and satisfaction of all Obligations which have matured and which the Agent has been notified in writing are then due and payable; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or under the Security Documents; (iii) constituting Property in which neither Borrower owned any interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended; (v) consisting of an instrument evidencing indebtedness, if the indebtedness evidenced thereby has been paid in full; (vi) the release of which is otherwise permitted hereunder or under any other Loan Document; or (vii) if approved, authorized or ratified in writing by all the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section.

            (c) The Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral.

            (d) The Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Grantor thereto (as defined in any Security Document) or as to the security afforded by the Security Documents or any other Loan Document.

            (e) If Dairy Dell or another Subsidiary of Penn Traffic is Disposed of as permitted by Section 8.1, the Lenders hereby irrevocably authorize the Agent to release the obligations of Dairy Dell or such Subsidiary under the Loan Documents and the Security Interest on the Capital Stock of Dairy Dell and the Property of Dairy Dell or such other Subsidiary pursuant to the Security Agreement.

            12.8 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in accordance with such Lender's Pro-Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind of nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under any of the other Loan Documents, in any way relating to or arising out of this Agreement or any of the other Loan Documents (including, but not limited, to the taking, protection, perfection, enforcement or disposition of any Collateral); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence, willful misconduct or bad faith; and, provided, further, that such indemnification of the Agent shall not release any Borrower from its obligations hereunder or under any of the other Loan Documents. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for such Lender's Pro-Rata Share of any out-of-pocket expenses (including reasonable attorneys' fees and the allocated cost of staff counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any Loan Documents to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The agreements in this Section 12.8 shall survive the termination or expiration of this Agreement and the payment of the Loans and all other Obligations.

            12.9 The Agent in its Individual Capacity. With respect to its obligation as a Lender to lend under this Agreement, the Loans made by it and the Notes issued to it, Fleet Capital shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not also performing the duties of the Agent specified herein; and the terms "Lenders", "Required Lenders", or any similar terms shall, unless the context clearly otherwise indicates, include Fleet Capital in its individual capacity. Fleet Capital may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with a Borrower or any Affiliate of a Borrower as if Fleet Capital were not performing the duties specified herein (including, without limitation, in connection with any Hedge Obligations), and may receive payments on such loans, extensions of credit, and other transactions, and may accept fees and other consideration from a Borrower or any Affiliate of the Borrower for services in connection with this Agreement and otherwise, without having to account for the same to the Lenders.

            12.10 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes of any Loan Document unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent as provided in Section 11.13. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

            12.11 Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, and may be removed at any time with or without cause by all of the Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five (5) days' notice to the Borrowers, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation or the Required Lenders remove the retiring Agent, then the retiring Agent may, at its sole option, either (i) on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States of America, or a commercial bank organized under the laws of the United

States of America or of any State thereof (or any Affiliate of such bank), having a combined capital and surplus of at least $500,000,000 or (ii) assign all of the rights and delegate all of the duties of the Agent to the Lenders, collectively, in which event all actions to be taken by the Agent hereunder or under the other Loan Documents shall be taken by or on behalf of the Lenders upon the written consent of the Required Lenders.

            (b) Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

            (c) The provisions of this Section 12.11 shall be applicable mutatis mutandis in the event that the Agent shall retire as Agent under some but not all of the Loan Documents.

            12.12 The Documentation Agent and the Co-Agents. The Documentation Agent and the Co- Agents (a) are so nominated by the Lenders, (b) shall not have any duties or responsibilities except as specifically provided in the Loan Documents, (c) have not been relied upon by the Lenders, and (d) shall have the same rights and protection as the Agent under Sections 11.8, 12.8 and 12.9.

            IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit and Term Loan Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                          BORROWERS:

                                          THE PENN TRAFFIC COMPANY


                                          By: ________________________
                                              Title:


                                          DAIRY DELL, INC.


                                          By: ________________________
                                              Title:


                                          BIG M SUPERMARKETS, INC.


                                          By: ________________________
                                              Title:


                                          PENNY CURTISS BAKING COMPANY
                                          INC.

                                          LENDERS:
                                          Lending Office:
                                          60 East 42nd Street
                                          New York, New York  10017
                                          FLEET CAPITAL CORPORATION


                                          By: ________________________
                                              Title:


                                          GMAC BUSINESS CREDIT, LLC


                                          By: ________________________
                                              Title:


                                          AMSOUTH BANK


                                          By: ________________________
                                              Title:


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                          By: ________________________
                                              Title:


                                          HELLER FINANCIAL, INC.


                                          By: ________________________
                                              Title:


                                          LASALLE BUSINESS CREDIT, INC.


                                          By: ________________________
                                              Title:

                                          CITIZENS BUSINESS CREDIT COMPANY


                                          By: ________________________
                                              Title:


                                          THE CIT GROUP/BUSINESS CREDIT,
                                          INC.


                                          By: ________________________
                                              Title:


                                          IBJ WHITEHALL BUSINESS CREDIT
                                          CORPORATION


                                          By: ________________________
                                              Title:


                                          FOOTHILL CAPITAL CORPORATION


                                          By: ________________________
                                              Title:


                                          GREEN TREE FINANCIAL SERVICING
                                          CORPORATION


                                          By: ________________________
                                              Title:

                                          ADMINISTRATIVE AGENT

                                          FLEET CAPITAL CORPORATION


                                          By: ________________________
                                              Title:



                                          DOCUMENTATION AGENT

                                          GMAC BUSINESS CREDIT, LLC


                                          By: ________________________
                                              Title:


                                          CO-AGENTS

                                          AMSOUTH BANK


                                          By: ________________________
                                              Title:


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                          By: ________________________
                                              Title:

                                                                         Annex A

                                   COMMITMENTS


                              REVOLVING        A TERM         B TERM          TOTAL
          LENDER              COMMITMENT     COMMITMENT     COMMITMENT      COMMITMENT
          ------              ----------     ----------     ----------      ----------
Fleet Capital Corporation  $   33,046,875 $    9,375,000 $    17,578,125 $   60,000,000
GMAC Business Credit, LLC  $   28,828,125 $    5,625,000 $    10,546,875 $   45,000,000
AmSouth Bank               $   22,421,875 $    4,375,000 $     8,203,125 $   35,000,000
Bank of America National
Trust and Savings
Association                $   22,421,875 $    4,375,000 $     8,203,125 $   35,000,000
Foothill Capital
Corporation                $   19,218,750 $    3,750,000 $     7,031,250 $   30,000,000
Heller Financial, Inc.     $   16,015,625 $    3,125,000 $     5,859,375 $   25,000,000
LaSalle Business Credit,
Inc.                       $   16,015,625 $    3,125,000 $     5,859,375 $   25,000,000
CIT Group/Business Credit,
Inc.                       $   12,812,500 $    2,500,000 $     4,687,500 $   20,000,000
Citizens Business Credit
Company                    $    9,609,375 $    1,875,000 $     3,515,625 $   15,000,000
IBJ Whitehall Business
Credit Corporation         $    9,609,375 $    1,875,000 $     3,515,625 $   15,000,000
Green Tree Financial
Servicing Corporation      $   15,000,000            -0-             -0- $   15,000,000
Total                      $  205,000,000 $   40,000,000 $    75,000,000 $  320,000,000

                                     ANNEX B

                                  PRICING GRID
                        (Rates and fees in basis points)

          Total Funded        Revolver           Term Loans A          Term Loans B         Unused
          Debt/EBITDA   Libor + Base Rate +   Libor + Base Rate +   Libor + Base Rate +    Line Fee
          -----------   -------------------   -------------------   -------------------    --------
Tier I:      4.75+      237.5    137.5        237.5    137.5         300       200            50
Tier II:  4.26 - 4.75   212.5    112.5        212.5    112.5         300       200            50
Tier III: 3.76 - 4.25   187.5     87.5        187.5     87.5         275       175            37.5
Tier IV:  3.26 - 3.75   162.5     62.5        162.5     62.5          *         *             25
Tier V:     <3.25       150       50          150       50            *         *             25
          -----------   -------------------   -------------------   -------------------    --------

* To be agreed by Penn Traffic and the Term Loan B Lenders, but not greater than the Tier III levels.

            There will be no pricing adjustment prior to May 1, 2000 (the "Adjustment Date"). The initial review for pricing adjustment will occur following receipt of the Borrowers' financial statements delivered pursuant to
Section 7.2(a) for Fiscal Year 2000. Thereafter, rate adjustments based on the Pricing Grid will be made following receipt from the Borrowers of the financial statements delivered pursuant to Section 7.2(a) or 7.2(b), and of a request for a rate adjustment accompanied by a schedule reflecting the appropriate calculation.

            Quarterly adjustments based on the Pricing Grid shall occur 45 and 90 days after the end of the quarter or year-end, as appropriate, based on the financial statements for the corresponding periods respectively.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
      ARTICLE 1.  DEFINITIONS................................................2
      1.1   Specific Definitions.............................................2
      1.2   Other Definitional Provisions...................................37
      1.3   Other Terms.....................................................37

      ARTICLE 2.  LOANS AND LETTERS OF CREDIT...............................38
      2.1   Total Facility..................................................38
      2.2   Revolving Loans.................................................38
      2.3   Revolving Loan Notes............................................39
      2.4   Borrowing Revolving Loans.......................................39
      2.5   Term Loans A....................................................39
      2.6   Term Loans B....................................................39
      2.7   Notes Evidencing Term Loans.....................................40
      2.8   Borrowing of Term Loans.........................................40
      2.9   Conversions; Renewals, etc. of Loans............................40
      2.10  Notices of Borrowings, Conversions and Renewals.................41
      2.11  Funding of Revolving Loans......................................41
      2.12  Swing Line Commitment...........................................42
      2.13  Procedure for Swing Line Borrowing; Refunding of Swing Line
            Loans...........................................................43
      2.14  Revolving Loan Account; Charges.................................44
      2.15  Funding of Term Loans; Term Loans Account; Charges..............45
      2.16  Letters of Credit...............................................45
      2.17  Indemnification by Revolving Credit Lenders.....................47
      2.18  Responsibilities of Issuing Bank................................48
      2.19  No Limitation on Obligation to Reimburse or Participate.........48
      2.20  Issuing Bank's Agreements Control...............................49
      2.21  Use of Proceeds of Initial Loans................................49

      ARTICLE 3.  INTEREST AND OTHER CHARGES................................49
      3.1   Prime-Based Rate Interest.......................................49
      3.2   Eurodollar Rate-Based Interest..................................49
      3.3   Default Rate....................................................50
      3.4   Maximum Interest Rate...........................................50
      3.5   Computation of Interest.........................................50
      3.6   Agency and Collateral Monitoring Fee............................50
      3.7   Commitment Fee..................................................50
      3.8   Financing Fee...................................................51
      3.9   Letter of Credit Fees...........................................51
      3.10  Taxes...........................................................51

                                                                          Page
                                                                          ----
      3.11  Requirements of Law.............................................52
      3.12  Capital Adequacy Costs..........................................53
      3.13  Inability to Determine Interest Rate............................53
      3.14  Indemnity.......................................................54
      3.15  Illegality......................................................54

      ARTICLE 4.  PAYMENTS AND PREPAYMENTS..................................54
      4.1   Revolving Loans; Application of Payments to Loans...............54
      4.2   Scheduled Installments of Term Loans............................56
      4.3   Optional Prepayments of Term Loans..............................56
      4.4   Mandatory Prepayments and Commitment Reductions.................56
      4.5   Pro Rata Treatment and Payments.................................58
      4.6   Place and Form of Payments; Extension of Time...................58
      4.7   Settlements between the Agent and the Lenders...................58
      4.8   Sharing of Payments.............................................59
      4.9   [Intentionally left blank.......................................60
      4.10  Indemnity for Returned Payments.................................60
      4.11  Regulatory Replacement of Lender................................60
      4.12  Agent's and Lenders' Books and Records; Monthly Statements......61

      ARTICLE 5.  CONDITIONS PRECEDENT......................................61
      5.1   Conditions Precedent to Initial Loans...........................61
      5.2   Conditions Precedent to All Subsequent Loans and Other
            Extensions of Credit............................................63

      ARTICLE 6.  GENERAL WARRANTIES AND REPRESENTATIONS....................63
      6.1   Authorization, Validity, and Enforceability of this Agreement and the Loan Documents..........................................63
      6.2   Organization and Qualification..................................64
      6.3   Subsidiaries and Affiliates.....................................64
      6.4   Financial Statements and Projections............................65
      6.5   Capitalization..................................................65
      6.6   Solvency........................................................65
      6.7   Title to Property...............................................65
      6.8   Real Property; Leases...........................................66
      6.9   Proprietary Rights..............................................66
      6.10  Trade Names.....................................................66
      6.11  Litigation......................................................66
      6.12  Restrictive Agreements..........................................66
      6.13  Debt............................................................67
      6.14  Distributions...................................................67

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                                                                          Page
                                                                          ----
      6.15  Labor Disputes..................................................67
      6.16  Environmental Laws..............................................67
      6.17  No Violation of Law.............................................68
      6.18  No Default......................................................68
      6.19  ERISA...........................................................68
      6.20  Taxes...........................................................69
      6.21  Regulations U and X.............................................69
      6.22  Broker's Fees...................................................70
      6.23  Disclosure......................................................70
      6.24  Security Documents..............................................70
      6.25  Reorganization Matters..........................................70
      6.26  Year 2000.......................................................71

      ARTICLE 7.  AFFIRMATIVE COVENANTS.....................................71
      7.1   Books and Records...............................................71
      7.2   Financial and Other Information.................................71
      7.3   Notices to the Agent............................................73
      7.4   Taxes and Other Obligations.....................................76
      7.5   Corporate Existence and Good Standing...........................76
      7.6   Maintenance of Property and Insurance...........................76
      7.7   Environmental Laws..............................................77
      7.8   Deposits to Accounts; Payments..................................77
      7.9   End of Fiscal Years; Fiscal Quarters............................79
      7.10  Further Assurances..............................................79
      7.11  Subsidiary Guaranty; Subsidiary Pledge Agreement and Subsidiary
            Security Agreement..............................................79
      7.12  Plan of Reorganization..........................................79
      7.13  Year 2000.......................................................79

      ARTICLE 8.  NEGATIVE COVENANTS........................................79
      8.1   Mergers, Consolidations or Sales................................79
      8.2   Distributions...................................................80
      8.3   Guaranties......................................................80
      8.4   Debt............................................................80
      8.5   Prepayment......................................................82
      8.6   Terms of Senior Notes...........................................82
      8.7   Transactions with Affiliates....................................82
      8.8   Business Conducted..............................................83
      8.9   Liens...........................................................83
      8.10  Financed Capital Expenditures...................................83
      8.11  Subsidiaries....................................................83

                                       iii
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                                                                          Page
                                                                          ----
      8.12  Restricted Investments..........................................83
      8.13  Cash Capital Expenditures.......................................83
      8.14  Consolidated EBITDA.............................................84
      8.15  Consolidated Funded Debt Ratio..................................86
      8.16  Consolidated Interest Coverage Ratio............................87
      8.17  Consolidated Fixed Charge Coverage Ratio........................87
      8.18  Negative Pledge Clauses.........................................88
      8.19  Restrictions on Subsidiary Distributions........................88
      8.20  Confirmation Order..............................................88

      ARTICLE 9.  DEFAULT; REMEDIES.........................................89
      9.1   Events of Default...............................................89
      9.2   Remedies........................................................91
      9.3   Application of Proceeds of Collateral and Guarantee Agreements..92

      ARTICLE 10. TERMINATION OF AGREEMENT..................................93

      ARTICLE 11. MISCELLANEOUS.............................................94
      11.1  Cumulative Remedies; No Prior Recourse to Collateral............94
      11.2  No Implied Waivers..............................................94
      11.3  Severability....................................................94
      11.4  Governing Law...................................................94
      11.5  Consent to Jurisdiction and Venue; Service of Process...........94
      11.6  Waiver of Jury Trial............................................95
      11.7  Survival of Representations and Warranties and Indemnification..95
      11.8  Indemnification.................................................95
      11.9  Other Security and Guaranties...................................96
      11.10 Fees and Expenses...............................................96
      11.11 Notices.........................................................97
      11.12 Waiver of Notices...............................................98
      11.13 Binding Effect; Assignment; Confidentiality.....................98
      11.14 Modification...................................................101
      11.15 Counterparts...................................................102
      11.16 Captions.......................................................102
      11.17 Right of Set-Off...............................................102
      11.18 Joint and Several Liability....................................102

      ARTICLE 12. THE AGENT................................................103
      12.1  Appointment of Agent...........................................103
      12.2  Nature of Duties of Agent......................................104
      12.3  Lack of Reliance on the Agent..................................104

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                                                                          ----
      12.4  Certain Rights of the Agent....................................105
      12.5  Reliance by Agent..............................................105
      12.6  Notice of Default..............................................105
      12.7  Collateral Matters.............................................106
      12.8  Indemnification of Agent.......................................107
      12.9  The Agent in its Individual Capacity...........................107
      12.10 Holders of Notes...............................................108
      12.11 Successor Agent................................................108
      12.12 The Documentation Agent and the Co-Agents......................109

ANNEX A                Schedule of Commitments

ANNEX B                Pricing Grid (Definition of "Pricing Grid")

EXHIBIT A              Form of Guaranty Agreement (Definition of
                       "Guaranty Agreement")
EXHIBIT B              Other Permitted Liens (Definition of "Permitted
                       Liens")
EXHIBIT C              Form of Borrowing Base Certificate (ss. 7.8)
EXHIBIT D-1            Form of Revolving Credit Notes (ss.2.3)
EXHIBIT D-2            Form of Term Loans A Notes (ss.2.7)
EXHIBIT D-3            Form of Term Loans B Notes (ss.2.7)
EXHIBIT D-4            Form of Loan Swing Line Loans Notes (ss.2.12(c))
EXHIBIT E              [Intentionally Omitted]
EXHIBIT F              Confirmation Order (ss.6.27)
EXHIBIT G              Consolidated Subsidiaries; Other Subsidiaries (ss.6.4)
EXHIBIT H              Material Affiliates (ss.6.4)
EXHIBIT I              Guaranties (ss.8.3)
EXHIBIT J              Trade Names (ss.6.11)
EXHIBIT K              Real Property and Leases (ss.6.9)
EXHIBIT L              Proprietary Rights (Definition of "Proprietary
                       Rights"; ss.6.10)
EXHIBIT M              Litigation (ss.6.12)
EXHIBIT N              Environmental Matters (ss.6.17)
EXHIBIT O              Tax Matters (ss.6.21)
EXHIBIT P              Labor Matters (ss.6.16)
EXHIBIT Q              Employee Plans (ss.6.20)
EXHIBIT R              Further Assurances (ss.7.10)
EXHIBIT S              Outstanding Debt (ss.8.4)
EXHIBIT T              Existing Capital Leases (ss.8.4)
EXHIBIT U              Documents To Be Delivered (ss.6.1)
EXHIBIT V              Form of Security and Collateral Agreement
                       (Definition of "Security Agreement")
EXHIBIT W              Categories of Perishable Inventory
                       (Definition of "Excess Perishable Inventory")
EXHIBIT X              Form of Assignment and Acceptance Agreement
                       (ss.11.13(b))
EXHIBIT Y              Form of Notice of Borrowing, Conversion, etc.
                       (ss.2.10)
EXHIBIT Z              Form of Opinion of Borrower's Counsel (ss.5.1(a))

                                       vi